Exhibit 10.1

EXECUTION VERSION

GP COMMERCIAL GS ISSUER LLC
as Issuer,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee, Custodian, Collateral Agent, Loan Agent and Note Administrator,

and

GOLDMAN SACHS BANK USA,
as initial Class A Lender

INDENTURE AND CREDIT AGREEMENT

Dated as of February 4, 2021

i

v

SCHEDULES

Schedule A Schedule B Schedule C Schedule D-1 Schedule D-2 Schedule D-3	Mortgage Asset Schedule Benchmark Prohibited Transferee 65% Release Price Mortgage Assets 75% Release Price Mortgage Assets 100% Release Price Mortgage Assets

EXHIBITS

Exhibit A Exhibit B Exhibit C Exhibit D Exhibit E Exhibit F Exhibit G

Form of Class A Lender Promissory Note

Form of Class B Notes

Form of Transfer Certificate

Form of Assignment and Assumption Agreement

Form of Custodian Post-Closing Certification

Form of Request for Release

Future Funding Due Diligence

INDENTURE AND CREDIT AGREEMENT, dated as of February 4, 2021, by and among GP Commercial GS Issuer LLC, a limited liability company formed under the laws of the State of Delaware (the “Issuer”), Wells Fargo Bank, National Association, a national banking association, as note administrator, paying agent, calculation agent, transfer agent and note registrar (in all of the foregoing capacities, the “Note Administrator”), Wells Fargo Bank, National Association, a national banking association, as trustee (in such capacity, “Trustee”), Wells Fargo Bank, National Association, a national banking association, as custodian (in such capacity, the “Custodian”), Wells Fargo Bank, National Association, a national banking association, as collateral agent (in such capacity, the “Collateral Agent”), Wells Fargo Bank, National Association, a national banking association, as loan agent (in such capacity, the “Loan Agent”), and Goldman Sachs Bank USA, a New York state charted bank, as Class A lender (the initial “Class A Lender”).

PRELIMINARY STATEMENT

The Issuer is duly authorized to execute and deliver this Indenture and Credit Agreement to provide for the issuance of the Notes and the incurrence of the Class A Loan, in each case as provided herein. All covenants and agreements made by the Issuer herein are for the benefit and security of the Secured Parties. The Issuer, the Note Administrator, the Custodian, the Collateral Agent, the Loan Agent, the Trustee and the Class A Lender are entering into this Indenture and Credit Agreement, and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

All things necessary to make this Indenture and Credit Agreement a valid agreement of the Issuer in accordance with this Indenture and Credit Agreement’s terms have been done.

GRANTING CLAUSES

The Issuer hereby Grants to the Collateral Agent, for the benefit and security of the Secured Parties, all of its right, title and interest in, to and under, in each case, whether now owned or existing, or hereafter acquired or arising out of (in each case, to the extent of the Issuer’s interest therein) :

(a)                the Mortgage Assets (and any related Mezzanine Loans included on Schedule A attached hereto) and all payments thereon or with respect thereto,

(b)                the Payment Account, the Custodial Account, the Par Value Test Cash Collateral Account, the Class A Loan Account and the related security entitlements and all income from the investment of funds in any of the foregoing at any time credited to any of the foregoing accounts,

(c)                   the rights of the Issuer under the Mortgage Asset Purchase Agreement and the Servicing Agreement,

(d)                   all amounts delivered to the Collateral Agent (or its bailee) (directly or through a securities intermediary),

(e)              all deposit accounts (including without limitation the Collection Account and the Escrow/Reserve Account), all investment property, instruments and general intangible, each of the foregoing terms as defined in the UCC (for the avoidance of doubt, whether or not previously described),

(f)                 the Issuer’s ownership interest in, and rights to, all Permitted Subsidiaries, and

(g)                all proceeds with respect to the foregoing clauses (a) through (f).

The collateral described in the foregoing clauses (a) through (g) is referred to herein as the “Collateral”. Such Grants are made to secure (i) the payment of all amounts due on and in respect of the Class A Loan in accordance with its terms (including, without limitation, the Priority of Payments), (ii) the payment of all other sums payable under this Indenture and Credit Agreement (other than in respect of the Class B Notes) and (iii) compliance with the provisions of this Indenture and Credit Agreement, all as provided in this Indenture and Credit Agreement (together, the “Secured Obligations”). The foregoing Grant shall, for the purpose of determining the property subject to the lien of this Indenture and Credit Agreement, be deemed to include any securities and any investments granted by or on behalf of the Issuer to the Collateral Agent for the benefit of the Secured Parties, whether or not such securities or such investments satisfy the criteria set forth in the definition of “Mortgage Assets”.

Except to the extent otherwise provided in this Indenture and Credit Agreement, this Indenture and Credit Agreement shall constitute a security agreement under the laws of the State of New York applicable to agreements made and to be performed therein, for the benefit of the Secured Parties. Upon the occurrence and during the continuation of any Event of Default hereunder, and in addition to any other rights available under this Indenture and Credit Agreement or any other Collateral held for the benefit and security of the Secured Parties or otherwise available at law or in equity but subject to the terms hereof, the Collateral Agent, on behalf of the Secured Parties, shall have all rights and remedies of a secured party under the laws of the State of New York and other applicable law to enforce the assignments and security interests contained herein and, in addition, shall have the right, subject to compliance with any mandatory requirements of applicable law and the terms of this Indenture and Credit Agreement, to exercise, sell or apply any rights and other interests assigned or pledged hereby in accordance with the terms hereof at public and private sale.

The Collateral Agent acknowledges such Grants, in accordance with the provisions hereof, and agrees to perform the duties herein in accordance with, and subject to, the terms hereof, in order that the interests of the Secured Parties may be adequately and effectively protected in accordance with this Indenture and Credit Agreement.

Article 1

DEFINITIONS

Section 1.1.             Definitions.

Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Indenture and Credit Agreement, and the definitions of such terms are equally applicable both to the singular and plural forms of such terms and to the masculine, feminine and neuter genders of such terms. The word “including” and its variations shall mean “including without limitation.” Whenever any reference is made to an amount the determination of which is governed by Section 1.2 hereof, the provisions of Section 1.2 shall be applicable to such determination or calculation, whether or not reference is specifically made to Section 1.2, unless some other method of calculation or determination is expressly specified in the particular provision. All references in this Indenture and Credit Agreement to designated “Articles,” “Sections,” “Subsections” and other subdivisions are to the designated Articles, Sections, Subsections and other subdivisions of this Indenture and Credit Agreement as originally executed. The words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Indenture and Credit Agreement as a whole and not to any particular Article, Section, Subsection or other subdivision.

“1940 Act”: Investment Company Act of 1940, as amended.

“Account”: Any of the Servicing Accounts and the Indenture and Credit Agreement Accounts.

“Account Control Agreement”: The meaning specified in Section 3.3(b) hereof.

“Act” or “Act of Holders” or “Act of Debtholders”: The meaning specified in Section 14.2 hereof.

“Additional Class A Loan”: Any loan made by the Class A Lender pursuant to Section 16.1.

“Additional Class A Loan Fee”: As defined in the Fee Letter.

“Additional Funding Date”: The funding date of any Additional Class A Loan after the Closing Date pursuant to Article 12 and Article 16 hereof.

“Affiliate” or “Affiliated”: With respect to a Person, any other Person who, directly or indirectly, is in control of, or controlled by, or is under common control with, such Person. For the purposes of this definition, control of a Person shall mean the power, direct or indirect, (a) to vote more than 50% of the securities having ordinary voting power for the election of directors of such Person, or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. The Note Administrator, the Servicer and Trustee may rely on certifications of any Holder or party hereto regarding such Person’s affiliations.

“Aggregate Outstanding Amount”: With respect to any Class or Classes of the Debt as of any date of determination, the aggregate principal balance of such Class or Classes of Debt Outstanding as of such date of determination.

“Aggregate Principal Balance”: When used with respect to any Mortgage Assets as of any date of determination, the sum of the outstanding Principal Balances on such date of determination of all such Mortgage Assets.

“Allocated Class A Loan Balance”: With respect to each Mortgage Asset, the initial allocated loan amounts set forth on Schedule A as (i) reduced by the application of any Principal Proceeds relating to such Mortgage Asset and applied to reduce the Aggregate Outstanding Amount of the Class A Loan in accordance with Section 11(a)(ii) hereof and (ii) increased by the amount of any applicable Class A Loan Additional Funding Amount with respect to such Mortgage Asset.

“Annual Report”: Guarantor’s consolidated audited financial statements, prepared by a nationally recognized independent certified public accounting firm and presented fairly in accordance with GAAP or, if such financial statements being delivered have been filed with the SEC pursuant to the requirements of the 1934 Act, or similar state securities laws, presented in accordance with applicable statutory and/or regulatory requirements and delivered to Class A Lender within the same time frame as are required to be filed in accordance with such applicable statutory and/or regulatory requirements, in either case accompanied by a Covenant Compliance Certificate, including a statement of operations and a statement of changes in cash flows for such year and statement of net assets as of the end of such year accompanied by an unqualified report of the nationally recognized independent certified public accounting firm that prepared them.

“Applicable Law”: The meaning specified in Section 14.15 hereof.

“Applicable Margin”: As defined in the Fee Letter.

“Asset Replacement Percentage”: On any date of determination, a fraction (expressed as a percentage) where (1) the numerator is the Aggregate Principal Balance of the Mortgage Assets for which interest payments under such Mortgage Assets would be calculated with reference to a rate other than the then-current Benchmark and (2) the denominator is Aggregate Principal Balance of all of the Mortgage Assets.

“Assignment and Assumption Agreement”: The meaning specified in Section 16.21 hereof.

“Authenticating Agent”: With respect to the Notes or a Class of the Notes, the Person designated by the Note Administrator to authenticate such Notes on behalf of the Note Administrator pursuant to Section 2.12 hereof.

“Authorized Officer”: With respect to the Issuer, any Officer (or attorney-in-fact appointed by the Issuer) of the Issuer who is authorized to act for the Issuer in matters relating to, and binding upon, the Issuer. With respect to the Servicer, any officer (or attorney-in-fact appointed by the Servicer) of the Servicer who is authorized to act for the Servicer in matters relating to, and binding upon, the Servicer. With respect to the Note Administrator, the Loan Agent, the Collateral Agent, the Custodian or the Trustee (or any other bank or trust company acting as trustee of an express trust), a Bank Officer. Each party may receive and accept a certification of the authority of any other party as conclusive evidence of the authority of any Person to act, and such certification may be considered as in full force and effect until receipt by such other party of written notice to the contrary.

“Bank Officer”: When used with respect to the Trustee, the Note Administrator, the Collateral Agent or the Loan Agent, any officer of the Corporate Trust Office of the Trustee, the Note Administrator, the Collateral Agent, the Custodian or the Loan Agent, as applicable, with direct responsibility for the administration of this Indenture and Credit Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because such officer’s knowledge of and familiarity with the particular subject.

“Bankruptcy Code”: The federal Bankruptcy Code, Title 11 of the United States Code, as amended.

“Benchmark”: Initially, LIBOR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Determination Date”: With respect to any Interest Accrual Period, (1) if the Benchmark is LIBOR, the second London Banking Day preceding the first day of such Interest Accrual Period and (2) if the Benchmark is not LIBOR, the time determined in the Benchmark Replacement Conforming Changes.

“Benchmark Replacement”: The first alternative set forth in the order below that can be determined by the Class A Lender as of the related Benchmark Replacement Date:

(1)                the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;

(2)                the sum of: (a) Compounded SOFR and (b) the related Benchmark Replacement Adjustment;

(3)             the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the related Benchmark Replacement Adjustment;

(4)                the sum of: (a) the ISDA Fallback Rate and (b) the related Benchmark Replacement Adjustment; and

(5)              the sum of: (a) the alternate rate of interest that has been selected by the Class A Lender as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated securitizations at such time and (b) the related Benchmark Replacement Adjustment; provided that such rate is consistent with the rate selected by the Class A Lender in its other floating rate commercial mortgage loan exposures for similarly situated counterparties, if any.

If any setting of the Benchmark Replacement as determined pursuant to any clause set forth above would be less than the Floor, then such Benchmark Replacement will be deemed to be the Floor for such setting. If a Benchmark Replacement is selected other than pursuant to clause (1) above, then on the first day of each calendar quarter following such selection, if the Class A Lender determines that a redetermination of the Benchmark Replacement by the Class A Lender on such date would result in the selection of a Benchmark Replacement under clause (1) above and the Class A Lender provides notice of the same and the applicable Benchmark Replacement Conforming Changes, if any, to the Issuer, the Servicer, the Trustee, the Note Administrator, the Collateral Agent, the Calculation Agent (if different from the Collateral Agent), the Loan Agent and the Debtholders, then (x) the Benchmark Replacement Adjustment shall be redetermined on such date utilizing the Unadjusted Benchmark Replacement corresponding to the Benchmark Replacement under clause (1) above and (y) such redetermined Benchmark Replacement shall become the Benchmark on each Benchmark Determination Date on or after such date (until the occurrence of a Benchmark Replacement Date with respect to such Benchmark Replacement). If redetermination of the Benchmark Replacement on such date as described in the preceding sentence would not result in the selection of a Benchmark Replacement under clause (1), then the Benchmark shall remain the Benchmark Replacement as previously determined.

“Benchmark Replacement Adjustment”: With respect to any Benchmark Replacement, the first alternative set forth in the order below that can be determined by the Class A Lender as of the related Benchmark Replacement Date:

(1)             the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected, endorsed or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)               if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; and

(3)                the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Class A Lender giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated securitization transactions at such time; provided that, in each case, such alternative is consistent with the alternative selected by the Class A Lender in its other floating rate commercial mortgage loan exposures for similarly situated counterparties, if any.

“Benchmark Replacement Conforming Changes”: With respect to any Benchmark or Benchmark Replacement, as applicable, any technical, administrative or operational changes (including, but not limited to, changes to the definition of “Interest Accrual Period,” setting an applicable Benchmark Determination Date and Reference Time, the timing and frequency of determining rates and making payments of interest and other technical or administrative or operational matters, which may, for the avoidance of doubt, have a material impact on the Debt) that, the Class A Lender decides may be appropriate to reflect the adoption and implementation of such Benchmark or Benchmark Replacement, as applicable, in a manner substantially consistent with market practice (or, if the Class A Lender decides that adoption of any portion of such market practice is not administratively feasible or if the Class A Lender determines that no market practice for use of the Benchmark or Benchmark Replacement, as applicable, exists, in such other manner as the Class A Lender determines is reasonably necessary in connection with the Transaction Documents).

“Benchmark Replacement Date”:

(1)                in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the relevant Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof);

(2)                in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein; or

(3)                in the case of clause (4) of the definition of “Benchmark Transition Event,” the thirtieth (30th) Business Day following the date of the Monthly Statement;

provided, however, that on or after the sixtieth (60th) day preceding the date on which such Benchmark Replacement Date would otherwise occur (if applicable), the Class A Lender may give written notice to the Issuer, the Servicer, the Trustee, the Note Administrator, the Collateral Agent and the Calculation Agent (if different from the Collateral Agent) in which the Class A Lender designates an earlier date (but not earlier than the thirtieth (30th) day following such notice) and represents that such earlier date will facilitate an orderly transition of the transaction to the Benchmark Replacement, in which case such earlier date shall be the Benchmark Replacement Date.

“Benchmark Transition Event”: The occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)                a public statement or publication of information by or on behalf of the administrator of the Benchmark (or the published component used in the calculation thereof) announcing that the administrator has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

(2)              a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the NYFRB, an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), in each case, which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

(3)              a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or the published component used in the calculation thereof) announcing that the Benchmark (or such component) is no longer representative; or

(4)               if the then-current Benchmark is LIBOR, the Asset Replacement Percentage is greater than 50%, as calculated by the Class A Lender based on the aggregate principal balance of each applicable Mortgage Loan, as reported in the most recent Monthly Statement.

“Business Day”: Any day other than (a) a Saturday or Sunday or (b) a day on which commercial banks are authorized or required by applicable law, regulation or executive order to close in New York, New York, in the State of North Carolina, in the State of California or the location of the Corporate Trust Office of the Note Administrator, the Trustee, the Collateral Agent, the Custodian or the Loan Agent, or (c) days when the New York Stock Exchange or the Federal Reserve Bank of New York are closed.

“Calculation Agent”: The meaning specified in Section 7.14(a) hereof.

“Calculation Amount”: Means, with respect to a Defaulted Mortgage Asset, at any time, the Moody’s Recovery Rate of such Mortgage Loan multiplied by the Principal Balance of such Mortgage Loan. With respect to any Participation Mortgage Loan, any Calculation Amount will be deemed allocated on a pro rata and pari passu basis among the related Participations (based on the outstanding principal balance thereof).

“Carveout Guaranty”: That certain Guaranty, dated as of the Closing Date, executed by Guarantor in favor of the Class A Lender.

“Capital Stock” shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent equity ownership interests in a Person which is not a corporation, including, without limitation, any and all member or other equivalent interests in any limited liability company, and any and all warrants or options to purchase any of the foregoing.

“Cash”: Such coin or currency of the United States of America as at the time shall be legal tender for payment of all public and private debts.

“Certificate of Authentication”: The meaning specified in Section 2.1 hereof.

“Certificated Security”: A “certificated security” as defined in Section 8-102(a)(4) of the UCC.

“Class”: The Class A Loan or the Class B Notes, as applicable.

“Class A Lender”: The collective reference to the Persons in whose names the Class A Loan is registered in the Class A Loan Register, or, if the context so requires, any or each of them. Initially, the Class A Lender shall be Goldman Sachs Bank USA, a New York state chartered bank.

“Class A Lender Promissory Note”: The meaning specified in Section 16.3 hereof.

“Class A Lender Representative”: The meaning specified in Section 16.21(a).

“Class A Loan”: The collective reference to the term loans made by the Class A Lender to the Issuer pursuant to this Indenture and Credit Agreement on the Closing Date, together with any Additional Class A Loans made by the Class A Lender on any Additional Funding Date.

“Class A Loan Account”: The distribution account established by the Loan Agent pursuant to Section 16.23 hereof.

“Class A Loan Additional Funding Amount”: With respect to any Additional Class A Loan made with respect to any Future Advances in accordance with Section 12.3 hereof, an amount equal to the product of (a) the amount of such Future Advance multiplied by (b) the Class A Loan Pro Rata Funding Percentage as of such Additional Funding Date.

“Class A Loan Anniversary Fee”: As defined in the Fee Letter.

“Class A Loan Defaulted Interest Amount”: With respect to the Class A Loan as of each Payment Date, the accrued and unpaid amount due to the Holders of the Class A Loan on account of any shortfalls in the payment of the Class A Loan Interest Distribution Amount with respect to any preceding Payment Date or Payment Dates, together with interest accrued thereon (to the extent lawful) at the Class A Loan Rate.

“Class A Loan Full Prepayment Date”: The meaning specified in Section 16.1(f) hereof.

“Class A Loan Interest Distribution Amount”: On each Payment Date, the amount due to Holders of the Class A Loan on account of interest equal to the sum of (i) with respect each Mortgage Asset (other than a Spread Adjusted Mortgage Asset), the product of (a) the Aggregate Outstanding Amount of the Class A Loan related to such Mortgage Assets (based on the related Allocated Class A Loan Balances) during the related Interest Accrual Period, (b) the actual number of days in such Interest Accrual Period divided by 360 and (c) the applicable Class A Loan Rate and (ii) with respect each Spread Adjusted Mortgage Asset, the product of (a) the Aggregate Outstanding Amount of the Class A Loan related to such Mortgage Assets (based on the related Allocated Class A Loan Balances) during the related Interest Accrual

Period, (b) the actual number of days in such Interest Accrual Period divided by 360 and (c) the applicable Class A Loan Rate.

“Class A Loan Par Value Ratio”: As of any Measurement Date, the number (expressed as a percentage) calculated by dividing (a) the Net Outstanding Portfolio Balance on such Measurement Date by (b) the sum of the Aggregate Outstanding Amount of the Class A Loan.

“Class A Loan Principal Trigger Event”: As defined in the Fee Letter..

“Class A Loan Pro Rata Funding Percentage”: As of any date of determination with respect to the Class A Loan, a fraction, expressed as a percentage, the numerator of which is the Aggregate Outstanding Amount of the Class A Loan as of such date of determination, and the denominator of which is the sum of (a) the Aggregate Outstanding Amount of the Class A Loan and (b) the Aggregate Outstanding Amount of the Class B Notes, in each case as of such date of determination.

“Class A Loan Rate”: With respect to the Class A Loan, the per annum rate at which interest accrues on the Class A Loan for any Interest Accrual Period, which shall be equal to the Benchmark for the related Interest Accrual Period plus the Applicable Margin; provided, however, that if the Class A Loan Rate with respect to any Interest Accrual Period is less than the Applicable Margin, the Class A Loan Rate for such Interest Accrual Period will be deemed to be the Applicable Margin.

“Class A Loan Register”: The meaning specified in Section 16.22 herein.

“Class A Loan Upfront Fee”: As defined in the Fee Letter.

“Class B Note Additional Funding Amount”: With respect to any Future Advances required to be funded by the Issuer on a Future Advance Mortgage Asset in accordance with the related Mortgage Asset Documents and Section 12.3 hereof, an amount equal to the product of (a) the amount of such Future Advance multiplied by (b) (1) if the Class A Lender elects to make an Additional Class A Loan in connection with such Future Advance, the Class B Note Pro Rata Funding Percentage as of such Additional Funding Date or (2) if the Class A Lender elects not to make an Additional Class A Loan in connection with such Future Advance, 100%.

“Class B Note Pro Rata Funding Percentage”: As of any date of determination with respect to the Class B Notes, a fraction, expressed as a percentage, the numerator of which is the Aggregate Outstanding Amount of the Class B Notes as of such date of determination, and the denominator of which is the sum of (a) the Aggregate Outstanding Amount of the Class A Loan and (b) the Aggregate Outstanding Amount of the Class B Notes, in each case as of such date of determination.

“Class B Notes”: The Class B Income Notes Due 2025, issued by the Issuer pursuant to this Indenture and Credit Agreement.

“Closing Date”: February 4, 2021.

“Code”: The United States Internal Revenue Code of 1986, as amended.

“Collateral”: The meaning specified in the first paragraph of the Granting Clause of this Indenture and Credit Agreement.

“Collateral Agent”: Wells Fargo Bank, National Association, solely in its capacity as collateral agent hereunder, unless a successor Person shall have become the Collateral Agent pursuant to the applicable provisions of this Indenture and Credit Agreement, and thereafter “Collateral Agent” shall mean such successor Person.

“Collateral Agent, Trustee, Loan Agent and Note Administrator Fee”: The fee payable monthly in arrears on each Payment Date to the Trustee, Collateral Agent, Loan Agent, Custodian and Note Administrator in accordance with the Priority of Payments, equal to $4,750.00 per month.

“Collection Account”: The meaning specified in the Servicing Agreement.

“Compounded SOFR”: The compounded average of SOFR for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which, for example, may be compounded in advance or compounded in arrears with a lookback period of four (4) Business Days as a mechanism to determine the interest amount payable prior to the end of each Interest Accrual Period) being established by the Class A Lender in accordance with:

(1)                the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining the compounded average of SOFR in arrears; provided that:

(2)              if, and to the extent that, the Class A Lender determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the Class A Lender giving due consideration to any industry-accepted market practice for similar U.S. dollar denominated securitization transactions at such time.

“Controlling Class”: The Class A Loan, so long as the Class A Loan is Outstanding, then the Class B Notes, so long as any Class B Notes are Outstanding.

“Corporate Trust Office”: The designated corporate trust office of each of the Trustee, Note Administrator, Collateral Agent, Custodian and Loan Agent at the addresses contained in Section 14.3, or such other address as the Trustee, the Loan Agent, the Collateral Agent, the Note Administrator or the Custodian, as applicable, may designate from time to time by notice to the Holders, and the parties hereto or the Corporate Trust Office of any successor Trustee, Loan Agent, Collateral Agent, Note Administrator or Custodian.

“Corresponding Tenor”: With respect to a Benchmark Replacement, either a tenor (including overnight) or an interest payment or observation period, as applicable, having approximately the same length (disregarding business day adjustment) as the applicable tenor or interest payment or observation period, as applicable, for the prior Benchmark.

“Covenant Compliance Certificate”: The meaning specified in the Carveout Guaranty.

“CREFC Loan Periodic Update File”:  The data file (provided by the Servicer) substantially in the form of, and containing the information called for in, the downloadable form of the “Loan Periodic Update File” available as of the Closing Date on the CREFC® Website, as such Loan Period Update File may be updated from time to time.

“Custodial Account”: The payment account established by the Collateral Agent pursuant to Section 10.1(b) hereof.

“Custodian”: The meaning specified in Section 3.3(a) hereof.

“Debt”: Collectively, the Notes and the Class A Loan.

“Debt Service Deferral”: With respect to any Mortgage Asset, any partial or full debt service deferral with respect to the related Mortgage Loan for up to one hundred eighty (180) days.

“Debtholder”: The meaning specified with the definition of “Holder”.

“Default”: Any Event of Default or any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Default Interest Proceeds”: With respect to any Mortgage Asset and any Payment Date, all interest accrued in respect of such Mortgage Asset during the related Due Period provided for in the related mortgage note or mortgage as a result of a default (exclusive of late payment charges) that is in excess of interest at the related mortgage rate (assuming no default or event of default) accrued on the unpaid principal balance of such Mortgage Asset outstanding from time to time.

“Defaulted Mortgage Asset”: Any Mortgage Asset for which a Mortgage Asset Default has occurred and is continuing.

“Definitive Notes”: The meaning specified in Section 2.2(b) hereof.

“Depositary Bank”: Wells Fargo Bank, National Association, a national banking association, acting as depositary bank pursuant to the Account Control Agreement.

“Determination Date”: The tenth (10th) day of each month or, if such date is not a Business Day, the next succeeding Business Day, commencing on the Determination Date in March 2021.

“Directing Class Representative”: If an Event of Default has occurred and is continuing, the Class A Lender Representative, otherwise, the Holder of a Majority of the Class B Notes or the representative selected by the Holders of a Majority of the Class B Notes. The initial Directing Class Representative is the Notes Investor.

“Directing Holder”: With respect to each Mortgage Asset and Mortgage Loan and any other matter arising under the Indenture and Credit Agreement or the Servicing Agreement, the Directing Class Representative.

“Dissolution Expenses”: The amount of expenses reasonably likely to be incurred in connection with the discharge of this Indenture and Credit Agreement, the liquidation of the Collateral and the dissolution of the Issuer, as reasonably certified by the Issuer, based in part on expenses incurred by the Custodian, the Trustee, the Loan Agent, the Collateral Agent and the Note Administrator and reported to the Servicer.

“Dollar,” “U.S.$” or “$”: A U.S. dollar or other equivalent unit in Cash.

“Due Period”: With respect to any Payment Date, the period commencing on the day immediately succeeding the second preceding Determination Date (or commencing on the Closing Date, in the case of the Due Period relating to the first Payment Date) and ending on and including the Determination Date immediately preceding such Payment Date.

“Eligible Account”:

(a)               An account maintained with a federal or state chartered depository institution or trust company or an account or accounts maintained with the Note Administrator that has, in each case, (i) a long-term unsecured debt rating at least equal to “A2” by Moody’s and (ii) a short-term unsecured debt rating at least equal to “P-1” by Moody’s; or

(b)                a segregated trust account maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity; provided that (i) any such institution or trust company has a long-term unsecured rating of at least “A2” by Moody’s, (ii) a capital surplus of at least U.S. $200,000,000 and (iii) any such account is subject to fiduciary funds on deposit regulations (or internal guidelines) substantially similar to 12 C.F. R. § 9.10(b).

“ERISA”: The United States Employee Retirement Income Security Act of 1974, as amended.

“Escrow/Reserve Account”: The meaning specified in the Servicing Agreement.

“Event of Default”: The meaning specified in Section 5.1 hereof.

“Exchange Act”: The Securities Exchange Act of 1934, as amended.

“Extension Test Modification”: With respect to any Mortgage Asset, the modification of any extension test related to the extension of the maturity date of the related Mortgage Loan.

“FATCA”: Sections 1471 through 1474 of the Code, as of the date of this Indenture and Credit Agreement (or any amended or successor version) and any current or future Treasury Regulations promulgated thereunder, and any related provisions of law, court decisions, administrative guidance or agreements with any taxing authority (or laws thereof) in respect thereof, including any agreements entered into pursuant to Section 1471(b)(1) of the Code or any U.S. or non-U.S. fiscal or regulatory legislation, rules, guidance notes or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code or analogous provisions of non-U.S. law.

“Fee Letter”: That certain Fee Letter, dated as of the date hereof, between Class A Lender and Issuer, as amended, modified and/or restated from time to time.

“Financing Statements”: Financing statements relating to the Collateral naming the Issuer, as debtor, and the Collateral Agent, on behalf of the Secured Parties, as secured party.

“Floor”: As defined in the Fee Letter.

“Future Advance”: As defined in the definition of Future Advance Mortgage Asset.

“Future Funding Due Diligence” shall have the meaning specified on Exhibit G.

“Future Funding Spread Adjustment Event”: As defined in the Fee Letter.

“Future Advance Mortgage Asset”: Any Mortgage Loan with respect to which (i) less than the full principal amount of such Mortgage Loan is funded or (ii) a portion of the principal amount of such Mortgage Loan is funded into any earnout of holdback reserve at time such Mortgage Loan is included in the Collateral hereunder (or in connection with a bona-fide amendment to such Mortgage Loan after such Mortgage Loan is included in the Collateral hereunder) and in which the lender or holder of such Mortgage Loan is obligated, subject to the satisfaction of certain conditions precedent under the related Mortgage

Asset Documents, to make additional advances or release such amounts on reserve (each, a “Future Advance”) in the future to the related Obligor under such Mortgage Loan.

“GAAP”: The meaning specified in Section 6.3(k) hereof.

“General Intangible”: The meaning specified in Section 9-102(a)(42) of the UCC.

“Governing Documents”: With respect to all Persons, the articles of incorporation, certificate of incorporation, by-laws, certificate of limited partnership, limited partnership agreement, limited liability company agreement, certificate of formation, articles of association and similar charter documents, as applicable to any such Person.

“Government Items”: A security (other than a security issued by the Government National Mortgage Association) issued or guaranteed by the United States of America or an agency or instrumentality thereof representing a full faith and credit obligation of the United States of America and, with respect to each of the foregoing, that is maintained in book-entry form on the records of a Federal Reserve Bank.

“GPMT Entity”: Each of the Issuer, each Seller, the Notes Investor, the Guarantor, and the Sponsor.

“Grant”: To grant, bargain, sell, warrant, alienate, remise, demise, release, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of set-off against, deposit, set over and confirm. A Grant of the Collateral or of any other security or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including without limitation the immediate continuing right to claim, collect, receive and take receipt for principal and interest payments in respect of the Collateral (or any other security or instrument), and all other amounts payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Guarantor”: Granite Point Mortgage Trust Inc., a Maryland corporation, as guarantor pursuant to that certain Carveout Guaranty.

“Holder” or “Debtholder”: With respect to (a) any Note, the Person in whose name such Note is registered in the Notes Register and (b) a Class A Loan, the Person in whose name such Class A Loan is registered in the Class A Loan Register (such Person being a Class A Lender).

“IAI”: An institution that is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under Regulation D under the Securities Act or an entity in which all of the equity owners are such “accredited investors.”

“Indenture and Credit Agreement”: This instrument as originally executed and, if from time to time supplemented or amended by one or more indenture and credit agreements supplemental hereto entered into pursuant to the applicable provisions hereof, as so supplemented or amended.

“Indenture and Credit Agreement Accounts”: The Payment Account, the Class A Loan Account, the Custodial Account and the Par Value Test Cash Collateral Account.

“Independent”: As to any Person, any other Person (including, in the case of an accountant, or lawyer, a firm of accountants or lawyers and any member thereof or an investment bank and any member thereof) who (a) does not have and is not committed to acquire any material direct or any material indirect financial interest in such Person or in any Affiliate of such Person, and (b) is not connected with such Person as an Officer, employee, promoter, underwriter, voting trustee, partner, director or Person performing similar functions. “Independent” when used with respect to any accountant may include an accountant who audits the books of such Person if in addition to satisfying the criteria set forth above the accountant is independent with respect to such Person within the meaning of Rule 101 of the Code of Ethics of the American Institute of Certified Public Accountants.

Whenever any Independent Person’s opinion or certificate is to be furnished to the Trustee, the Note Administrator, the Loan Agent or the Collateral Agent, such opinion or certificate shall state, or shall be deemed to state, that the signer has read this definition and that the signer is Independent within the meaning hereof.

“Instrument”: The meaning specified in Section 9-102(a)(47) of the UCC.

“Interest Accrual Period”: With respect to (a) the first Payment Date, the period from and including the Closing Date to but excluding such related first Determination Date, (b) the first Payment Date with respect to an Additional Class A Loan, the period from and including the related Additional Funding Date to but excluding the Determination Date related to such first Payment Date and (c) each successive Payment Date, the period from and including the Determination Date for the immediately preceding Payment Date to, but excluding, the Determination Date for such Payment Date.

“Interest Proceeds”: With respect to any Payment Date, (a) the sum (without duplication) of:

(i)                 all Cash payments of interest (including any Cash payments representing deferred interest and any amount representing the accreted portion of a discount from the face amount of a Mortgage Asset) or other distributions (excluding Principal Proceeds) received during the related Due Period on all Mortgage Assets (net of any fees and other compensation and reimbursement of expenses (but not net of amounts payable pursuant to any indemnification provisions) to which the Servicer, any primary servicer and any sub-servicer are entitled to pursuant to the terms of the related Servicing Agreement), including the accrued interest received in connection with a sale of such Mortgage Assets,

(ii)               all borrower-paid servicing fees and other fees and commissions received by the Issuer during such Due Period in connection with such Mortgage Assets (net of the portion of any such fees as to which the Servicer, any primary servicer, or any sub-servicer are entitled to as servicing compensation pursuant to the terms of the related Servicing Agreement),

(iii)               [reserved],

(iv)              any interest payments received in Cash by the Issuer during the related Due Period on any asset held by a Permitted Subsidiary, other than interest payments received in respect of Defaulted Mortgage Assets,

(v)               prepayment fees, yield maintenance fees, spread maintenance fees and similar fees contemplated under the Mortgage Asset Documents and actually paid to and received by the Issuer,

(vi)               [reserved],

(vii)            Cash contributed by the Notes Investor pursuant to Section 12.1(e), as Holder of 100% of the Class B Notes and designated as “Interest Proceeds” by the Notes Investor, and

(viii)             any excess proceeds received in respect of a Mortgage Asset to the extent such proceeds are reported by the Servicer as “Interest Proceeds”, based on designation as such by the Servicer in the monthly reports delivered to the Collateral Agent under the Servicing Agreement; provided that Interest Proceeds will in no event include any payments or proceeds specifically defined as “Principal Proceeds” in the definition thereof.

“ISDA Definitions”: The 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment”: The spread adjustment, (which may be a positive or negative value or zero) that would apply to the fallback rate for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable Corresponding Tenor.

“ISDA Fallback Rate”: The rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable Corresponding Tenor excluding the applicable ISDA Fallback Adjustment.

“Issuer”: GP Commercial GS Issuer LLC, a limited liability company created and existing under the laws of Delaware, until a successor Person shall have become the Issuer pursuant to the applicable provisions of this Indenture and Credit Agreement, and thereafter “Issuer” shall mean such successor Person.

“Issuer Administrative Expenses”: All fees, expenses, indemnities and other amounts due or accrued with respect to any Payment Date and payable by the Issuer or any Permitted Subsidiary (including legal fees and expenses) to (a) pro rata the Collateral Agent, the Loan Agent, the Note Administrator, the Custodian and the Trustee pursuant to this Indenture and Credit Agreement or any other Transaction Document or any co-trustee appointed pursuant to Section 6.12 hereof (including amounts payable by the Issuer as indemnification pursuant to this Indenture and Credit Agreement or any other Transaction Document), (b) the independent accountants, agents and counsel of the Issuer for reasonable fees and expenses (including amounts payable in connection with the preparation of tax forms on behalf of the Issuer), and any registered office and government filing fees, in each case, payable in the order in which invoices are received by the Issuer, (c) the Servicer, as indemnification or reimbursement of expenses pursuant to the Servicing Agreement (including, for the avoidance of doubt, any Fees (as such term is defined in the Servicing Agreement)), (d) any other Person in respect of any governmental fee, charge or tax (including any FATCA compliance costs) in relation to the Issuer (as certified by an Authorized Officer of the Issuer to the Note Administrator), payable in the order in which invoices are received by the Issuer, and (e) any other Person in respect of any other fees or expenses (including indemnifications) permitted under this Indenture and Credit Agreement (including, without limitation, any costs or expenses incurred in connection with certain modeling systems and services) and the documents delivered pursuant to or in connection with this Indenture and Credit Agreement, the other Transaction Documents and the Debt and any amendment or other modification of any such documentation, in each case unless expressly prohibited under this Indenture and Credit Agreement (including, without limitation, the payment of all transaction fees and all legal and other fees and expenses required in connection with the purchase of any Mortgage Assets or any other transaction authorized by this Indenture and Credit Agreement), in each case, payable in the order in which invoices are received by the Issuer (subject to the Priority of Payments); provided that Issuer Administrative Expenses shall not include amounts payable in respect of the Debt.

“Issuer Order” and “Issuer Request”: A written order or request (which may be in the form of a standing order or request) dated and signed (or, if applicable, sent) in the name of the Issuer by an Authorized Officer of the Issuer. For the avoidance of doubt, an order or request provided in an email or other electronic communication acceptable to the Trustee, Collateral Agent, Note Administrator or Custodian sent by an Authorized Officer of the Issuer, shall constitute an Issuer Order, in each case except to the extent that the Trustee, Collateral Agent, Note Administrator or Custodian requests otherwise.

“LIBOR”: The meaning set forth in Schedule B attached hereto.

“Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any financing lease having substantially the same economic effect as any of the foregoing), and the filing of any financing statement under the UCC or comparable law of any jurisdiction in respect of any of the foregoing.

“Loan Agent”: Wells Fargo Bank, National Association, solely in its capacity as loan agent hereunder, unless a successor Person shall have become the Loan Agent pursuant to the applicable provisions of this Indenture and Credit Agreement, and thereafter “Loan Agent” shall mean such successor Person.

“London Banking Day”: The meaning set forth in Schedule B attached hereto.

“Loss Value Payment”: The meaning set forth in the Mortgage Asset Purchase Agreement.

“Major Modifications”: As defined in the Fee Letter.

“Majority”: With respect to any Class of Debt, the Holders of more than 50% of the Aggregate Outstanding Amount of the Debt of such Class as of such date of determination; provided however, at any time any Class of Debt is held by multiple Holders and no single Holder is the holder of more than 50% of the Aggregate Outstanding Amount of the Debt of such Class as of such date of determination, then the Holder of such Class of Debt with the largest single Outstanding amount of the Debt of such Class shall be considered the Majority with respect to such Class of Debt.

“Mandatory Clean-up Event”: As defined in the Fee Letter.

“Mandatory Clean-up Notice”: The meaning specified in Section 9.6 hereof.

“Margin Stock”: As defined in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

“Material Breach”: With respect to each Mortgage Asset, the meaning specified in the Mortgage Asset Purchase Agreement.

“Material Document Defect”: With respect to each Mortgage Asset, the meaning specified in the Mortgage Asset Purchase Agreement.

“Maturity”: With respect to any Debt, the date on which the unpaid principal of such Debt becomes due and payable as therein or herein provided, whether at the Stated Maturity Date or by declaration of acceleration or otherwise.

“Measurement Date”: Any of the following: (i) the Closing Date, (ii) the date of acquisition or disposition of any Mortgage Asset, (iii) any date on which any Mortgage Asset becomes a Defaulted Mortgage Asset, (iv) each Determination Date and (v) with reasonable notice to the Issuer and the Note Administrator, any other Business Day that the Holders of at least 50% of the Aggregate Outstanding Amount of any Class of Debt requests be a “Measurement Date”; provided that, if any such date would otherwise fall on a day that is not a Business Day, the relevant Measurement Date will be the immediately preceding Business Day.

“Mezzanine Loan”: A mezzanine loan evidenced by a mezzanine promissory note and primarily secured by pledges of all the Capital Stock in the entities that own, directly or indirectly, the Mortgaged Property that serve as collateral for a Mortgage Loan which is a Mortgage Asset hereunder.

“Minimum Interest Amount”: As defined in the Fee Letter.

“Minnesota Collateral”: The meaning specified in Section 3.3(b)(i) hereof.

“Monthly Statement”: For each calendar month during which this Indenture and Credit Agreement shall be in effect, Issuer’s reconciliation in arrears of beginning balances, interest and principal paid to date and ending balances for each Mortgage Asset, together with a written report describing (a) a listing of all Mortgage Assets reflecting: (i) the payment status of each Mortgage Asset and any material changes in the financial or other condition of each Mortgage Asset, including, without limitation any new or ongoing litigation; (ii) any representation and/or warranty breaches under the Mortgage Asset Documents; and (iii) pertinent information with respect to all written offers or written requests for any waiver, consent, amendment or other modification with respect to the Mortgage Assets during such calendar month that were not made or granted, as applicable, and would, if made or granted, as applicable, constitute a Major Modification; (b) any and all financial statements, rent rolls, any other financial reports or certificates, or other material information received from the borrowers related to each Mortgage Asset; (c) a listing of any existing Mortgage Asset Defaults; (d) a remittance report, provided by the Servicer, containing servicing information, including without limitation, the amount of each periodic payment due, the amount of each periodic payment received, the date of receipt, the date due, and whether there has been any material adverse change to the real property, on a loan by loan basis and in the aggregate, with respect to the Mortgage Assets serviced by any servicer (such remittance report, a “Servicing Tape”), or to the extent any servicer does not provide any such Servicing Tape, a remittance report containing the servicing information that would otherwise be set forth in the Servicing Tape; and (e) all other information as the Class A Lender, from time to time, may reasonably request with respect to Issuer or any Mortgage Asset, obligor or Mortgaged Property.

“Moody’s”: Moody’s Investors Service, Inc., and its successors in interest.

“Moody’s Recovery Rate”: With respect to each Mortgage Loan, the rate specified in the table set forth below with respect to the property type of the related Mortgaged Property or Mortgaged Properties:

Property Type	Moody’s Recovery Rate
Industrial, multifamily and anchored retail properties	60%

Office and mixed properties	55%
Hospitality properties	45%
All other property types	40%

“Mortgage Asset Default”: With respect to any Mortgage Asset, any monetary default or material non-monetary default for which any applicable cure periods have expired under the Mortgage Asset Documents for such Mortgage Asset (without giving effect to any waiver granted, while the Class A Loan is Outstanding, without the consent of the Class A Lender). The Collateral Agent, Trustee, Custodian, Note Administrator and Loan Agent shall not be deemed to have notice or knowledge of any Mortgage Asset Default unless it receives written notice thereof from the Issuer, the Servicer or the Class A Lender.

“Mortgage Asset Documents”: The indenture, loan agreement, note, mortgage, intercreditor agreement, co-lender agreement or other agreement pursuant to which a Mortgage Asset or any related Mezzanine Loan, as applicable, has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such Mortgage Asset or related Mezzanine Loan, as applicable, or of which holders of such Mortgage Asset or related Mezzanine Loan, as applicable, are the beneficiaries, including without limitation each applicable document in the Mortgage Asset File.

“Mortgage Asset File”: The meaning set forth in Section 3.3(e) hereof.

“Mortgage Asset Future Funding Failure”: Means, with respect to a Future Advance Mortgage Asset, any failure by the Issuer to make any Future Advance as and when required under the related Mortgage Asset Documents.

“Mortgage Asset Purchase Agreement”: Means the Mortgage Asset Purchase Agreement entered into by and among the Issuer and GP Commercial GS Holdings LLC, as seller, dated on or about the Closing Date, as amended from time to time, which agreement is assigned to the Collateral Agent on behalf of the Issuer pursuant to this Indenture and Credit Agreement, as applicable.

“Mortgage Asset Schedule”: A schedule of the Mortgage Assets attached as Schedule A hereto, which sets forth information with respect to such Mortgage Assets.

“Mortgage Assets”: The Whole Loans and Participations owned or acquired by the Issuer on or prior to the Closing Date and listed on Schedule A hereto.

“Mortgage Loan”: Any Whole Loan or Participation Mortgage Loan, as applicable and as the context may require.

“Mortgaged Property”: With respect to any Mortgage Loan, the commercial and/or multifamily mortgage property or properties directly or indirectly securing such Mortgage Loan and with respect to any applicable Mezzanine Loan, all of the Capital Stock in the entities that own, directly or indirectly, the Mortgaged Property that serve as collateral for the related Mortgage Loan.

“Net Outstanding Portfolio Balance”: On any Measurement Date, the sum (without duplication) of:

(a)                the Aggregate Principal Balance of the Mortgage Assets (other than any Defaulted Mortgage Assets);

(b)                the Aggregate Principal Balance of all Principal Proceeds held as Cash;

(c)                all Cash held in the Par Value Test Cash Collateral Account; and

(d)                with respect to each Defaulted Mortgage Asset, the Calculation Amount of such Mortgage Asset.

“No Entity-Level Tax Opinion”: An opinion of Skadden, Arps, Slate, Meagher & Flom LLP or another nationally recognized tax counsel experienced in such matters that any proposed sale, transfer, change in tax status, modification or elimination of any term herein or other contemplated action, inaction or waiver will not cause the Issuer to be treated as an association taxable as a corporation, a publicly traded partnership or taxable mortgage pool, in each case subject to U.S. federal income tax on a net basis.

“Non-Permitted Holder”: The meaning specified in Section 2.13(b) hereof.

“Note Administrator”: Wells Fargo Bank, National Association, solely in its capacity as note administrator hereunder, unless a successor Person shall have become the Note Administrator pursuant to the applicable provisions of this Indenture and Credit Agreement, and thereafter “Note Administrator” shall mean such successor Person.

“Noteholder”: With respect to any Note, the Person in whose name such Note is registered in the Notes Register.

“Notes”: The Class B Notes authorized by, and authenticated and delivered under, this Indenture and Credit Agreement.

“Notes Investor”: GP Commercial GS Issuer Holdings LLC, a Delaware limited liability company.

“Notes Register” and “Note Registrar”: The respective meanings specified in Section 2.5(a) hereof.

“NYFRB”: The Federal Reserve Bank of New York.

“Obligor”: Any Person obligated to make payments of principal, interest, fees or other amounts or distributions of earnings or other amounts under any Mortgage Loan.

“Officer”: With respect to any corporation or limited liability company, any Director, Manager, the Chairman of the Board of Directors, the President, any Senior Vice President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer or General Partner of such entity; and with respect to the Collateral Agent, the Loan Agent, the Trustee, the Custodian or the Note Administrator, any Bank Officer; and with respect to the Servicer, an authorized officer.

“Officer’s Certificate”: With respect to the Issuer and the Servicer, any certificate executed by an Authorized Officer thereof.

“Opinion of Counsel”: A written opinion addressed to the Trustee, the Collateral Agent, the Loan Agent and the Note Administrator (each, a “Recipient”) in form and substance reasonably satisfactory to each Recipient, of an outside third party counsel of national recognition, which attorney may, except as otherwise expressly provided in this Indenture and Credit Agreement, be counsel for the Issuer, and which attorney shall be reasonably satisfactory to the Trustee, the Collateral Agent, the Loan Agent and the Note Administrator. Whenever an Opinion of Counsel is required hereunder, such Opinion of Counsel may rely on opinions of other counsel who are so admitted and so satisfactory which opinions of other counsel shall accompany such Opinion of Counsel and shall either be addressed to each Recipient or shall state that each Recipient shall each be entitled to rely thereon.

“Outstanding”: With respect to the Debt, as of any date of determination, all of the Debt or any Class of Debt, as the case may be, theretofore authenticated and delivered or incurred, as applicable, pursuant to this Indenture and Credit Agreement, except:

(a)                Notes theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation;

(b)                Debt or portions thereof for whose payment or redemption funds in the necessary amount have been theretofore irrevocably deposited with the Collateral Agent, the Note Administrator or the Paying Agent in trust for the Holders of such Debt pursuant to Section 4.1(a)(i)(2); provided that, if such Debt or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture and Credit Agreement;

(c)                Debt in exchange for or in lieu of which other Debt have been authenticated and delivered pursuant to this Indenture and Credit Agreement, unless proof satisfactory to the Note Administrator, the Trustee, the Loan Agent and the Collateral Agent is presented that any such Debt are held by a Holder in due course; and

(d)                Notes alleged to have been mutilated, destroyed, lost or stolen for which replacement Notes have been issued as provided in Section 2.6.

“Par Purchase Price”: With respect to any Mortgage Asset or Defaulted Mortgage Asset, a purchase price equal to the sum of (a) the outstanding Principal Balance of such Mortgage Asset or Defaulted Mortgage Asset, as applicable, as of the date of determination; plus (b) all accrued and unpaid interest on such Mortgage Asset or Defaulted Mortgage Asset, as applicable, at the related interest rate to but not including the date of purchase, except for any default interest; plus (c) all Servicer fees and other compensation due and payable under the related Servicing Agreement previously allocated to such Mortgage Asset or Defaulted Mortgage Asset, as applicable, if any; plus (d) without duplication, all unreimbursed expenses incurred by the Issuer and the Servicer in connection with and allocable to, such Mortgage Asset or Defaulted Mortgage Asset, as applicable.

“Par Value Test”: As defined in the Fee Letter.

“Par Value Test Cash Collateral Account”: The payment account established by the Securities Intermediary pursuant to Section 10.3 hereof.

“Pari Passu Participation”: Any Whole Loan Pari Passu Participation.

“Participation”: With respect to any Participation Mortgage Loan, the senior and pari passu interests or senior notes in such Participation Mortgage Loan.

“Participation Mortgage Loan”: Any whole mortgage loan secured by commercial, multifamily or manufactured housing community real estate and subject to one or more senior and/or pari passu interests or senior notes.

“Paying Agent”: The Note Administrator or Loan Agent, in its capacity as Paying Agent hereunder, authorized by the Issuer to pay the principal of or interest on any Debt on behalf of the Issuer as specified in Section 7.2 hereof.

“Payment Account”: The payment account established by the Securities Intermediary, in the name if the Issuer, pursuant to Section 10.2 hereof.

“Payment Date”: The fourth (4th) Business Day following each Determination Date, commencing on the Payment Date in March 2021, and ending on the Stated Maturity Date unless the Debt is redeemed or repaid prior thereto.

“Permitted Modifications”: As defined in the Fee Letter.

“Permitted Subsidiary”: Any one or more single purpose entities that are wholly-owned by the Issuer and are established exclusively for the purpose of taking title to mortgage, real estate or any Sensitive Asset in connection, in each case, with the exercise of remedies or otherwise.

“Person”: An individual, corporation (including a business trust), partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated association or government or any agency or political subdivision thereof.

“Pledged Mortgage Asset”: On any date of determination, any Mortgage Asset that has been Granted to the Collateral Agent (including any Mezzanine Loan related to such Mortgage Asset which is Collateral hereunder) and not been released from the lien of this Indenture and Credit Agreement pursuant to Section 10.6 hereof.

“Principal Balance” or “par”: With respect to any Mortgage Asset, as of any date of determination, the outstanding principal amount of such Mortgage Asset.

“Principal Proceeds”: With respect to any Payment Date, (a) the sum (without duplication) of:

(i)                 all principal payments (including Unscheduled Principal Payments and any casualty or condemnation proceeds and any proceeds from the exercise of remedies (including liquidation proceeds)) received during the related Due Period in respect of Mortgage Assets as a result of (i) a maturity, scheduled amortization or mandatory prepayment on a Mortgage Asset, (ii) optional prepayments made at the option of the related borrower, (iii) recoveries on Defaulted Mortgage Assets, or (iv) any other principal payments received with respect to Mortgage Assets,

(ii)               Sale Proceeds received during such Due Period in respect of sales, purchases and repurchases in accordance with the Transaction Documents (including, without limitation, pursuant to Article 5 and Article 12 hereof) excluding (a) accrued interest included in Sale Proceeds and (b) any reimbursement of expenses included in such Sale Proceeds,

(iii)               any principal payments received in Cash by the Issuer during the related Due Period on any asset held by a Permitted Subsidiary,

(iv)               any Loss Value Payment received by the Issuer,

(v)                any Default Interest Proceeds,

(vi)              Cash contributed by the Notes Investor pursuant to the terms of this Indenture and Credit Agreement, as Holder of 100% of the Class B Notes and designated as “Principal Proceeds” by the Notes Investor, and

(vii)              amounts released from the Par Value Test Cash Collateral Account and transferred to the Payment Account as a result of any failure of the Par Value Test to be satisfied or an Event of Default pursuant to Section 10.3 hereof, minus (b) the aggregate amount of any amounts paid to the Servicer pursuant to the terms of the related Servicing Agreement out of amounts that would otherwise be Principal Proceeds; provided that Principal Proceeds will in no event include any payment or proceeds specifically defined as Default Interest Proceeds.

“Priority of Payments”: The meaning specified in Section 11.1(a) hereof.

“Proceeding”: Any suit in equity, action at law or other judicial or administrative proceeding.

“Prohibited Transferee”: Each of the entities set forth on Schedule C attached hereto, and any affiliates thereof and funds managed thereby.

“QIB”: A “qualified institutional buyer” as defined in Rule 144A.

“Qualified Purchaser”: A “qualified purchaser” within the meaning of Section 2(a)(51) of the 1940 Act or an entity owned exclusively by one or more such “qualified purchasers”.

“Qualified REIT Subsidiary”: A corporation that, for U.S. federal income tax purposes, is wholly owned by a REIT as described in Section 856(i)(2) of the Code.

“Qualified Servicer”: Means (a) Trimont Real Estate Advisors, LLC, a Georgia limited liability company or (b) a commercial mortgage servicer that has acted as servicer for a commercial mortgage-backed securities transaction rated by Moody’s in the prior twelve (12) months and as to which Moody’s has not, in the past twelve (12) months, cited servicing concerns with respect to such servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal, which placement on “watch status” has not been withdrawn within sixty (60) days without any ratings downgrade or withdrawal) of securities in such commercial mortgage-backed securities transaction serviced by the applicable servicer prior to the time of determination.

“Qualified Transferee”: So long as no Event of Default has occurred and is continuing, any investment company, money management firm, bank, savings and loan association, pension fund, investment bank, trust company, commercial credit corporation, pension plan, mutual fund, insurance company, government entity or plan, investment company or real estate investment trust, which, in each case, has total assets (in name or under management) in excess of $600,000,000 and capital/statutory surplus or shareholder’s equity (except with respect to a pension advisory firm or similar fiduciary) of at least $200,000,000, and which, in each case, regularly engages in the business of making or owning or financing commercial real estate loans similar to the Mortgage Assets or loans or investments similar to the Class A Loan.

“Quarterly Report”: Means, for each fiscal quarter during which this Indenture and Credit Agreement shall be in effect, (a) Consolidated unaudited financial statements of Guarantor presented fairly in accordance with GAAP or, if such financial statements being delivered have been filed with the SEC pursuant to the requirements of the 1934 Act, or similar state securities laws, presented in accordance with applicable statutory and/or regulatory requirements and delivered to Class A Lender within the same time frame as are required to be filed in accordance with such applicable statutory or regulatory requirements, in either case accompanied by a Covenant Compliance Certificate, including a statement of operations and a statement of changes in cash flows for such quarter and statement of net assets as of the end of such quarter, and certified as being true and correct by a Covenant Compliance Certificate; and (b) the certified written quarterly asset management report of the Issuer (with a separate cover sheet for each Mortgage Asset or, in the case of a Mortgage Asset secured (directly or indirectly) by a portfolio of Mortgaged Properties, a cover sheet for such portfolio on a consolidated basis), with respect to the Mortgaged Properties securing each Mortgage Asset (or, in the case of a Mortgage Asset secured (directly or indirectly) by a portfolio of Mortgaged Properties, such information on a consolidated basis) summarizing the net operating income, debt service coverage, occupancy, the revenues per room (for hospitality properties) and sales per square footage (for retail properties), in each case, to the extent received and reviewed by the Issuer, the balances of any reserves and escrows for each Mortgage Asset, the updated underwriting report and such other information as Class A Lender may reasonably request with respect to Issuer, any Mortgage Asset, related mortgagor, related mezzanine borrower or Mortgaged Property.

“Record Date”: With respect to any Holder of a Class B Note and any Payment Date, the close of business on the last Business Day of the calendar month immediately preceding the month in which such Payment Date occurs.

“Redemption Date Statement”: The meaning specified in Section 10.5(c) hereof.

“Redemption Price”: The redemption price of the Class B Notes will be calculated on the related Determination Date and will be equal to the sum of all net proceeds from the sale of the Collateral in accordance with Article 12 hereof and Cash, if any, remaining after payment of all amounts and expenses, including payments made in respect of the Class A Loan, described under clauses (1) through (4) of Section 11.1(a)(iv) and repayment in full of the Class A Loan; provided that if there are no such net proceeds or Cash remaining, the redemption price for the Class B Notes shall be equal to U.S.$0.

“Reference Time”: With respect to any determination of the Benchmark, (1) if the Benchmark is LIBOR, 11:00 a.m. (London time) on the Benchmark Determination Date and (2) if the Benchmark is not LIBOR, the time determined by the Class A Lender in accordance with the Benchmark Replacement Conforming Changes on the Benchmark Determination Date.

“Registered”: With respect to any debt obligation that is treated as debt for U.S. federal income tax purposes, a debt obligation that is issued after July 18, 1984, and that is in registered form for purposes of the Code.

“REIT”: A “real estate investment trust” under the Code.

“Relevant Governmental Body”: The Board of Governors of the Federal Reserve System and/or the NYFRB, or a committee officially endorsed or convened by any of the foregoing, or any successor thereto designated by any of the foregoing.

“REO Property”: A Mortgaged Property acquired directly or indirectly by or on behalf of the Issuer through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Mortgage Loan.

“Repurchase Request”: The meaning specified in Section 7.17 hereof.

“Request for Release”: A request to release a Pledged Mortgage Asset from the lien of this Indenture and Credit Agreement delivered pursuant to Section 10.6 hereof.

“Retained Securities”: The Notes.

“Rule 144A”: Rule 144A under the Securities Act.

“Rule 144A Information”: The meaning specified in Section 7.13 hereof.

“Sale”: The meaning specified in Section 5.17(a) hereof.

“Sale Proceeds”: All proceeds (including accrued interest) received with respect to Mortgage Assets as a result of sales/or repurchases of such Mortgage Assets, including sales and/or repurchases pursuant to Article 5 and Article 12 hereof, in each case net of any reasonable out-of-pocket expenses of the Trustee, the Note Administrator, the Collateral Agent, the Loan Agent, the Custodian or the Servicer under the related Servicing Agreement in connection with any such sale.

“SEC”: The Securities and Exchange Commission.

“Secured Obligations”: The meaning specified in the Granting Clauses hereof.

“Secured Parties”: Collectively, the Trustee, the Note Administrator, the Custodian, the Collateral Agent, the Loan Agent and the Class A Lender, each as their interests appear in applicable Transaction Documents.

“Securities Account Control Agreement”: The meaning specified in Section 3.3(b) hereof.

“Securities Account”: The meaning specified in Section 8-501(a) of the UCC.

“Securities Act”: The Securities Act of 1933, as amended.

“Securities Intermediary”: Wells Fargo Bank, National Association, a national banking association, acting as securities intermediary pursuant to the Securities Account Control Agreement.

“Securitization Sale Proceeds”: Any Sale Proceeds received by the Issuer in connection with a repurchase and sale of a Mortgage Asset in connection with Section 12.1(a)(ix) hereof.

“Seller”: GP Commercial GS Issuer Holdings LLC, a Delaware limited liability company.

“Sensitive Asset”: (a) A Mortgage Asset, or a portion thereof, or (b) a real property or other interest (including, without limitation, an interest in real property) resulting from the conversion, exchange, other modification or exercise of remedies with respect to a Mortgage Asset or portion thereof, in either case, as to which the Holder of the Class B Notes has determined, based on written advice of counsel, could give rise to material liability of the Issuer or its direct or indirect beneficial owners (including liability for taxes) if held directly by the Issuer.

“Servicer”: Trimont Real Estate Advisors, LLC, a Georgia limited liability company, formerly known as Trimont Real Estate Advisors, Inc., solely in its capacity as servicer under the Servicing Agreement, together with its permitted successors and assigns or any successor Person that shall have become the servicer pursuant to the appropriate provisions of the Servicing Agreement; provided that Situs Asset Management LLC shall be deemed a permitted successor and assign.

“Servicing Accounts”: The Escrow/Reserve Account and the Collection Account, each as established under and defined in the Servicing Agreement.

“Servicing Agreement”: The Servicing and Asset Management Agreement, dated as of July 6, 2015, between the Servicer and TH Commercial Holdings Inc. (the “Initial Client”), together with the

Joinder Agreement (New Client), dated as of the Closing Date, by and between the Issuer and the Initial Client, and consented to by the Servicer, and the Servicer Notice and Irrevocable Instruction, dated as of the Closing Date, by the Issuer, and accepted and agreed by the Collateral Agent and the Servicer, each as amended, supplemented or otherwise modified from time to time in accordance with its terms or if applicable, any new servicing agreement entered into in accordance with this Indenture and Credit Agreement.

“Servicing Fee”: The meaning specified in Section 2.1 in the related Servicing Agreement.

“Servicing Standard”: The meaning of “Accepted Servicing Practices”, as defined in the Servicing Agreement.

“Servicing Tape”: The meaning specified in the definition of “Monthly Statement”.

“Signature Law”: The meaning specified in Section 14.11 hereof.

“SOFR”: With respect to any calendar day, the secured overnight financing rate published for such day at approximately 3:00 p.m. New York time by the SOFR Administrator on the SOFR Administrator’s Website.

“SOFR Administrator”: The NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website”: The website of the NYFRB, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Specially Serviced Mortgage Asset”: Any Mortgage Loan that is currently being specially serviced or for which a special servicer has been appointed.

“Specified Person”: The meaning specified in Section 2.6 hereof.

“Sponsor”: Granite Point Mortgage Trust Inc., a Maryland corporation.

“Spread Adjusted Mortgage Asset”: Any Mortgage Asset with respect to which a Future Funding Spread Adjustment Event has occurred and is continuing. For the avoidance of doubt, a Mortgage Asset will become a Spread Adjusted Mortgage Asset on the first day of the Interest Accrual Period immediately following the occurrence of the related Future Funding Spread Adjustment Event. If the Future Funding Spread Adjustment Event that caused a Mortgage Asset to become a Spread Adjusted Mortgage Asset is no longer continuing, then such Mortgage Asset shall no longer be a Spread Adjusted Mortgage Asset hereunder.

“Stated Maturity Date” The earlier of (x) the latest maturity date for the Mortgage Assets and (y) Payment Date in February 2025.

“Supermajority”: With respect to any Class of Debt, the Holders of at least 66 2/3% of the Aggregate Outstanding Amount of the Debt of such Class as of such date of determination.

“Tax Event”: An event that occurs if (a) any borrower is, or on the next scheduled payment date under any Mortgage Asset, will be, required to deduct or withhold from any payment under any Mortgage Asset to the Issuer for or on account of any tax for whatever reason and such borrower is not required to pay to the Issuer such additional amount as is necessary to ensure that the net amount actually received by the Issuer (free and clear of taxes, whether assessed against such borrower or the Issuer) will equal the full amount that the Issuer would have received had no such deduction or withholding been required, (b) any jurisdiction imposes net income, profits, or similar tax on the Issuer or, (c) the Issuer becomes an association taxable as a corporation, a taxable mortgage pool or publicly traded partnership, in each case, subject to U.S. federal income tax on a net basis.

“Tax Materiality Condition”: A condition that will be satisfied if either (a) as a result of the occurrence of a Tax Event, a tax or taxes are imposed on the Issuer or withheld from payments to the Issuer and with respect to which the Issuer receives less than the full amount that the Issuer would have received had no such deduction occurred and such amount exceeds, in the aggregate, $1,000,000 during any 12 month period or (b) the Issuer becomes an association taxable as a corporation, a taxable mortgage pool or publicly traded partnership taxable as a corporation, in each case subject to U.S. federal income tax on a net basis.

“Tax Redemption”: The meaning specified in Section 9.1 hereof.

“Term SOFR”: The forward-looking term rate for the applicable Corresponding Tenor based on SOFR that has been selected, endorsed or recommended by the Relevant Governmental Body.

“Total Redemption Price”: As of any date of determination, the amount equal to funds sufficient (a) to pay all amounts and expenses described under clauses (1) and (2) of Section 11.1(a)(i), that are due and payable as of such date of determination, (b) to pay all other amounts due and payable as of such date of determination to the Servicer under the Servicing Agreement in respect of which funds have not been withdrawn from the Collection Account pursuant to the Servicing Agreement, including, without limitation, any liquidation and other fees and other compensation that are due and payable as of such date of determination under the Servicing Agreement, (c) to repay the interest on and principal of the Class A Loan in full, (d) to pay all other amounts (without duplication) then due and payable on the Class A Loan and (e) to redeem all Notes at the applicable Redemption Prices.

“Transaction Documents”: This Indenture and Credit Agreement, the Mortgage Asset Purchase Agreement, the Carveout Guaranty, the Servicing Agreement, the Fee Letter, the Securities Account Control Agreement and the Account Control Agreement.

“Transfer Agent”: The Person or Persons, which may be the Issuer, authorized by the Issuer to exchange or register the transfer of Notes in its capacity as Transfer Agent.

“Treasury Regulations”: Temporary or final regulations promulgated under the Code by the United States Treasury Department.

“Trustee”: Wells Fargo Bank, National Association, solely in its capacity as trustee hereunder, unless a successor Person shall have become the Trustee pursuant to the applicable provisions of this Indenture and Credit Agreement, and thereafter “Trustee” shall mean such successor Person.

“Trustee Fee”: The fee to be paid to the Trustee as compensation for the Trustee’s activities under this Indenture and Credit Agreement, which fee is included as part of the Collateral Agent, Loan Agent and Note Administrator Fee.

“UCC”: The Uniform Commercial Code, as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of any applicable law, any of the perfection or priority of Collateral Agent’s security interest in any Collateral is governed by the Uniform

Commercial Code of a jurisdiction other than the State of New York, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof solely to the extent relating to such perfection or priority of such Collateral for purposes of the definitions related to or otherwise used in such provisions with respect to such Collateral.

“Unadjusted Benchmark Replacement”: The Benchmark Replacement, excluding the related Benchmark Replacement Adjustment.

“Underlying Note”: The note or notes or other evidence of indebtedness of a borrower under a Mortgage Loan or applicable Mezzanine Loan, together with all riders thereto and amendments thereof.

“United States” and “U.S.”: The United States of America, including any state and any territory or possession administered thereby.

“Unscheduled Principal Payments”: Any proceeds received by the Issuer from an unscheduled prepayment or redemption (in whole but not in part) by the obligor of a Mortgage Asset prior to the maturity date of such Mortgage Asset.

“Volcker Rule”: Section 13 of the Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations promulgated thereunder.

“Whole Loan”: A whole mortgage loan (and not a participation interest in a mortgage loan) secured by commercial, multifamily or manufactured housing community real estate.

“Whole Loan Pari Passu Participation”: Any pari passu participation interest in a mortgage loan secured by commercial or multifamily real estate acquired by the Issuer on the Closing Date.

Section 1.2.             Interest Calculation Convention.

All calculations of interest hereunder that are made with respect to the Debt shall be made on the basis of the actual number of days during the related Interest Accrual Period divided by 360.

Section 1.3.             Rounding Convention.

Unless otherwise specified herein, test calculations that are evaluated as a percentage will be rounded to the nearest ten thousandth of a percentage point and test calculations that are evaluated as a number or decimal will be rounded to the nearest one hundredth of a percentage point.

Article 2

THE NOTES

Section 2.1.             Forms Generally.

The Notes and the Note Administrator’s certificate of authentication thereon (the “Certificate of Authentication”) shall be in substantially the forms required by this Article 2, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and Credit Agreement, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be consistent herewith, determined by the Authorized Officers of the Issuer, executing such Notes as evidenced by their execution of such Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

Section 2.2.             Forms of Notes and Certificate of Authentication.

(a)                The form of the Class B Notes, including the Certificate of Authentication, shall be substantially as set forth in Exhibit B hereto.

(b)                The Notes shall be issued in definitive form, registered in the name of the legal owner thereof attached without interest coupons with the applicable legend set forth in Exhibit B hereto added to the form of such Notes (each a “Definitive Note”), which shall be executed by the Issuer and authenticated by the Note Administrator as hereinafter provided. The aggregate principal amount of the Definitive Notes may from time to time be increased or decreased by adjustments made on the records of the Note Administrator as hereinafter provided.

Section 2.3.             Authorized Amount; Stated Maturity Date; Denominations.

(a)                The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture and Credit Agreement is U.S.$194,829,656.23, except for (i) Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 2.5, 2.6 or 8.5 hereof or (ii) any increase in the Aggregate Outstanding Amount of the Class B Notes pursuant to Article 12 hereof. For the avoidance of doubt, nothing in this Section 2.3 shall prevent or restrict the Issuer from incurring the Class A Loan (including any Additional Class A Loan) pursuant to the terms of this Indenture and Credit Agreement.

On the Closing Date, the Class B Notes shall have the following designation and initial Aggregate Outstanding Amount:

Designation		Initial Aggregate Outstanding Amount
Class B Income Notes Due 2025	U.S.$	194,829,656.23

(b)                Subject to Section 2.3(c), the Class B Notes shall be issuable in minimum denominations of U.S.$100,000.00 and integral multiples of U.S.$500.00 in excess thereof (plus any residual amount).

(c)                If, pursuant to Article 12, Class B Note Additional Funding Amounts are contributed to the Issuer in connection with making Future Advances on Future Advance Mortgage Assets, the Aggregate Outstanding Amount of the Class B Notes will increase by the amount of such Class B Note Additional Funding Amount.

Section 2.4.             Execution, Authentication, Delivery and Dating.

The Notes shall be executed on behalf of the Issuer by an Authorized Officer of the Issuer. The signature of such Authorized Officers on the Notes may be manual or via facsimile.

Notes bearing the manual, facsimile or electronic signatures of individuals (as described in Section 14.4 hereof) who were at any time the Authorized Officers of the Issuer shall bind the Issuer, notwithstanding the fact that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of issuance of such Notes.

At any time and from time to time after the execution and delivery of this Indenture and Credit Agreement, the Issuer may deliver Notes executed by the Issuer to the Note Administrator for authentication and the Note Administrator, upon Issuer Order, shall authenticate and deliver such Notes as provided in this Indenture and Credit Agreement and not otherwise.

Each Note authenticated and delivered by the Note Administrator upon Issuer Order on the Closing Date shall be dated as of the Closing Date. All other Notes that are authenticated after the Closing Date for any other purpose under this Indenture and Credit Agreement shall be dated the date of their authentication.

Notes issued upon transfer, exchange or replacement of other Notes shall be issued in authorized denominations reflecting the original aggregate principal amount of the Notes so transferred, exchanged or replaced, but shall represent only the current outstanding principal amount of the Notes so transferred, exchanged or replaced. In the event that any Note is divided into more than one Note in accordance with this Article 2, the original principal amount of such Note shall be proportionately divided among the Notes delivered in exchange therefor and shall be deemed to be the original aggregate principal amount of such subsequently issued Notes.

No Note shall be entitled to any benefit under this Indenture and Credit Agreement or be valid or obligatory for any purpose, unless there appears on such Note a Certificate of Authentication, substantially in the form provided for herein, executed by the Note Administrator or by the Authenticating Agent by the manual signature of one of its Authorized Officers, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

The Class B Notes held by the Notes Investor shall be held as a Definitive Note.

Section 2.5.             Transfer and Exchange.

(a)                The Issuer shall cause to be kept a register (the “Notes Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers and exchanges of Notes. The Note Administrator is hereby initially appointed “Note Registrar” for the purpose of maintaining the Note Registrar and registering Notes and transfers and exchanges of such Notes with respect to the Notes Register kept in the United States as herein provided. Upon any resignation or removal of the Note Registrar, the Issuer shall promptly appoint a successor or, in the absence of such appointment, assume the duties of Note Registrar.

The name and address of each Noteholder and the principal amounts and stated interest of each such Noteholder in its Notes shall be recorded by the Notes Registrar in the Notes Register. If a Person other than the Note Administrator is appointed by the Issuer as Notes Registrar, the Issuer shall give the Note Administrator prompt written notice of the appointment of a successor Notes Registrar and of the location, and any change in the location, of the Notes Register, and the Note Administrator shall have the right to inspect the Notes Register at all reasonable times and to obtain copies thereof and the Note Administrator shall have the right to rely upon a certificate executed on behalf of the Notes Registrar by an Authorized Officer thereof as to the names and addresses of the Holders of the Notes and the principal amounts and numbers of such Notes. In addition, the Note Registrar shall be required, within one Business Day of each Record Date, to provide the Note Administrator with a copy of the Note Registrar in the format required by, and with all accompanying information regarding the Noteholders as may reasonably be required by the Note Administrator.

Subject to this Section 2.5, upon surrender for registration of transfer of any Notes at the office or agency of the Issuer to be maintained as provided in Section 7.2, the Issuer shall execute, and the Note Administrator shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination and of a like aggregate principal amount.

At the option of the Holder, Notes may be exchanged for Notes of like terms, in any authorized denominations and of like aggregate principal amount, upon surrender of the Notes to be exchanged at the office or agency of the Issuer to be maintained as provided in Section 7.2. Whenever any Note is surrendered for exchange, the Issuer shall execute, and the Note Administrator shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive.

All Notes issued and authenticated upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture and Credit Agreement, as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Notes Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Note Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Neither of the Notes Registrar or the Issuer shall be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business fifteen (15) days before any selection of Notes to be redeemed and ending at the close of business on the day of the delivery of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Note so selected for redemption.

(b)                The Retained Securities shall continue to be held by Notes Investor at all times and no Note may be sold or transferred (including, without limitation, by pledge or hypothecation) unless the following conditions are satisfied:

(i)                 such sale or transfer is exempt from the registration requirements of the Securities Act and is exempt from the registration requirements under applicable securities laws of any state or other jurisdiction;

(ii)                so long as the Class A Loan is Outstanding, the Class A Lender consents (in its sole and absolute discretion) to such transfer, pledge or hypothecation;

(iii)               an equivalent portion of the limited liability company interests of the Issuer are transferred, pledged or hypothecated to such Person; and

(iv)              so long as the Class A Loan is Outstanding, the Issuer receives a No Entity-Level Tax Opinion (except that a No Entity-Level Tax Opinion shall not be required to the extent that such sale or transfer is to an affiliate that is wholly-owned by Notes Investor and is disregarded for U.S. federal income tax purposes or, if the Notes Investor is itself a disregarded entity for U.S. federal income tax purposes, to the extent that such sale or transfer is to the Person (or an entity disregarded from such Person) treated as owning the assets of Notes Investor for U.S. federal income tax purposes).

(c)                Each transferee of Definitive Notes shall make the representations and agreements set forth in the certificate attached as Exhibit C hereto.

(d)                Any purported transfer of a Note not in accordance with Sections 2.5(a) and 2.5(b) shall be null and void and shall not be given effect for any purpose hereunder.

(e)                Notwithstanding anything contained in this Indenture and Credit Agreement to the contrary, neither the Trustee, the Note Administrator nor the Note Registrar (nor any other Transfer Agent) shall be responsible or liable for compliance with applicable federal or state securities laws (including, without limitation, the Securities Act or Rule 144A), the 1940 Act, ERISA or Section 4975 of the Code (or any applicable regulations thereunder).

(f)                 Each Holder of Notes approves and consents to (i) the acquisition of the Mortgage Assets by the Issuer from the Seller on the Closing Date and (ii) any other transaction between the Issuer and the Seller or its Affiliates that are permitted under the terms of this Indenture and Credit Agreement or the Mortgage Asset Purchase Agreement.

(g)                Each Holder of a Note is not and will not be for term of this Indenture and Credit Agreement, an “employee benefit plan” (as defined in Section 3(3) of ERISA) subject to Title I of ERISA, a “plan” (as defined in Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code, a “benefit plan investor” within the meaning of Section 3(42) of ERISA or any other employee benefit plan that is subject to any federal, state or local law that is substantially similar to Section 406 of ERISA or Section 4975 of the Code or any entity whose underlying assets are deemed to include “plan assets” by reason of such an employee benefit plan’s or other plan’s investment in the entity or otherwise.

(h)                Each prospective purchaser, any subsequent transferee, and each Holder of Debt or any interest therein shall, by virtue of its purchase or other acquisition of such Debt or interest therein, acknowledges, agrees and consents to Trimont Real Estate Advisors, LLC, a Georgia limited liability company, as its permitted successor and assign, as applicable, serving as the Servicer under the Servicing Agreement and Wells Fargo Bank, National Association also serving as Collateral Agent, Loan Agent, Note Administrator, Custodian, Calculation Agent, Paying Agent and Securities Intermediary. By purchasing or acquiring any Debt, each Debtholder will be deemed to have acknowledged the existence of any actual or potential conflicts of interest inherent to this transaction as a result of the services provided by Wells Fargo Bank, National Association as described above, and to have waived any claim with respect to any liability arising from the existence thereof.

For the avoidance of doubt, the Indenture and Credit Agreement Accounts (including income, if any, earned on the investments of funds in such Accounts) will be owned by Notes Investor, or if the Issuer is wholly-owned by a subsequent REIT, by such sole owner, for U.S. federal income tax purposes. The Issuer shall provide to the Note Administrator (i) an IRS Form W-9 or appropriate IRS Form W-8 no later than the Closing Date, and (ii) any additional IRS forms (or updated versions of any previously submitted IRS forms) or other documentation at such time or times required by applicable law or upon the reasonable request of the Note Administrator as may be necessary (i) to reduce or eliminate the imposition of U.S. withholding taxes and (ii) to permit the Note Administrator to fulfill its tax reporting obligations under applicable law with respect to the Indenture and Credit Agreement Accounts or any amounts paid to the Issuer. If any IRS form or other documentation previously delivered becomes obsolete or inaccurate in any respect, Issuer shall timely provide to the Note Administrator accurately updated and complete versions of such IRS forms or other documentation. The Note Administrator shall have no liability to Issuer or any other person in connection with any tax withholding amounts paid or withheld from the Indenture and Credit Agreement Accounts pursuant to applicable law arising from the Issuer’s failure to timely provide an accurate, correct and complete IRS Form W-9, an appropriate IRS Form W-8 or such other documentation contemplated under this paragraph. For the avoidance of doubt, no funds shall be invested with respect to such Indenture and Credit Agreement Accounts absent the Note Administrator having first received (i) the requisite written investment direction from the Issuer with respect to the investment of such funds, and (ii) the IRS forms and other documentation required by this paragraph.

Section 2.6.             Mutilated, Defaced, Destroyed, Lost or Stolen Note.

If (a) any mutilated or defaced Note is surrendered to a Transfer Agent, or if there shall be delivered to the Issuer, the Trustee, the Note Administrator and the relevant Transfer Agent (each a “Specified Person”) evidence to their reasonable satisfaction of the destruction, loss or theft of any Note, and (b) there is delivered to each Specified Person such security or indemnity as may be required by each Specified Person to save each of them and any agent of any of them harmless, then, in the absence of notice to the Specified Persons that such Note has been acquired by a bona fide purchaser, the Issuer shall execute and, upon Issuer Request, the Note Administrator shall authenticate and deliver, in lieu of any such mutilated, defaced, destroyed, lost or stolen Note, a new Note, of like tenor (including the same date of issuance) and equal principal amount, registered in the same manner, dated the date of its authentication, bearing interest from the date to which interest has been paid on the mutilated, defaced, destroyed, lost or stolen Note and bearing a number not contemporaneously outstanding.

If, after delivery of such new Note, a bona fide purchaser of the predecessor Note presents for payment, transfer or exchange such predecessor Note, any Specified Person shall be entitled to recover such new Note from the Person to whom it was delivered or any Person taking therefrom, and each Specified Person shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by such Specified Person in connection therewith.

In case any such mutilated, defaced, destroyed, lost or stolen Note has become due and payable, the Issuer, in its discretion may, instead of issuing a new Note, pay such Note without requiring surrender thereof except that any mutilated or defaced Note shall be surrendered.

Upon the issuance of any new Note under this Section 2.6, the Issuer may require the payment by the registered Holder thereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section 2.6 in lieu of any mutilated, defaced, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, and such new Note shall be entitled, subject to the second paragraph of this Section 2.6, to all the benefits of this Indenture and Credit Agreement equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 2.6 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, defaced, destroyed, lost or stolen Notes.

Section 2.7.             Payment of Principal and Interest and Other Amounts; Principal and Interest Rights Preserved.

(a)                The Class B Notes shall not have a stated interest rate and shall be entitled to receive distributions of Interest Proceeds, Default Interest Proceeds and Principal Proceeds on each Payment Date only to the extent that funds are available to make such distributions on such Payment Date in accordance with the Priority of Payments.

(b)                The principal of the Class B Notes matures at par and is due and payable on the Stated Maturity Date unless such principal has been previously repaid or unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise. Notwithstanding the foregoing, the payment of principal of the Class B Notes may only occur pursuant to the Priority of Payments. The payment of principal on any Note is subordinated to the payment on each Payment Date of the principal due and payable on the Class A Loan and certain other amounts, each case to the extent set forth in the Priority of Payments. Payments of principal on the Notes that are not paid, in accordance with the Priority of Payments, on any Payment Date (other than the Payment Date which is the Stated Maturity Date (or the earlier date of Maturity) of such Notes or any Tax Redemption Date) because of insufficient funds therefor shall not be considered “due and payable” for purposes of Section 5.1(a) until the Payment Date on which such principal may be paid in accordance with the Priority of Payments.

(c)                As a condition to the payment of any amounts in respect of any Note without the imposition of U.S. withholding tax, the Issuer shall require certification acceptable to it to enable the Issuer, the Trustee and the Paying Agent to determine their duties and liabilities with respect to any taxes or other charges that they may be required to deduct or withhold from payments in respect of such security under any present or future law or regulation of the United States or any present or future law or regulation of any political subdivision thereof or taxing authority therein or to comply with any reporting or other requirements under any such law or regulation. Such certification may include U.S. federal income tax forms, such as IRS Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Individuals)), IRS Form W-8BEN-E (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Entities), IRS Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-Through Entity or Certain U.S. Branches for United States Tax Withholding and Reporting), IRS Form W-9 (Request for Taxpayer Identification Number and Certification), or IRS Form W-8ECI (Certificate of Foreign Person’s Claim that Income Is Effectively Connected with the Conduct of a Trade or Business in the United States) or any successors to such IRS forms). In addition, each of the Issuer, the Trustee or any Paying Agent may require certification acceptable to it to enable the Issuer to qualify for a reduced rate of withholding in any jurisdiction from or through which the Issuer receives payments on its Collateral. Each Holder and each beneficial owner of Notes agree to provide any certification requested pursuant to this Section 2.7(c) and to update or replace such form or certification in accordance with its terms or its subsequent amendments.

(d)               Payments in respect of the Notes shall be payable (x) by wire transfer in immediately available funds to a Dollar account maintained by the Holder; provided that the Holder has provided wiring instructions to the Paying Agent on or before the related Record Date or (y) if wire transfer cannot be effected, by a Dollar check drawn on a bank in the United States, or by a Dollar check mailed to the Holder at its address in the Notes Register. Upon final payment due on the Maturity of a Note, the Holder thereof shall present and surrender such Note at the Corporate Trust Office of the Note Administrator or at the office of the Paying Agent on or prior to such Maturity. None of the Issuer, the Trustee, the Collateral Agent, the Note Administrator or the Paying Agent will have any responsibility or liability with respect to any records maintained by the Holder of any Note with respect to the beneficial holders thereof or payments made thereby on account of beneficial interests held therein.

(e)                Subject to the provisions of Section 2.7(a) and Section 2.7(d) hereof, Holders of Notes as of the Record Date in respect of a Payment Date shall be entitled to amounts payable in respect of such Notes in accordance with the Priority of Payments on such Payment Date. All such payments that are mailed or wired and returned to the Paying Agent shall be held for payment as herein provided at the office or agency of the Issuer to be maintained as provided in Section 7.2 (or returned to the Trustee).

(f)                 All amounts payable on or in respect of any Note which are payable, and are punctually paid or duly provided for, on any Payment Date shall be paid to the Person in whose name that Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest.

(g)               Payments of principal to Holders of the Notes shall be made in the proportion that the Aggregate Outstanding Amount of the Notes of such Class registered in the name of each such Holder on such Record Date bears to the Aggregate Outstanding Amount of all Notes on such Record Date.

(h)               All reductions in the principal amount of a Note (or one or more predecessor Notes) effected by payments of installments of principal made on any Payment Date, Tax Redemption Date or upon Maturity shall be binding upon all future Holders of such Note and of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Note.

(i)                 Notwithstanding anything contained in this Indenture and Credit Agreement to the contrary, the obligations of the Issuer under the Debt, this Indenture and Credit Agreement and the other Transaction Documents are non-recourse obligations of the Issuer payable solely from the Collateral and following realization of the Collateral and application of the proceeds thereof in accordance with this Indenture and Credit Agreement, all obligations of the Issuer and any claims of the Noteholders, the Collateral Agent, the Trustee or any other parties to any Transaction Documents shall be extinguished and shall not thereafter revive. No recourse shall be had for the payment of any amount owing in respect of the Notes against any Officer, director, employee, shareholder, limited partner or incorporator of the Issuer or any of its successors or assigns for any amounts payable under the Notes or this Indenture and Credit Agreement. It is understood that the foregoing provisions of this paragraph shall not (i) prevent recourse to the Collateral for the sums due or to become due under any security, instrument or agreement which is part of the Collateral or (ii) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Notes or secured by this Indenture and Credit Agreement (to the extent it relates to the obligation to make payments on the Notes) until such Collateral have been realized and the proceeds thereof applied in accordance with this Indenture and Credit Agreement, whereupon any outstanding indebtedness or obligation in respect of the Notes, this Indenture and Credit Agreement and the other Transaction Documents shall be extinguished and shall not thereafter revive. It is further understood that the foregoing provisions of this paragraph shall not limit the right of any Person to name the Issuer as a party defendant in any Proceeding or in the exercise of any other remedy under the Notes or this Indenture and Credit Agreement, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Person or entity. The Notes are not secured hereunder.

(j)                 Subject to the foregoing provisions of this Section 2.7, each Note delivered under this Indenture and Credit Agreement and upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights of unpaid interest and principal that were carried by such other Note.

(k)               Notwithstanding any of the foregoing provisions with respect to payments of principal on the Notes (but subject to Sections 2.7(e) and (h)), if the Notes have become or been declared due and payable following an Event of Default and such acceleration of Maturity and its consequences have not been rescinded and annulled and the provisions of Section 5.5 are not applicable, then payments of principal on such Notes shall be made in accordance with Section 5.7 hereof.

Section 2.8. Registered Holder.

Notwithstanding anything to the contrary in this Indenture and Credit Agreement, the Issuer, the Trustee, the Collateral Agent, the Note Administrator, the Servicer, and any of their respective agents shall treat as the owner of a Note the Person in whose name such Note is registered on the Notes Register on the applicable Record Date for the purpose of receiving payments of principal of and interest and other amounts on such Note and on any other date for all other purposes whatsoever (whether or not such Note is overdue), and none of the Note Administrator, the Servicer, or any of their respective agents shall be affected by notice to the contrary.

Section 2.9.             Cancellation.

All Notes surrendered for payment, registration of transfer, exchange or redemption, or deemed lost or stolen, shall, upon delivery to the Note Registrar, be promptly canceled by the Note Registrar and may not be reissued or resold. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 2.9, except as expressly permitted by this Indenture and Credit Agreement. All canceled Notes held by the Note Registrar shall be destroyed or held by the Note Registrar in accordance with its standard retention policy.

Section 2.10.          Transfers of Definitive Notes; Temporary Notes.

(a)                If a Holder of a Definitive Note wishes at any time to exchange such Definitive Note for one or more Definitive Notes or transfer such Definitive Note to a transferee who wishes to take delivery thereof in the form of a Definitive Note in accordance with Section 2.5 and this Section 2.10, such Holder may effect such exchange or transfer upon receipt by the Note Registrar of (i) a Holder’s Definitive Note properly endorsed for assignment to the transferee, and (ii) duly completed certificates in the form of Exhibit C, upon receipt of which the Note Registrar shall then cancel such Definitive Note in accordance herewith, record the transfer in the Notes Register in accordance with Section 2.5(a) and upon execution by the Issuer, the Note Administrator shall authenticate and deliver one or more Definitive Notes bearing the same designation as the Definitive Note endorsed for transfer, registered in the names specified in the assignment described in clause (i) above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the Definitive Note surrendered by the transferor).

(b)                Pending the preparation of Definitive Notes pursuant to this Section 2.10, the Issuer may execute and, upon Issuer Order, the Note Administrator shall authenticate and deliver, temporary Notes that are printed, lithographed, typewritten, mimeographed or otherwise reproduced, in any authorized denomination, substantially of the tenor of the Definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officers executing such Definitive Notes may determine, as conclusively evidenced by their execution of such Definitive Notes.

If temporary Definitive Notes are issued, the Issuer shall cause permanent Definitive Notes to be prepared without unreasonable delay. The Definitive Notes shall be printed, lithographed, typewritten or otherwise reproduced, or provided by any combination thereof, or in any other manner permitted by the rules and regulations of any applicable notes exchange, all as determined by the Officers executing such Definitive Notes. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the applicable temporary Definitive Notes at the office or agency maintained by the Issuer for such purpose, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Definitive Note, the Issuer shall execute, and the Note Administrator shall authenticate and deliver, in exchange therefor the same aggregate principal amount of Definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture and Credit Agreement as Definitive Notes.

Section 2.11.          U.S. Tax Treatment of Debt and the Issuer.

(a)                The Issuer intends that, for U.S. federal income tax purposes, (i) the Class A Loan (unless held by Notes Investor, an entity disregarded into Notes Investor or, if the Notes Investor is itself a disregarded entity for U.S. federal income tax purposes, the Person (or an entity disregarded from such Person) treated as owning the assets of Notes Investor for U.S. federal income tax purposes) be treated as debt, (ii) the Notes be treated as equity, (iii) 100% of the Retained Securities be beneficially owned by Notes Investor or, if Notes Investor is a disregarded entity for U.S. federal income tax purposes, the Person treated as owning the assets of Notes Investor for U.S. federal income tax purposes (in each case, directly or indirectly through entities disregarded for U.S. federal income tax purposes), (iv) the Retained Securities and the limited liability company interests of the Issuer be treated as a single equity interest in the Issuer, and (v) the Issuer be treated as a Qualified REIT Subsidiary or other disregarded entity of a REIT for U.S. federal income tax purposes (unless, in the case of this clause (v), the Issuer has received a No Entity-Level Tax Opinion). Each prospective purchaser, and any subsequent transferee of the Debt or any interest therein shall, by virtue of its purchase or other acquisition of such Debt or interest therein, be deemed to have agreed to treat the Debt in a manner consistent with the preceding sentence for U.S. federal income tax purposes.

(b)                The Issuer shall account for the Debt and prepare any reports to Holders of Debt and tax authorities consistent with the intentions expressed in Section 2.11(a) above.

(c)                Each Holder of Debt shall timely furnish to the Issuer or its agents any U.S. federal income tax form or certification, such as IRS Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Individuals)), IRS Form W-8BEN-E (Certificate of Foreign Status of Beneficial Owner for the United States Tax Withholding and Reporting (Entities)) IRS Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow Through Entity, or Certain U.S. Branches for United States Tax Withholding and Reporting), IRS Form W-9 (Request for Taxpayer Identification Number and Certification), or IRS Form W-8ECI (Certificate of Foreign Person’s Claim that Income is Effectively Connected with the Conduct of a Trade or Business in the United States) or any successors to such IRS forms that the Issuer or its agents may reasonably request (together with any required attachments) and shall update or replace such forms or certification in accordance with its terms or its subsequent amendments or upon such forms or certifications becoming inaccurate or incomplete in any respect. Furthermore, Holders shall timely furnish any information required pursuant to Section 2.7(c).

(d)               Each prospective purchaser, any subsequent transferee, and each Holder of Debt or any interest therein shall, by virtue of its purchase or other acquisition of such Note or interest therein, be deemed to agree (i) to provide accurate information and documentation that may be required for the Issuer, the Note Administrator, the Trustee or the Paying Agent to comply with FATCA and (ii) that the Issuer, the Note Administrator, the Trustee or the Paying Agent may (1) provide such information and documentation and any other information concerning its investment in such Notes to the U.S. Internal Revenue Service and any other relevant tax authority and (2) take any other actions necessary for the Issuer, the Note Administrator, the Trustee or the Paying Agent to comply with FATCA.

(e)                The Notes Investor, by acceptance of the Retained Securities, agrees to take no action inconsistent with such treatment and, for so long as any Debt is Outstanding, agrees not to sell, transfer, convey, set over, pledge or encumber any Retained Securities, except to the extent permitted pursuant to Section 2.5(b).

Section 2.12.          Authenticating Agent.

Upon the request of the Issuer, the Note Administrator shall, and if the Note Administrator so chooses the Note Administrator may, pursuant to this Indenture and Credit Agreement, appoint one or more Authenticating Agents with power to act on its behalf and subject to its direction in the authentication of Notes in connection with issuance, transfers and exchanges under Sections 2.4, 2.5, 2.6 and 8.5 hereof, as fully to all intents and purposes as though each such Authenticating Agent had been expressly authorized by such Sections to authenticate such Notes. For all purposes of this Indenture and Credit Agreement, the authentication of Notes by an Authenticating Agent pursuant to this Section 2.12 shall be deemed to be the authentication of Notes by the Note Administrator.

Any corporation or banking association into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Authenticating Agent or such successor corporation. Any Authenticating Agent may at any time resign by giving written notice of resignation to the Note Administrator, the Trustee and the Issuer. The Note Administrator may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent, the Trustee and the Issuer. Upon receiving such notice of resignation or upon such a termination, the Note Administrator shall promptly appoint a successor Authenticating Agent and shall give written notice of such appointment to the Issuer.

The Note Administrator agrees to pay to each Authenticating Agent appointed by it from time to time reasonable compensation for its services, and reimbursement for its reasonable expenses relating thereto and the Note Administrator shall be entitled to be reimbursed for such payments, subject to Section 6.7 hereof. The provisions of Sections 2.9, 6.4 and 6.5 hereof shall be applicable to any Authenticating Agent.

Section 2.13.          Forced Sale on Failure to Comply with Restrictions.

(a)                Notwithstanding anything to the contrary elsewhere in this Indenture and Credit Agreement, any transfer of a Note or interest therein to a Person who is determined not to have been both (1) a QIB or an IAI and (2) a Qualified Purchaser at the time of acquisition of the Note or interest therein shall be null and void and any such proposed transfer of which the Issuer, the Note Administrator or the Trustee shall have written notice (which includes via electronic mail) may be disregarded by the Issuer, the Note Administrator and the Trustee for all purposes.

(b)                If the Issuer determines that any Holder of a Note has not satisfied the applicable requirement described in Section 2.13(a) above (any such Person a “Non-Permitted Holder”), then the Issuer shall promptly after discovery that such Person is a Non-Permitted Holder by the Issuer or an Authorized Officer of the Paying Agent (and notice by the Paying Agent to the Issuer, if it makes the discovery), send notice (or cause notice to be sent) to such Non-Permitted Holder demanding that such Non-Permitted Holder transfer its interest to a Person that is not a Non-Permitted Holder within thirty (30) days of the date of such notice. If such Non-Permitted Holder fails to so transfer its Note or interest therein, the Issuer shall have the right, without further notice to the Non-Permitted Holder, to sell such Note or interest therein to a purchaser selected by the Issuer that is not a Non-Permitted Holder on such terms as the Issuer may choose. The Issuer, or a third party acting on behalf of the Issuer, may select the purchaser by soliciting one or more bids from one or more brokers or other market professionals that regularly deal in securities similar to the Note, and selling such Note to the highest such bidder. However, the Issuer may select a purchaser by any other means determined by it in its sole discretion. The Holder of such Note, the

Non-Permitted Holder and each other Person in the chain of title from the Holder to the Non-Permitted Holder, by its acceptance of an interest in the Note, agrees to cooperate with the Issuer and the Note Administrator to effect such transfers. The proceeds of such sale, net of any commissions, expenses and taxes due in connection with such sale shall be remitted to the Non-Permitted Holder. The terms and conditions of any sale under this Section 2.13(b) shall be determined in the sole discretion of the Issuer, and the Issuer shall not be liable to any Person having an interest in the Note sold as a result of any such sale of exercise of such discretion.

Section 2.14.          No Gross Up of the Debt.

If any amount is required to be deducted or withheld from any payment to any Holder pursuant to this indenture and Credit Agreement (as determined in the good faith discretion of the applicable withholding agent), then the applicable withholding agent shall be entitled to make such deduction or withholding and such deduction and withholding shall reduce the amount otherwise payable to such Holder. The Issuer shall not be obligated to pay any additional amounts as a result of any withholding or deduction for, or on account of, any present or future taxes, duties, levies, imposts, assessments, fees or governmental charges (including any interest, additions to tax or penalties applicable thereto).

Section 2.15.          Effect of Benchmark Transition Event.

(a)                After a Benchmark Transition Event and its related Benchmark Replacement Date has occurred with respect to the then-current Benchmark, such Benchmark and the related Benchmark Replacement Date for such Benchmark shall be replaced with the applicable Benchmark Replacement and Benchmark Determination Date, as determined by the Class A Lender in accordance with the applicable definitions, and the Class A Lender shall provide written notice of such determinations to the Issuer, the Servicer, the Trustee, the Note Administrator, the Collateral Agent, the Calculation Agent (if different from the Collateral Agent), the Directing Holder and the Debtholders in advance of such Benchmark Replacement Date. Notwithstanding the occurrence of a Benchmark Transition Event, amounts payable on the Debt shall be determined with respect to the then-current Benchmark (which may be LIBOR as determined in accordance with methods specified in this Indenture) until the occurrence of the related Benchmark Replacement Date.

(b)                If the Benchmark Replacement is any benchmark other than Term SOFR and the Class A Lender later determines that Term SOFR is able to be implemented, the Class A Lender shall provide written notice of such determination and any applicable Benchmark Replacement Conforming Changes for Term SOFR to the Issuer, the Servicer, the Trustee, the Note Administrator, the Collateral Agent, the Calculation Agent (if different from the Collateral Agent), the Directing Holder and the Debtholders, and upon receipt of such written notice, Term SOFR shall become the new Unadjusted Benchmark Replacement and shall, together with a new Benchmark Replacement Adjustment for Term SOFR, replace the then-current Benchmark on the next Benchmark Determination Date for Term SOFR.

(c)                In connection with the occurrence of any Benchmark Transition Event (or notice of the redetermination of the Benchmark Replacement to Term SOFR in accordance with clause (b) above) and its related Benchmark Replacement Date, the Class A Lender shall direct the parties hereto to enter into a supplemental indenture and credit agreement to make such Benchmark Replacement Conforming Changes, if any, as Class A Lender (after consultation with the Directing Holder) determines may be necessary or desirable to administer, implement or adopt the applicable Benchmark or the Benchmark Replacement. From time to time, the Class A Lender may require the parties hereto to enter into a supplemental indenture and credit agreement to make such additional Benchmark Replacement Conforming Changes, if any, as the Class A Lender (after consultation with the Directing Holder)

determines may be necessary or desirable to administer, implement or adopt the applicable Benchmark or the Benchmark Replacement and related Benchmark Replacement Adjustment.

(d)                Any determination, implementation, adoption, decision, proposal or election that may be made by the Class A Lender pursuant to this Section 2.15, with respect to any Benchmark Transition Event, Benchmark Replacement Date, Benchmark Replacement, Benchmark Replacement Adjustment or Benchmark Replacement Conforming Changes, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, may be made in the sole discretion of the Class A Lender and shall be conclusive and binding on the parties hereto and the Debtholders absent manifest error, and may be relied upon by the Note Administrator, the Trustee, the Collateral Agent and the Calculation Agent without investigation.

(e)                The Class A Lender may (at the Class A Lender’s expense) assign to another entity (other than the Trustee, the Note Administrator, the Calculation Agent, the Loan Agent and the Collateral Agent) any or all of the Class A Lender’s rights to make determinations with respect to the Benchmark Replacement, but only so long as the Class A Lender has provided advance notice of such assignment to the Issuer, the Servicer, the Trustee, the Note Administrator, the Collateral Agent, the Calculation Agent (if different from the Collateral Agent), the Directing Holder and the Debtholders. Any out-of-pocket costs and expenses incurred by such assignee in discharging its obligations, and any indemnification amounts or liquidated damages payable to such assignee will be payable as Issuer Administrative Expenses in accordance with the Priority of Payments. Any fees of such assignee will be payable by the Class A Lender.

(f)                 Notwithstanding anything to the contrary in this Indenture and Credit Agreement, the Class A Lender may send any notices with respect to any Benchmark Transition Event, Benchmark Replacement Date, Benchmark Replacement, Benchmark Replacement Adjustment, Benchmark Replacement Conforming Changes or any other determination or selection made under this Section 2.15, by email (or other electronic communication).

(g)                The Class A Lender shall not have any liability or responsibility (other than as set forth herein) for the determination or selection with respect to any Benchmark Transition Event, Benchmark Replacement Date, Benchmark Replacement, Benchmark Replacement Adjustment, Benchmark Replacement Conforming Changes or any other determination or selection made under this Section 2.15 (including, without limitation, whether the conditions for the such determination or selection have been satisfied).

Article 3

CONDITIONS PRECEDENT; PLEDGED MORTGAGE ASSETS

Section 3.1.             General Provisions.

The Debt to be issued and/or incurred on the Closing Date shall be executed or incurred, as applicable, by the Issuer upon compliance with this Section 3.1, and shall, in the case of the Notes, be delivered to the Note Administrator for authentication and thereupon the same shall be authenticated and delivered by the Note Administrator upon Issuer Request. The Issuer shall cause the following items to be delivered to the Collateral Agent, Trustee and Loan Agent on or prior to the Closing Date (except to the extent the requirement to deliver any such item is waived by the Class A Lender in its sole discretion):

(a)                an Officer’s Certificate of the Issuer (i) evidencing the authorization of the execution and delivery of this Indenture and Credit Agreement, the execution, authentication, delivery and/or incurrence (as applicable) of the Debt and specifying the Stated Maturity Date of each Class of Debt, the principal amount of each Class of Debt and the Class A Loan Rate of the Class A Loan, and (ii) certifying that (A) such evidence has not been rescinded and is in full force and effect on and as of the Closing Date and (B) the total Aggregate Outstanding Amount of the Class B Notes shall have been received by the Notes Investor on the Closing Date;

(b)               [reserved];

(c)                an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special U.S. counsel to the Issuer and certain of its Affiliates as to corporate and enforceability matters (which opinions may be limited to the laws of the United States and to the laws of the relevant state jurisdictions, including New York and Delaware, and may assume, among other things, the correctness of certain representations and warranties made by the owners of Debt) dated the Closing Date;

(d)                opinions of Skadden, Arps, Slate, Meagher & Flom LLP and Stinson LLP, each as special counsel to the Issuer, dated the Closing Date, relating to the validity of the Grant hereunder, the perfection of the Collateral Agent’s security interest in the Collateral, and certain matters of United States law, New York law, Delaware law, Maryland law and Minnesota law;

(e)                an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Issuer and the Guarantor, dated the Closing Date, regarding certain 1940 Act matters;

(f)                 an opinion of Locke Lord LLP, counsel to the Trustee, Collateral Agent, Note Administrator, Loan Agent and Custodian, regarding certain matters of United States law and New York law;

(g)                an Officer’s Certificate given on behalf of the Issuer and without personal liability, stating that the Issuer is not in Default under this Indenture and Credit Agreement and that the issuance of the Notes and the incurrence of the Class A Loan by the Issuer will not result in a breach of any of the terms, conditions or provisions of, or constitute a Default under, the Governing Documents of the Issuer, any indenture or other agreement or instrument to which the Issuer is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which the Issuer is a party or by which it may be bound or to which it may be subject; that all conditions precedent provided in this Indenture and Credit Agreement relating to the authentication and delivery of the Notes applied for by it and the incurrence of the Class A Loan by it and that all expenses due or accrued with respect to the issuance of the Notes and the incurrence of the Class A Loan that are required to be paid on or prior to the Closing Date or relating to actions taken on or in connection with the Closing Date have been paid;

(h)               executed counterparts of the Mortgage Asset Purchase Agreement, the Servicing Agreement, the Carveout Guaranty, the Account Control Agreement, the Securities Account Control Agreement and the Fee Letter;

(i)                 [reserved];

(j)                 an Issuer Order directing the Note Administrator to (i) authenticate the Notes specified therein, in the amounts set forth therein and registered in the names set forth therein and (ii) deliver the authenticated Notes as directed by the Issuer; and

(k)                payment by the Issuer to the Class A Lender of the Class A Loan Upfront Fee in connection with the funding of the Class A Loan.

Section 3.2.             Security for Class A Loan.

Prior to the incurrence of the Class A Loan on the Closing Date, the Issuer shall cause the following conditions to be satisfied:

(a)                Grant of Security Interest; Delivery of Mortgage Assets. The Grant pursuant to the Granting Clauses of this Indenture and Credit Agreement of all of the Issuer’s right, title and interest in and to the Collateral shall be effective and all Mortgage Assets acquired in connection therewith purchased by the Issuer on the Closing Date (as set forth on Schedule A hereto), together with each Underlying Note and other Mortgage Asset Documents with respect thereto, shall have been delivered to, and received by, the Custodian on behalf of the Collateral Agent, without recourse (except as expressly provided in the Mortgage Asset Purchase Agreement), in the manner provided in Section 3.3(a);

(b)               Certificate of the Issuer. A certificate of an Authorized Officer of the Issuer given on behalf of the Issuer and without personal liability, delivered to the Collateral Agent, the Loan Agent, the Trustee and the Note Administrator, on the Closing Date , to the effect that, in the case of each Mortgage Asset pledged to the Collateral Agent for inclusion in the Collateral on the Closing Date and immediately prior to the delivery thereof on the Closing Date:

(i)               the Issuer is the owner of such Mortgage Asset free and clear of any liens, claims or encumbrances of any nature whatsoever except for those which are being released on the Closing Date;

(ii)               the Issuer has acquired its ownership in such Mortgage Asset in good faith without notice of any adverse claim, except as described in clause (b)(i) above;

(iii)             the Issuer has not assigned, pledged or otherwise encumbered any interest in such Mortgage Asset (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released) other than interests Granted pursuant to this Indenture and Credit Agreement;

(iv)              the Mortgage Asset Documents with respect to such Mortgage Asset do not prohibit the Issuer from Granting a security interest in and assigning and pledging such Mortgage Asset to the Collateral Agent;

(v)               the list of Mortgage Assets in Schedule A identifies every Mortgage Asset sold to the Issuer on the Closing Date pursuant to the Mortgage Asset Purchase Agreement and pledged to the Issuer hereunder;

(vi)              the requirements of Section 3.2(a) with respect to such Mortgage Assets have been satisfied; and

(vii)            (1) the Grant pursuant to the Granting Clauses of this Indenture and Credit Agreement shall, upon execution and delivery of this Indenture and Credit Agreement by the parties hereto, result in a valid and continuing security interest in favor of the Collateral Agent for the benefit of the Secured Parties in all of the Issuer’s right, title and interest in and to the Mortgage Assets pledged to the Collateral Agent for inclusion in the Collateral on the Closing Date, which security interest shall be prior to all other liens, and shall be enforceable as such against creditors of and purchasers from the Issuer; and

(2)                upon the delivery of each Underlying Note evidencing the obligations of the borrowers under each Mortgage Asset to the Custodian on behalf of the Collateral Agent, at the Custodian’s office in Minneapolis, Minnesota, the Collateral Agent’s security interest in all Mortgage Assets shall be a validly perfected, first priority security interest under the UCC as in effect in the State of Minnesota.

(c)                Accounts. Evidence of the establishment of the Servicing Accounts and the Indenture and Credit Agreement Accounts.

Section 3.3.             Transfer of Collateral.

(a)               Wells Fargo Bank, National Association, as document custodian (in such capacity, the “Custodian”), is hereby appointed as Custodian to hold all of the Underlying Notes, which shall be delivered to it by the Issuer on the Closing Date , at its office in Minneapolis, Minnesota. Any successor to the Custodian shall be a U.S. state or national bank or trust company that is not an Affiliate of the Issuer and has capital and surplus of at least U.S.$200,000,000 and whose long-term unsecured debt is rated at least “A2” by Moody’s; provided, that it may maintain a long-term unsecured debt rating of at least “Baa1” by Moody’s for so long as it maintains a short-term unsecured debt rating of at least “P-2” by Moody’s. Subject to the limited right to relocate Collateral set forth in Section 7.5(b), the Custodian shall hold all Mortgage Asset Files at its Corporate Trust Office.

(b)               The Collateral Agent on behalf of the Secured Parties shall have entered into (i) a securities account control agreement with the Issuer, as debtor, and Wells Fargo Bank National Association as Securities Intermediary, and the Collateral Agent, as secured party (the “Securities Account Control Agreement”), providing, inter alia, that the establishment and maintenance of the Indenture and Credit Agreement Accounts will be governed by the law of the State of New York, and (ii) an account control agreement with the Issuer, as debtor, the Servicer and Wells Fargo Bank National Association, as depositary bank, and the Collateral Agent, as secured party (the “Account Control Agreement”), providing, inter alia, that the establishment and maintenance of the Servicing Accounts will be governed by the law of the State of New York. The security interest of the Collateral Agent in Collateral shall be perfected and otherwise evidenced as follows:

(i)                in the case of each Indenture and Credit Agreement Account (and amounts on deposit therein), by the Issuer (A) causing the Securities Intermediary to enter into the Securities Account Control Agreement and (B) causing the Securities Intermediary to agree pursuant to the Securities Account Control Agreement that it will comply with instructions originated by or on behalf of the Collateral Agent with respect to such Indenture and Credit Agreement Account (and amounts on deposit therein) without further consent by the Issuer;

(ii)               in the case of each Servicing Account (and amounts on deposit therein), by the Issuer (A) causing the Depositary Bank to enter into the Account Control Agreement and (B) causing the Depositary Bank to agree pursuant to the Account Control Agreement that it will comply with instructions originated by or on behalf of the Collateral Agent with respect to such Servicing Account (and amounts on deposit therein) without further consent by the Issuer;

(iii)              in the case of Collateral that consist of Instruments or Certificated Securities (the “Minnesota Collateral”), by the Issuer causing (A) the Custodian on behalf of the Collateral Agent, to acquire possession of such Minnesota Collateral in the State of Minnesota or (B) another Person (other than the Issuer or a Person controlling, controlled by, or under common control with, the Issuer) (1) to (x) take possession of such Minnesota Collateral in the State of Minnesota and (y) authenticate a record acknowledging that it holds such possession for the benefit of the Collateral Agent or (2) to (x) authenticate a record acknowledging that it will hold possession of such Minnesota Collateral for the benefit of the Collateral Agent and (y) take possession of such Minnesota Collateral in the State of Minnesota;

(iv)              in the case of Collateral that consists of General Intangibles and all other Collateral of the Issuer in which a security interest may be perfected by filing a financing statement under Article 9 of the UCC as in effect in the State of Delaware, filing or causing the filing of a UCC financing statement naming the Issuer as debtor and the Collateral Agent as secured party, which financing statement reasonably identifies all such Collateral, with the Secretary of State of the State of Delaware; and

(v)                in the case of Collateral that consists of Cash on deposit in any Servicing Account managed by the Servicer pursuant to the terms of the Servicing Agreement, depositing such Cash in a Servicing Account, which Servicing Account is in the name of the Issuer for the benefit of the Collateral Agent.

(c)                The Issuer hereby authorizes the filing of UCC financing statements describing as the collateral covered thereby as “all personal property of the debtor, whether now owned or hereafter acquired,” “all assets of the debtor, whether now owned or hereafter acquired,” or words to that effect, notwithstanding that such wording may be broader in scope than the Collateral described in this Indenture and Credit Agreement.

(d)                Without limiting the foregoing, the Issuer shall take all actions reasonably required (or that the Collateral Agent may request (acting at the direction of the Class A Lender Representative)) in order to maintain the perfection and priority of the security interest of the Collateral Agent in the event of any change in applicable law or regulation, including Article 8 and 9 of the UCC and Treasury Regulations governing transfers of interests in Government Items.

(e)                Without limiting any of the foregoing, in connection with each Grant of a Mortgage Asset hereunder, the Issuer shall deliver (or cause to be delivered by the Seller) to the Custodian, in each case to the extent (x) specified on the closing checklist for such Mortgage Asset provided to the Custodian (with a copy to the Servicer) by the Issuer (or the Seller) or (y) provided or required to be provided to the Issuer by the relevant obligor with respect to the underlying Mortgage Asset, the following documents (collectively, the “Mortgage Asset File”):

(i)                 if such Mortgage Asset is a Mortgage Loan:

(1)                the original mortgage note or promissory note, as applicable, bearing all intervening endorsements, endorsed “Pay to the order of GP Commercial GS Issuer LLC, a Delaware limited liability company, without recourse,” and signed in the name of the last endorsee by an authorized Person;

(2)                an original blanket assignment of all unrecorded documents with respect to such Mortgage Asset to the Issuer or in the name of the Issuer;

(3)                the original or copy of any guarantee executed in connection with the promissory note, if any;

(4)                with respect to each Mortgage Loan, the original or a copy of the mortgage with evidence of recording thereon, or, if unrecorded, a copy thereof together with an Officer’s Certificate of the Issuer (or the Seller) certifying that such copy represents a true and correct copy of the original and that such original has been submitted or delivered to an escrow agent for recordation in the appropriate governmental recording office of the jurisdiction where the encumbered property is located, in which case, recordation information shall not be required;

(5)                [reserved];

(6)                the originals or copies of all assumption, modification, consolidation or extension agreements with evidence of recording thereon (or a copy thereof together with an Officer’s Certificate of the Issuer (or the Seller) certifying that such copy represents a true and correct copy of the original and that such original has been submitted or delivered to an escrow agent for recordation in the appropriate governmental recording office of the jurisdiction where the encumbered property is located, in which case, recordation information shall not be required), together with any other recorded document relating to the Mortgage Asset otherwise included in the Mortgage Asset File;

(7)                the original of the assignment of mortgage in the name of the Issuer, in form and substance acceptable for recording, and signed in the name of the last endorsee;

(8)                the originals or copies of all intervening assignments of mortgage, if any, with evidence of recording thereon, showing an unbroken chain of title from the origination thereof to the last endorsee, or, if unrecorded, copies thereof together with an Officer’s Certificate of the Issuer certifying that such copies represent true and correct copies of the originals and that such originals have each been submitted or delivered to an escrow agent for recordation in the appropriate governmental recording office of the jurisdiction where the encumbered property is located, in which case, recordation information shall not be required;

(9)                an original (which may be in the form of an electronically issued title policy) or a copy mortgagee policy of title insurance or a conformed version of the mortgagee’s title insurance commitment either marked as binding for insurance or attached to an escrow closing letter, countersigned by the title company or its authorized agent if the original mortgagee’s title insurance policy has not yet been issued;

(10)              the original of any security agreement, chattel mortgage or equivalent document executed in connection with such Mortgage Loan, if any;

(11)              the original or a copy of assignment of leases and rents, if any, with evidence of recording thereon, or if unrecorded, a copy thereof together with an Officer’s Certificate of the Issuer certifying that such copy represents a true and correct copy of the original that has been submitted or delivered to an escrow agent for recordation in the appropriate governmental recording office of the jurisdiction where the encumbered property is located, in which case, recordation information shall not be required;

(12)              the original of the assignment of assignment of leases and rents, if any, in the name of the Issuer, in form and substance acceptable for recording, and signed in the name of the last endorsee;

(13)              the originals of all intervening assignment of assignment of leases and rents, if any, with evidence of recording thereon, showing an unbroken chain of title from the origination thereof to the last endorsee, or, if unrecorded, copies thereof together with an Officer’s Certificate of the Issuer certifying that such copies represent true and correct copies of the originals and that such originals have each been submitted or delivered to an escrow agent for recordation in the appropriate governmental recording office of the jurisdiction where the encumbered property is located, in which case, recordation information shall not be required;

(14)              a filed copy of the UCC-1 financing statements with evidence of filing thereon;

(15)              a filed copy of all intervening UCC-3 financing statement amendments with respect to the applicable UCC-1 financing statements, with evidence of filing thereon, showing an unbroken chain of title from the origination thereof to the last endorsee, or if unfiled, copies thereof together with an Officer’s Certificate of the Issuer certifying that such copies represent true and correct copies and that such UCC-3 financing statement amendments have each been submitted or delivered to an escrow agent for recordation in the appropriate governmental recording office of the applicable jurisdictions, in which case, recordation information shall not be required;

(16)             a copy of the UCC-3 financing statement amendments with respect to the applicable UCC-1 financing statements, in the name of the Issuer, which UCC-3 financing statement amendments shall be in form and substance acceptable for recording;

(17)             a copy of the UCC-3 financing statement amendments with respect to the applicable UCC-1 financing statements, in blank, which UCC-3 financing statement amendments shall be in form and substance acceptable for filing;

(18)              the original or copy of any related loan agreement;

(19)              the original or a copy of any related guarantee;

(20)              the original or copy of the environmental indemnity agreement, if any;

(21)              the original or copy of any general collateral assignment of all other documents held by the Issuer in the name of the Issuer in connection with such Mortgage Asset;

(22)              an original or copy of any disbursement letter from the collateral obligor to the original mortgagee;

(23)              an original or copy of the survey of the related Mortgaged Properties, if any;

(24)              a copy of any property management agreements;

(25)              a copy of any ground leases;

(26)              a copy of any related environmental insurance policy and environmental report, if applicable, with respect to the related Mortgaged Properties;

(27)              with respect to any Mortgage Loan with related mezzanine loan or other subordinate debt, a copy of any related co-lender agreement, intercreditor agreement, subordination agreement or other similar agreement;

(28)              with respect to each Mortgage Loan secured by a hospitality property, a copy of any related franchise agreement, an original or copy of any comfort letter related thereto, and if, pursuant to the terms of such comfort letter, the general assignment of the Mortgage Loan is not sufficient to transfer or assign the benefits of such comfort letter to the Issuer, a copy of the notice by the related administrative agent to the franchisor of the transfer of such Mortgage Loan and/or a copy of the request for the issuance of a new comfort letter in favor of the Issuer (in each case, as and to the extent required pursuant to the terms of such comfort letter and which notices and requests may be by email);

(29)              a copy of any opinion of counsel issued in connection with such Mortgage Asset;

(30)              all side letters, as confirmed in writing by the Issuer, executed with respect to such Mortgage Asset; and

(31)              the following additional original documents, (a) an allonge to the original promissory note or mortgage note, as applicable, endorsed in blank; (b) an assignment of mortgage, in blank, in form and substance acceptable for recording; (c) an assignment of leases and rents, in blank, in form and substance acceptable for recording; and (d) a blanket assignment, in blank;

(ii)               if such Mortgage Asset is a Participation:

(1)                [reserved];

(2)                an original participation certificate evidencing such Participation in the name of the Issuer;

(3)                a copy of the related participation agreement;

(4)                a copy of any related companion participation certificate; and

(5)                an assignment of the participation certificate evidencing such Participation of the rights of the holder of such Participation under the related participation agreement from the Issuer to blank; and

(iii)             with respect to any Mezzanine Loan which is included as Collateral hereunder:

(1)                the original mezzanine promissory note, as applicable, bearing all intervening endorsements, endorsed “Pay to GP Commercial GS Issuer LLC, without recourse,” and signed in the name of the last endorsee by an authorized Person;

(2)                as applicable, each original certificate, representing the related mezzanine loan collateral, together with an undated stock power covering each such certificate, executed in blank;

(3)                the original or copy of any guarantee executed in connection with the mezzanine promissory note, if any;

(4)                the originals or copies of all assumption, modification, consolidation or extension agreements with evidence of recording thereon, if applicable (or a copy thereof together with an Officer’s Certificate of the Issuer (or the Seller) certifying that such copy represents a true and correct copy of the original and that such original has been submitted or delivered to an escrow agent for recordation in the appropriate governmental recording office of the applicable jurisdiction, in which case, recordation information shall not be required), together with any other recorded document relating to the such Mezzanine Loan otherwise included in the Mortgage Asset File;

(5)                the original of any security agreement or equivalent document executed in connection with such Mezzanine Loan, if any;

(6)                the original of the assignment of security agreement or equivalent document in the name of the Issuer (which may be included in the applicable blanket assignment), in form and substance acceptable for recording, and signed in the name of the last endorsee;

(7)                the originals or copies of all intervening assignments of security agreement or equivalent document (which may be included in the applicable blanket assignment), if any, with evidence of recording thereon (or, if unrecorded, copies thereof together with an Officer’s Certificate of the Issuer certifying that such copies represent true and correct copies of the originals and that such originals have each been submitted or delivered to an escrow agent for recordation in the appropriate governmental recording office of the jurisdiction where the encumbered property is located, in which case, recordation information shall not be required), if applicable, showing an unbroken chain of ownership from the origination thereof to the last endorsee;

(8)                an original (which may be in the form of an electronically issued policy) or a copy of an Eagle 9 or substantially similar insurance policy, or, if such insurance policy has not been issued, the irrevocable marked commitment to issue the same or irrevocable signed proforma policy;

(9)                a filed copy of the UCC-1 financing statements with evidence of filing thereon;

(10)              a filed copy of all intervening UCC-3 financing statement amendments with respect to the applicable UCC-1 financing statements, with evidence of filing thereon, showing an unbroken chain of title from the origination thereof to the last endorsee, or if unfiled, copies thereof together with an Officer’s Certificate of the Issuer certifying that such copies represent true and correct copies and that such UCC-3 financing statement amendments have each been submitted or delivered to an escrow agent for recordation in the appropriate governmental recording office of the applicable jurisdictions, in which case, recordation information shall not be required;

(11)             a copy of the UCC-3 financing statement amendments with respect to the applicable UCC-1 financing statements, in the name of the Issuer, which UCC-3 financing statement amendments shall be in form and substance acceptable for recording;

(12)             a copy of the UCC-3 financing statement amendments with respect to the applicable UCC-1 financing statements, in blank, which UCC-3 financing statement amendments shall be in form and substance acceptable for filing;

(13)              the original or copy of any mezzanine loan agreement;

(14)              the original or copy of the mezzanine environmental indemnity agreement, if any;

(15)              the original or copy of any general collateral assignment of all other documents held by the Issuer in the name of the Issuer in connection with such Mezzanine Loan;

(16)              an original or copy of any disbursement letter from the collateral obligor to the original mezzanine lender; and

(17)              the following additional original documents, (a) an allonge to the original mezzanine promissory note, as applicable, endorsed in blank; and (b) a blanket assignment, in blank, if applicable.

With respect to any documents which have been delivered or are being delivered to recording offices for recording and have not been returned to the Issuer (or the Seller) in time to permit their delivery hereunder at the time required, the Issuer (or the Seller) shall deliver such original recorded documents to the Custodian promptly when received by the Issuer (or the Seller) from the applicable recording office. Notwithstanding anything to the contrary contained in this Section 3.3(e), in those instances where the public recording office retains the original mortgage, assignment of mortgage, assignment of leases and rents or assignment of assignment of leases and rents, if applicable, after any has been recorded, the obligations hereunder of the Issuer shall be deemed to have been satisfied upon delivery to the Custodian of a copy of the recorded original of such mortgage, assignment of mortgage, assignment of leases and rents or assignment of assignment of leases and rents

(f)                 With respect to each Mortgage Asset sold to the Issuer on the Closing Date, the execution and delivery of this Indenture and Credit Agreement by the Custodian shall constitute certification that with respect to each such Mortgage Asset: (i) each original note required to be delivered to the Custodian on behalf of the Collateral Agent by the Issuer (or the Seller) and all allonges thereto, if any, have been received by the Custodian (or, if an original of such note or allonge is not received, a copy thereof has been received, with the delivery of the original of such note or allonge, as applicable, after the Closing Date subject to a bailee letter acceptable to Class A Lender); and (ii) such original note (or copy, if applicable) has been reviewed by the Custodian and (A) appears regular on its face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the borrower), (B) appears to have been executed and (C) purports to relate to the related Mortgage Asset. The Custodian agrees to review or cause to be reviewed the Mortgage Asset Files within thirty (30) days after the Closing Date with respect to the Mortgage Assets (and, if any exceptions are noted, no later than the ninetieth (90th) day after the Closing Date with respect to the Mortgage Assets and quarterly thereafter until the earliest of (i) the first anniversary of the Closing Date or (ii) the day on which all material exceptions have been removed), and to deliver to the Class A Lender, the Issuer, the Note Administrator, the Servicer, the Trustee and the

Collateral Agent a certification in the form of Exhibit E attached hereto, indicating, subject to any exceptions found by it in such review (and any related exception report and any subsequent reports thereto shall be delivered to the other parties hereto and the Servicer, in electronic format, including Excel compatible format), (A) those documents referred to in Section 3.3(e) that have been received, and (B) that such documents have been executed, appear on their face to be what they purport to be, purport to be recorded or filed (as applicable) and have not been torn in any materially adverse manner, mutilated or otherwise defaced, and appear on their faces to relate to the Mortgage Asset. The Custodian shall have no responsibility for reviewing the Mortgage Asset File except as expressly set forth in this Section 3.3(f). None of the Trustee, the Collateral Agent, the Note Administrator, and the Custodian shall be under any duty or obligation to inspect, review, or examine any such documents, instruments or certificates to independently determine that they are valid, genuine, enforceable, legally sufficient, duly authorized, or appropriate for the represented purpose, whether the text of any assignment or endorsement is in proper or recordable form (except to determine if the endorsement conforms to the requirements of Section 3.3(e)), whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, to independently determine that any document has actually been filed or recorded in the appropriate office, that any document is other than what it purports to be on its face, or whether the title insurance policies relate to the Mortgaged Property.

(g)                No later than the ninetieth (90th) day after the Closing Date with respect to the Mortgage Assets sold to the Issuer on the Closing Date, the Custodian shall (i) deliver to the Issuer, with a copy to the Note Administrator, the Trustee, the Collateral Agent, the Loan Agent and the Servicer, a final exception report (which report and any updates or modifications thereto shall be delivered in electronic format, including Excel-compatible format) as to any remaining documents that are required to be, but are not in the Mortgage Asset File and (ii) request that the Issuer cause such document deficiency to be cured.

(h)                Without limiting the generality of the foregoing:

(i)                      from time to time upon the written request of the Trustee, the Collateral Agent or the Loan Agent, the Issuer shall deliver (or cause to be delivered) to the Custodian any Mortgage Asset Document in the possession of the Issuer and not previously delivered hereunder (including originals of Mortgage Asset Documents not previously required to be delivered as originals) and as to which the Trustee, the Collateral Agent or the Loan Agent, as applicable, shall have reasonably determined, or shall have been advised, to be necessary or appropriate for the administration of such Mortgage Assets hereunder for the protection of the security interest of the Collateral Agent under this Indenture and Credit Agreement;

(ii)                    upon request of the Issuer or the Class A Lender, in connection with any delivery of documents to the Custodian pursuant to clause (h)(i) above, the Custodian shall deliver to the Issuer or Class A Lender, as applicable, an updated report in the form of Schedule B to Exhibit E as to all documents in its possession; and

(iii)                    from time to time upon request of the Issuer or the Servicer, as applicable, the Custodian shall, upon delivery by the Issuer or the Servicer, as applicable, of a Request for Release in the form of Exhibit F hereto (together with, if the Class A Loan is outstanding, the countersignature of the Class A Lender (which countersignature (x) shall not be unreasonably withheld, conditioned or delayed, and (y) shall not be required if the related Mortgage Asset has been paid in full)), release to the Issuer or the Servicer, as applicable, such of the Mortgage Asset Documents then in its custody as the Issuer or the Servicer, as applicable, reasonably so requests. By submission of any such Request for Release, the Issuer or the Servicer, as applicable, shall be deemed to have represented and warranted that it has determined that the requested release is necessary for the administration of such Mortgage Asset hereunder or for the protection of the security interest of the Collateral Agent under this Indenture and Credit Agreement. The Issuer or the Servicer, as applicable, shall return to the Custodian each Mortgage Asset Document released from custody pursuant to this clause (iii) within twenty (20) Business Days of receipt thereof (except such Mortgage Asset Documents as are released in connection with a sale, exchange or other disposition, in each case only as permitted under this Indenture and Credit Agreement, of the related Mortgage Asset that is consummated within such 20-day period). Notwithstanding the foregoing provisions of this clause (iii), any note or other instrument evidencing a Pledged Mortgage Asset shall be released only for the purpose of (1) a sale, exchange or other disposition of such Pledged Mortgage Asset that is permitted in accordance with the terms of this Indenture and Credit Agreement, (2) presentation, collection, renewal or registration of transfer of such Pledged Mortgage Asset or (3) in the case of any note, in connection with a payment in full of all amounts owing under such note.

(i)                 As of the Closing Date, the Issuer represents and warrants as follows:

(i)                this Indenture and Credit Agreement creates a valid and continuing security interest (as defined in the UCC) in the Collateral in favor of the Collateral Agent for the benefit of the Secured Parties, which security interest is prior to all other liens, and is enforceable as such against creditors of and purchasers from the Issuer;

(ii)               the Issuer owns and has good and marketable title to such Collateral free and clear of any lien, claim or encumbrance of any Person (except as set forth in clauses (iv) or (v) below);

(iii)              in the case of each Collateral, the Issuer has acquired its ownership in such Collateral in good faith without notice of any adverse claim as defined in Section-8 102(a)(1) of the UCC as in effect on the date hereof;

(iv)              other than the security interest granted to the Collateral Agent for the benefit of the Secured Parties pursuant to this Indenture and Credit Agreement, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral;

(v)                the Issuer has not authorized the filing of, and is not aware of, any financing statements against the Issuer that include a description of collateral covering the Collateral other than any financing statement (A) relating to the security interest granted to the Collateral Agent for the benefit of the Secured Parties hereunder or (B) that has been terminated;

(vi)              the Issuer is not aware of any judgment lien, Pension Benefit Guarantee Corporation lien or tax lien filings against the Issuer;

(vii)            the Issuer has received all consents and approvals required by the terms of each Collateral and the Transaction Documents to Grant to the Collateral Agent its interest and rights in such Collateral hereunder;

(viii)            the Issuer has caused or will have caused, within ten (10) days of the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Collateral granted to the Collateral Agent for the benefit of the Secured Parties hereunder;

(ix)              the list of Mortgage Assets in Schedule A identifies every Mortgage Asset sold to or acquired by the Issuer on the Closing Date pursuant to the Mortgage Asset Purchase Agreement and pledged to the Issuer hereunder and the requirements of Section 3.2(a) with respect to such Mortgage Assets have been satisfied;

(x)                all of the Collateral constitutes one or more of the following categories: an Instrument, a General Intangible, a Certificated Security or an uncertificated security and proceeds of all the foregoing;

(xi)              [reserved];

(xii)            the Issuer has delivered a fully executed Securities Account Control Agreement pursuant to which the Securities Intermediary has agreed to comply with all instructions originated by the Collateral Agent relating to the Indenture and Credit Agreement Accounts without further consent of the Issuer; none of the Indenture and Credit Agreement Accounts is in the name of any Person other than the Issuer; the Issuer has not consented to the Securities Intermediary to comply with any instructions in respect of the Indenture and Credit Agreement Accounts and any Cash credited to any of the Indenture and Credit Agreement Accounts originated by any Person other than the Collateral Agent;

(xiii)             the Issuer has delivered a fully executed Account Control Agreement pursuant to which the Depositary Bank has agreed to comply with all instructions originated by the Collateral Agent relating to the Servicing Accounts without further consent of the Issuer; none of the Servicing Accounts is in the name of any Person other than the Issuer; the Issuer has not consented to the Depositary Bank to comply with any instructions in respect of the Servicing Accounts and any Cash credited to any of the Servicing Accounts originated by any Person other than the Collateral Agent or the Servicer, as more fully set forth in the Account Control Agreement;

(xiv)            (A) all original executed copies of each promissory note, participation certificate or other writings that constitute or evidence any pledged obligation that constitutes an Instrument have been delivered to the Custodian for the benefit of the Collateral Agent and (B) none of the promissory notes, participation certificates or other writings that constitute or evidence such collateral has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed by the Issuer to any Person other than the Collateral Agent; and

(xv)             each of the Indenture and Credit Agreement Accounts constitutes a Securities Account.

Section 3.4.             Class A Loan Fees.

The Issuer shall pay to the Class A Lender (i) on the Closing Date, Class A Loan Upfront Fee, (ii) on the Payment Date in March 2023, the Class A Loan Anniversary Fee, and (iii) on any Additional Funding Date, the applicable Additional Class A Loan Fee.

Article 4

SATISFACTION AND DISCHARGE

Section 4.1.             Satisfaction and Discharge of Indenture and Credit Agreement.

This Indenture and Credit Agreement shall be discharged and shall cease to be of further effect except as to (i) rights of registration of transfer and exchange with respect to the Notes and the Class A Lender Promissory Note, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Notes or Class A Lender Promissory Note, (iii) rights of Debtholders to receive payments of principal thereof and interest thereon, (iv) the rights, protections, indemnities and immunities of the Note Administrator (in each of its capacities), the Collateral Agent, the Loan Agent and the Trustee and the specific obligations set forth below hereunder, (v) the rights, obligations and immunities of the Servicer hereunder and under the Servicing Agreement, and (vi) the rights of Secured Parties as beneficiaries hereof with respect to the property deposited with the Custodian or the Securities Intermediary and payable to all or any of them (and the Collateral Agent, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture and Credit Agreement) when:

(a)                (i)      either:

(1)                (x) all Notes theretofore authenticated and delivered to Noteholders (other than (A) Notes which have been mutilated, defaced, destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.6 and (B) Notes for which payment has theretofore irrevocably been deposited in trust and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 7.3) have been delivered to the Note Registrar for cancellation and (y) the Debt (including the Class A Loan) has been repaid in full (or money for the payment of Debt (including the Class A Loan) has theretofore irrevocably been deposited in trust and thereafter repaid to the Issuer, as provided in Section 7.3); or

(2)                all Notes not theretofore delivered to the Note Registrar for cancellation or Debt not repaid in full (A) has become due and payable, or (B) shall become due and payable at its Stated Maturity Date within one (1) year, or (C) is to be called for redemption or repayment pursuant to Article 9 under an arrangement satisfactory to the Collateral Agent for the giving of notice of redemption by the Issuer pursuant to Section 9.3 and either (x) the Issuer has irrevocably deposited or caused to be deposited with the Collateral Agent, Cash or non-callable direct obligations of the United States of America; which obligations are entitled to the full faith and credit of the United States of America or are debt obligations which are rated “Aaa” by Moody’s in an amount sufficient, as recalculated by a firm of Independent nationally-recognized certified public accountants, to pay and discharge the amount of such Debt (including, in the case of a redemption pursuant to Section 9.1, the Redemption Price and, in the case of the Class A Lender, the outstanding principal balance of the Class A Loan) not theretofore delivered to the Note Administrator for cancellation or repaid, for principal and interest to the date of such deposit (in the case of Notes which have become due and payable), or to the respective Stated Maturity Date or the respective Tax Redemption Date, as the case may be or (y) in the event all of the Collateral is liquidated following the satisfaction of the conditions specified in Article 5, the Issuer shall have deposited or caused to be deposited with the Collateral Agent, all proceeds of such liquidation of the Collateral, for payment in accordance with the Priority of Payments;

(ii)               the Issuer has paid or caused to be paid all other sums then due and payable hereunder (including any amounts then due and payable pursuant to the Servicing Agreement, any sub-servicing agreement (if applicable) by the Issuer) and no other amounts are scheduled to be due and payable by the Issuer other than Dissolution Expenses; and

(iii)              the Issuer has delivered to the Trustee, the Collateral Agent, the Loan Agent and the Note Administrator an Officer’s Certificate stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture and Credit Agreement have been complied with;

provided, however, that in the case of clause (a)(i)(2)(x) above, the Issuer has delivered to the Trustee, the Collateral Agent, the Loan Agent and the Note Administrator an Opinion of Counsel to the effect that the Debtholders would recognize no income gain or loss for U.S. federal income tax purposes as a result of such deposit and satisfaction and discharge of this Indenture and Credit Agreement; or

(b)           (i)       the Issuer has delivered to the Trustee, the Collateral Agent, the Loan Agent and the Note Administrator a certificate stating that (1) there is no Collateral (other than (x) the Servicing Agreement, the Account Control Agreement and the Servicing Accounts related thereto and the Securities Account Control Agreement and the Indenture and Credit Agreement Accounts related thereto and (y) Cash in an amount not greater than the Dissolution Expenses) that remains subject to the lien of this Indenture and Credit Agreement and (2) all funds on deposit in or to the credit of the Accounts have been distributed in accordance with the terms of this Indenture and Credit Agreement or have otherwise been irrevocably deposited with the Servicer under the Servicing Agreement for such purpose; and

(ii)               the Issuer has delivered to the Note Administrator, the Collateral Agent, the Loan Agent and the Trustee an Officer’s Certificate stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture and Credit Agreement have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture and Credit Agreement, the rights and obligations of the Issuer, the Trustee, the Note Administrator, and, if applicable, the Noteholders, as the case may be, under Sections 2.7, 4.2, 5.4(d), 5.9, 5.18, 6.7, 6.17(e), 16.16 and 7.3 hereof shall survive.

Section 4.2.                Application of Amounts Held in Trust.

All amounts deposited with the Collateral Agent pursuant to Section 4.1 shall be held in trust and applied by it in accordance with the provisions of the Debt and this Indenture and Credit Agreement (including, without limitation, the Priority of Payments) to the payment of the principal and interest, either directly or through any Paying Agent, as the Collateral Agent may determine, and such amounts shall be held in a segregated account identified as being held in trust for the benefit of the Secured Parties.

Section 4.3.                Repayment of Amounts Held by Paying Agent.

In connection with the satisfaction and discharge of this Indenture and Credit Agreement with respect to the Debt, all amounts then held by any Paying Agent, upon demand of the Issuer, shall be remitted to the Collateral Agent to be held and applied pursuant to Section 7.3 hereof and, in the case of amounts payable on the Debt, in accordance with the Priority of Payments, and thereupon such Paying Agent shall be released from all further liability with respect to such amounts.

Section 4.4.             Limitation on Obligation to Incur Issuer Administrative Expenses.

If at any time after an Event of Default has occurred and the Debt has been declared immediately due and payable, the sum of (i) Cash and (ii) amounts reasonably expected to be received by the Issuer with respect to the Mortgage Assets in Cash during the current Due Period (as certified, upon written request from the Collateral Agent, by the Issuer) is less than the sum of Dissolution Expenses and any accrued and unpaid Issuer Administrative Expenses, then notwithstanding any other provision of this Indenture and Credit Agreement, the Issuer shall no longer be required to incur Issuer Administrative Expenses as otherwise required by this Indenture and Credit Agreement to any Person, other than with respect to fees and indemnities of, and other payments, charges and expenses incurred in connection with opinions, reports or services to be provided to or for the benefit of, the Trustee, the Note Administrator, the Collateral Agent, the Loan Agent or any of their respective Affiliates. Any failure to pay such amounts or provide or obtain such opinions, reports or services no longer required hereunder shall not constitute a Default hereunder.

Article 5

REMEDIES

Section 5.1.             Events of Default.

“Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)              a default in the payment of any interest on the Class A Loan when the same becomes due and payable and the continuation of any such default; provided that in the case of a failure to disburse funds due to an administrative error or omission by the Loan Agent or the Collateral Agent, such failure continues for five (5) Business Days after a Bank Officer of the Loan Agent or the Collateral Agent receives written notice or has actual knowledge of such administrative error or omission;

(b)              a default in the payment of principal (or the related Redemption Price, if applicable) of any Class of Debt when the same becomes due and payable, at its Stated Maturity Date or any Tax Redemption Date; provided, in each case, that in the case of a failure to disburse funds due to an administrative error or omission by the Loan Agent, the Note Administrator, the Collateral Agent or any paying agent, such failure continues for five (5) Business Days after a Bank Officer of the Loan Agent, the Note Administrator or the Collateral Agent, as applicable, receives written notice or has actual knowledge of such administrative error or omission;

(c)              the failure on any Payment Date to disburse amounts available in the Payment Account in accordance with the Priority of Payments set forth under Section 11.1(a) (other than (i) a default in payment described in clause (a) or (b) above and (ii) unless the Holders of a Class of Debt object, a failure to disburse any amounts to the Holders of such Class of Debt), which failure continues for a period of three (3) Business Days or, in the case of a failure to disburse such amounts due to an administrative error or omission by the Loan Agent, the Note Administrator, the Collateral Agent or the Paying Agent, which failure continues for five (5) Business Days;

(d)             either of the Issuer or the pool of Collateral becomes an investment company required to be registered under the 1940 Act;

(e)             a default, in any material respect, in the performance, or breach, of any other covenant or other agreement of the Issuer or any representation or warranty of the Issuer hereunder or in any certificate or other writing delivered pursuant hereto or in connection herewith proves to be incorrect in any material respect when made, and the continuation of such default or breach for a period of thirty (30) days (or, if such default, breach or failure has an adverse effect on the validity, perfection or priority of the security interest granted hereunder, fifteen (15) days) after the Issuer has actual knowledge thereof or after notice thereof to the Issuer by the Collateral Agent or to the Issuer and the Collateral Agent by Holders of at least 25% of the Aggregate Outstanding Amount of the Controlling Class; provided, that the delivery of a certificate or other writing that corrects any inaccuracy contained in a previous certificate or other writing shall be deemed to cure such inaccuracy as of the date of delivery of such certificate or other writing and any and all inaccuracies arising from the continuation of such initial certificate or other writing;

(f)              the entry of a decree or order by a court having competent jurisdiction adjudging any GPMT Entity as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of any GPMT Entity under the Bankruptcy Code or any other applicable law, or appointing a receiver, liquidator, assignee, or sequestrator (or other similar official) of any GPMT Entity or of any substantial part of its property, respectively, or ordering the winding up or liquidation of its affairs and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days;

(g)             the institution by any GPMT Entity of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Bankruptcy Code or any other similar applicable law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of any GPMT Entity or of any substantial part of its property, respectively, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of any action by any GPMT Entity in furtherance of any such action;

(h)             one or more final judgments being rendered against the Issuer, which exceed, in the aggregate, U.S.$1,000,000 and which remain unstayed, undischarged and unsatisfied for thirty (30) days after such judgment(s) becomes nonappealable, unless adequate funds have been reserved or set aside for the payment thereof;

(i)              the Issuer or any portion of the Collateral becomes an association taxable as a corporation, a publicly traded partnership or taxable mortgage pool, in each case subject to U.S. federal income tax on a net basis unless (A) such event was caused by a breach by the Class A Lender of Section 16.21(b) or (B) it receives an amount from the beneficial owners of the limited liability company interests of the Issuer sufficient to discharge in full the amounts then due and unpaid on the Debt and amounts and expenses described in Section 11.1(a)(i)(1)-(2) in accordance with the Priority of Payments or (C) the Notes are subject to a Tax Redemption (and the Class A Loan is prepaid in full in connection with such redemption) announced by the Issuer in compliance with this Indenture and Credit Agreement, and such redemption has not been rescinded;

(j)              the occurrence of a Mortgage Asset Future Funding Failure;

(k)             [reserved];

(l)              the Issuer constitutes a “covered fund” for purposes of the Volcker Rule; or

(m)            the breach by Guarantor of the covenants made by it in Article V(g) (Limitation on Distributions) or Article V(i) (Financial Covenants) of the Carveout Guaranty.

Upon becoming aware of the occurrence of an Event of Default, the Issuer shall promptly notify (or shall procure the prompt notification of) the Trustee, the Collateral Agent, the Loan Agent, the Note Administrator, the Servicer and the Holders of the Debt in writing.

Section 5.2.             Acceleration of Maturity; Rescission and Annulment.

(a)              If an Event of Default shall occur and be continuing (other than the Events of Default specified in Section 5.1(f) or Section 5.1(g)), the Collateral Agent shall, at the direction of a Majority of the Controlling Class, declare the principal of and accrued and unpaid interest on all the Debt to be immediately due and payable. Upon any such declaration such principal, together with all accrued and unpaid interest thereon, and other amounts payable thereunder in accordance with the Priority of Payments will become immediately due and payable. If an Event of Default described in Section 5.1(f) or Section 5.1(g) above occurs, such an acceleration shall occur automatically and without any further action. If the Debt is accelerated, payments shall be made in the order and priority set forth in Section 11.1(a) hereof.

(b)             At any time after such a declaration of acceleration of Maturity of the Debt has been made, and before a judgment or decree for payment of the amounts due has been obtained by the Collateral Agent as hereinafter provided in this Article 5, a Majority of the Controlling Class, other than with respect to an Event of Default specified in Section 5.1(d), Section 5.1(f), Section 5.1(g), or Section 5.1(i), by written notice to the Issuer, the Collateral Agent, the Loan Agent and the Trustee, may rescind and annul such declaration and its consequences if:

(i)             the Issuer has paid or deposited with the Collateral Agent a sum sufficient to pay:

(A)             all unpaid installments of interest on and principal of the Debt that would be due and payable hereunder if the Event of Default giving rise to such acceleration had not occurred;

(B)             all unpaid taxes of the Issuer, Issuer Administrative Expenses and other sums paid or advanced by or otherwise due and payable to the Collateral Agent, the Loan Agent, the Note Administrator or the Trustee hereunder; and

(C)             any Issuer Administrative Expense due and payable; and

(ii)            the Collateral Agent has received notice that all Events of Default, other than the non-payment of the interest on and principal of the Debt that have become due solely by such acceleration, have been cured and a Majority of the Controlling Class, by written notice to the Collateral Agent, has agreed with such notice (which agreement shall not be unreasonably withheld or delayed) or waived as provided in Section 5.14.

At any such time that the Collateral Agent, subject to Section 5.2(b) above, shall rescind and annul such declaration and its consequences as permitted hereinabove, the Collateral shall be preserved in accordance with the provisions of Section 5.5 with respect to the Event of Default that gave rise to such declaration; provided that if such preservation of the Collateral is rescinded pursuant to Section 5.5, the

Debt may be accelerated pursuant to the first paragraph of this Section 5.2, notwithstanding any previous rescission and annulment of a declaration of acceleration pursuant to this paragraph.

No such rescission shall affect any subsequent Default or impair any right consequent thereon.

(c)             Subject to Sections 5.4 and 5.5, a Majority of the Controlling Class shall have the right to direct the Collateral Agent in the conduct of any Proceedings for any remedy available to the Collateral Agent or in the sale of any or all of the Collateral; provided that (i) such direction will not conflict with any rule of law or this Indenture and Credit Agreement; (ii) the Collateral Agent may take any other action not inconsistent with such direction; (iii) the Collateral Agent determines that such action will not involve it in liability (unless the Collateral Agent has received security or indemnity satisfactory to it against any such liability); and (iv) any direction to undertake a sale of the Collateral may be made only as described in Sections 5.4, 5.5 and 5.17. The Collateral Agent shall be entitled to refuse to take any action absent such direction.

(d)             As security for the payment by the Issuer of the compensation and expenses of the Trustee, the Collateral Agent, the Loan Agent, the Custodian and the Note Administrator, and any sums the Trustee, the Collateral Agent, the Loan Agent, the Custodian or the Note Administrator shall be entitled to receive as indemnification by the Issuer, the Issuer hereby Grants to the Collateral Agent a lien on the Collateral, which lien is senior to the lien of the Debtholders. The Collateral Agent’s lien shall be subject to the Priority of Payments and exercisable by the Collateral Agent only if the Debt has been declared due and payable following an Event of Default and such acceleration has not been rescinded or annulled.

(e)             A Majority of the Controlling Class may, prior to the time a judgment or decree for the payment of amounts due has been obtained by the Collateral Agent, waive any past Default on behalf of the Holders of all of the Debt and its consequences in accordance with Section 5.14.

Section 5.3.             Collection of Indebtedness and Suits for Enforcement by Collateral Agent.

(a)              The Issuer covenants that if a Default shall occur in respect of the payment of any interest and principal on any Class of Debt (but only after any amounts payable pursuant to Section 11.1(a) having a higher priority have been paid in full), the Issuer shall, upon demand of the Collateral Agent (acting at the direction of a Majority of the Controlling Class) or any affected Debtholder, pay to the Collateral Agent, for the benefit of the Holder of such Debt, the whole amount, if any, then due and payable on such Debt for principal and interest or other payment with interest on the overdue principal and, to the extent that payments of such interest shall be legally enforceable, upon overdue installments of interest, at the applicable interest rate and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Note Administrator, the Collateral Agent, the Loan Agent, the Trustee and such Debtholder and their respective agents and counsel.

If the Issuer fails to pay such amounts forthwith upon such demand, the Collateral Agent, as agent for the Secured Parties and at the direction of the Majority of the Controlling Class, and at the expense of the Issuer, shall institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer and collect the amounts adjudged or decreed to be payable in the manner provided by law out of the Collateral.

If an Event of Default occurs and is continuing, the Collateral Agent, upon written direction of the Majority of the Controlling Class, shall proceed to protect and enforce its rights and the rights of the Debtholders by such Proceedings as directed by a Majority of the Controlling Class. Such Proceedings shall be used for the specific enforcement of any covenant or agreement in this Indenture and Credit Agreement or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Collateral Agent by this Indenture and Credit Agreement or by law. Any direction to the Collateral Agent to undertake a sale of Mortgage Assets shall be forwarded to, if the Class A Loan is outstanding, the Class A Lender, and the Collateral Agent shall conduct any such sale in accordance with this Indenture and Credit Agreement and, if the Class A Loan is outstanding, the direction of the Class A Lender or, if the Class A Loan is no longer outstanding, the direction of 100% of the Controlling Class.

In the case where (x) there shall be pending Proceedings relative to the Issuer under the Bankruptcy Code or any other applicable bankruptcy, insolvency or other similar law, (y) a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property, or (z) there shall be any other comparable Proceedings relative to the Issuer or the creditors or property of the Issuer, regardless of whether the principal of any Debt shall then be due and payable as therein expressed or by declaration, or otherwise and regardless of whether the Collateral Agent shall have made any demand pursuant to the provisions of this Section 5.3, the Collateral Agent shall (at the direction of a Majority of the Controlling Class) be entitled and empowered, by intervention in such Proceedings or otherwise:

(i)             to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Debt and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Collateral Agent and the Trustee (including any claim for reasonable compensation to the Collateral Agent or Trustee and each predecessor Collateral Agent or Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Collateral Agent or the Trustee and each predecessor Collateral Agent or Trustee, except as a result of negligence, or gross negligence, as applicable or bad faith) and of the Debtholders allowed in any Proceedings relative to the Issuer or to the creditors or property of the Issuer;

(ii)            unless prohibited by applicable law and regulations, to vote on behalf of the Debtholders upon the direction of Majority of the Controlling Class (or in the case of the Notes, the Trustee, who shall direct the Collateral Agent pursuant to direction it receives from the Holders of Notes) in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or of a Person performing similar functions in comparable Proceedings; and

(iii)           to collect and receive (or cause the Note Administrator and/or the Loan Agent to collect and receive) any amounts or other property payable to or deliverable on any such claims, and to distribute (or cause the Note Administrator and/or the Loan Agent to distribute) all amounts received with respect to the claims of the Debtholders and of the Collateral Agent on their behalf; the Secured Parties, and any trustee, receiver or liquidator, custodian or other similar official is hereby authorized by each of the Debtholders to make payments to the Collateral Agent (or the Note Administrator and/or Loan Agent on its behalf), and, in the event that the Collateral Agent shall consent to the making of payments directly to the Debtholders, to pay to the Collateral Agent such amounts as shall be sufficient to cover reasonable compensation to the Collateral Agent and the Trustee, each predecessor Collateral Agent or Trustee, and their respective agents, attorneys and counsel, and all other reasonable expenses and liabilities incurred, and all advances made, by the Collateral Agent or the Trustee and each predecessor Collateral Agent or Trustee.

Nothing herein contained shall be deemed to authorize the Collateral Agent to authorize, consent to, vote for, accept or adopt, on behalf of any Debtholder, any plan of reorganization, arrangement,

adjustment or composition affecting the Debt or the rights of any Holder thereof, or to authorize the Collateral Agent to vote in respect of the claim of any Debtholder in any such Proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

All rights of action and of asserting claims under this Indenture and Credit Agreement, or under any of the Debt, may be enforced by the Collateral Agent without the possession of any of the Debt or the production thereof in any trial or other Proceedings relative thereto, and any action or Proceedings instituted by the Collateral Agent shall be brought in its own name as agent for the Secured Parties, and any recovery of judgment, shall be applied as set forth in Section 5.7.

Notwithstanding anything in this Section 5.3 to the contrary, neither the Collateral Agent nor a Class A Lender may sell or liquidate the Collateral or institute Proceedings in furtherance thereof pursuant to this Section 5.3 unless the conditions specified in Section 5.5(a) are met. The Collateral Agent shall have no liability or responsibility for or in connection with any such sale conducted by Class A Lender in the manner directed by the Majority of the Controlling Class.

Section 5.4.             Remedies.

(a)              If an Event of Default has occurred and is continuing, and the Debt has been declared due and payable and such declaration and its consequences have not been rescinded and annulled, the Issuer agrees that the Collateral Agent shall upon written direction of a Majority of the Controlling Class (or direction from the Loan Agent on behalf of and at the direction of the Class A Lender, (if the Class A Loan is the Controlling Class) or direction from the Trustee with respect to any Notes constituting the Controlling Class, which direction may be given by the Trustee to the Collateral Agent and shall be given by the Trustee to the Collateral Agent to the extent that the Trustee receives direction from a Majority of the Controlling Class), to the extent permitted by applicable law, exercise one or more of the following rights, privileges and remedies:

(i)             institute Proceedings for the collection of all amounts then payable on the Debt or otherwise payable under this Indenture and Credit Agreement (whether by declaration or otherwise), enforce any judgment obtained and collect from the Collateral any amounts adjudged due;

(ii)            sell all or a portion of the Collateral or rights of interest therein, at one or more public or private sales called and conducted in any manner permitted by law and in accordance with Section 5.17 hereof;

(iii)           institute Proceedings from time to time for the complete or partial foreclosure of this Indenture and Credit Agreement with respect to the Collateral;

(iv)          exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Secured Parties hereunder; and

(v)           exercise any other rights and remedies that may be available at law or in equity;

provided, however, that no sale or liquidation of the Collateral or institution of Proceedings in furtherance thereof pursuant to this Section 5.4 may be effected unless either of the conditions specified in Section 5.5(a) are met; provided, further, that in no event shall any of the Collateral Agent, Trustee, Note Administrator or Loan Agent be obligated to institute Proceedings, bring suit, or enforce remedies on behalf of the Secured Parties against the Servicer so long as the Servicer is an Affiliate of the Collateral Agent, Trustee, Note Administrator or Loan Agent. In the event that any of the Collateral Agent, Trustee, Note Administrator or Loan Agent is requested to institute Proceedings, bring suit, or enforce remedies on behalf of the Secured Parties against the Servicer and is not required to do so pursuant to the foregoing proviso, such party, at the request of the Majority of the Controlling Class, shall resign from all responsibilities hereunder pursuant to Section 6.9, 16.17 or 16.18, as applicable.

The Issuer shall, at the Issuer’s expense, upon request of the Trustee or the Collateral Agent, obtain and rely upon an opinion of an Independent investment banking firm as to the feasibility of any action proposed to be taken in accordance with this Section 5.4 and as to the sufficiency of the proceeds and other amounts expected to be received with respect to the Collateral to make the required payments of principal of and interest on the Debt and other amounts payable hereunder, which opinion shall be conclusive evidence as to such feasibility or sufficiency.

(b)             If an Event of Default as described in Section 5.1(e) hereof shall have occurred and be continuing, the Collateral Agent, at the request of the Holders of not less than 25% of the Aggregate Outstanding Amount of the Controlling Class (or direction from the Trustee with respect to any Notes constituting the Controlling Class, which direction may be given by the Trustee to the Collateral Agent and shall be given by the Trustee to the Collateral Agent to the extent that the Trustee receives direction from the Majority of the Controlling Class) shall institute a Proceeding solely to compel performance of the covenant or agreement or to cure the representation or warranty, the breach of which gave rise to the Event of Default under such Section, and enforce any equitable decree or order arising from such Proceeding.

(c)             Upon any Sale, whether made under the power of sale hereby given or by virtue of judicial proceedings, any Debtholder, the Servicer, or any of their respective Affiliates may bid for and purchase the Collateral or any part thereof and, upon compliance with the terms of Sale, may hold, retain, possess or dispose of such property in its or their own absolute right without accountability; and any purchaser at any such Sale may, in paying the purchase money, turn in any of the Debt in lieu of Cash equal to the amount which shall, upon distribution of the net proceeds of such sale, be payable on the Debt so turned in by such Holder (taking into account the Class of such Debt). Such Debt, in case the amounts so payable thereon shall be less than the amount due thereon, shall either be returned to the Holders thereof after proper notation has been made thereon to show partial payment or a new note shall be delivered to the Holders reflecting the reduced interest thereon.

Upon any Sale, whether made under the power of sale hereby given or by virtue of judicial proceedings, the receipt of the Collateral Agent or of the Officer making a sale under judicial proceedings shall be a sufficient discharge to the purchaser or purchasers at any sale for its or their purchase money and such purchaser or purchasers shall not be obliged to see to the application thereof.

Any such Sale, whether under any power of sale hereby given or by virtue of judicial proceedings, shall (x) bind the Issuer, the Trustee, the Collateral Agent, the Loan Agent, the Note Administrator and the Debtholders, shall operate to divest all right, title and interest whatsoever, either at law or in equity, of each of them in and to the property sold and (y) be a perpetual bar, both at law and in equity, against each of them and their successors and assigns, and against any and all Persons claiming through or under them.

(d)             Notwithstanding any other provision of this Indenture and Credit Agreement or any other Transaction Document, none of the Trustee, the Collateral Agent, the Loan Agent, the Note Administrator or any other Secured Party, any other party to any Transaction Document, or the Debtholders or any third-party beneficiary of this Indenture and Credit Agreement may, prior to the date which is one (1) year and one (1) day, or, if longer, the applicable preference period then in effect after the payment in full of all Debt, institute against, or join any other Person in instituting against, the Issuer or any Permitted Subsidiary any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, or other proceedings under federal or State bankruptcy or similar laws of any jurisdiction. Nothing in this Section 5.4 shall preclude, or be deemed to stop the Trustee, the Collateral Agent, the Loan Agent, the Note Administrator, or any other Secured Party or any other party to any Transaction Document (i) from taking any action prior to the expiration of the aforementioned one (1) year and one (1) day period, or, if longer, the applicable preference period then in effect period in (A) any case or proceeding voluntarily filed or commenced by the Issuer or (B) any involuntary insolvency proceeding filed or commenced by a Person other than the Trustee, the Collateral Agent, the Loan Agent, the Note Administrator or any other Secured Party or any other party to any Transaction Document, or (ii) from commencing against the Issuer or any of their respective properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding.

Section 5.5.             Preservation of Collateral.

(a)              Notwithstanding anything to the contrary herein, if an Event of Default shall have occurred and be continuing when any of the Debt is Outstanding, the Collateral Agent, Loan Agent and the Note Administrator, as applicable, shall (except as otherwise expressly permitted or required under this Indenture and Credit Agreement) retain the Collateral securing the Debt intact, collect and cause the collection of the proceeds thereof and make and apply all payments and deposits and maintain all accounts in respect of the Collateral and the Debt in accordance with the Priority of Payments and the provisions of Article 10, Article 12 and Article 13 and shall not sell or liquidate the Collateral, unless either:

(i)             (A) the Collateral Agent, pursuant to Section 5.5(c), determines that the anticipated proceeds of a sale or liquidation of the Collateral (after deducting the reasonable expenses of such sale or liquidation) would be sufficient to discharge in full (1) the amounts then due and unpaid on the Debt for principal and interest, and (2) upon receipt of information from Persons to whom fees and expenses are payable, all other amounts payable prior to payment of principal of the Debt due and payable pursuant to Section 11.1(a)(iv) or due and payable to the Servicer under the Servicing Agreement in respect of which funds have not been withdrawn from the Collection Account pursuant to the Servicing Agreement, including, without limitation, any liquidation and other fees and other compensation payable under the Servicing Agreement, and (B) the Majority of the Controlling Class agrees with such determination; or

(ii)            the Majority of the Controlling Class direct the sale and liquidation of all or a portion of the Collateral.

In the event of a sale of all or a portion of the Collateral pursuant to clause (ii) above, the Collateral Agent shall sell those Collateral identified by the Majority of the Controlling Class pursuant to a written direction in form and substance satisfactory to the Collateral Agent, and all proceeds of such sale shall be remitted to the Note Administrator or Loan Agent for distribution in the order set forth in Section 11.1(a)(iv). The Collateral Agent shall give written notice of the retention of the Collateral by the Collateral Agent to the Issuer, the Trustee, the Loan Agent and the Servicer. So long as such Event of Default is continuing, any such retention pursuant to this Section 5.5(a) may be rescinded at any time when the conditions specified in clause (i) or (ii) above exist.

(b)             Nothing contained in Section 5.5(a) shall be construed to require a sale of the Collateral securing the Class A Loan if the conditions set forth in Section 5.5(a) are not satisfied. Nothing contained in Section 5.5(a) shall be construed to require the Collateral Agent to preserve the Collateral securing the Class A Loan if prohibited by applicable law.

(c)              In assisting the Collateral Agent to determine whether the condition specified in Section 5.5(a)(i) exists, the Class A Lender shall obtain bid prices with respect to each Mortgage Asset from two (2) dealers that, at that time, engage in the trading, origination or securitization of whole mortgage loans similar to the Mortgage Assets (or, if only one such dealer can be engaged, then the Class A Lender shall obtain a bid price from such dealer or, if no such dealer can be engaged, from a pricing service). The Class A Lender shall compute the anticipated proceeds of sale or liquidation on the basis of the lowest of such bid prices for each such Mortgage Asset and provide the Collateral Agent, the Trustee, the Loan Agent and the Note Administrator with the results thereof. For the purposes of determining issues relating to the market value of any Mortgage Asset and the execution of a sale or other liquidation thereof, the Class A Lender may, but need not, retain at the expense of the Issuer and rely on an opinion of an Independent investment banking firm of national reputation or other appropriate advisors (the cost of which shall be payable as an Issuer Administrative Expense).

The Collateral Agent shall promptly deliver to the Debtholders a report stating the results of any determination required to be made pursuant to Section 5.5(a)(i).

Section 5.6.             Collateral Agent May Enforce Claims Without Possession of Notes.

All rights of action and claims under this Indenture and Credit Agreement or under any of the Debt may be prosecuted and enforced by the Collateral Agent without the possession of any of the Debt or the production thereof in any trial or other Proceeding relating thereto, and any such action or Proceeding instituted by the Collateral Agent shall be brought in its own name as trustee of an express trust. Any recovery of judgment in respect of the Debt shall be applied as set forth in Section 5.7 hereof.

In any Proceedings brought by the Collateral Agent (and in any Proceedings involving the interpretation of any provision of this Indenture and Credit Agreement to which the Collateral Agent shall be a party) in respect of the Debt, the Collateral Agent shall be deemed to represent all the Holders of the Debt.

Section 5.7.             Application of Amounts Collected.

Any amounts collected by the Collateral Agent with respect to the Debt pursuant to this Article 5 and any amounts that may then be held or thereafter received by the Collateral Agent with respect to the Debt hereunder shall be applied subject to Section 13.1 hereof and in accordance with the Priority of Payments set forth in Section 11.1(a)(iv) hereof, at the date or dates fixed by the Collateral Agent.

Section 5.8.             Limitation on Suits.

No Holder of any Debt shall have any right to institute any Proceedings (the right of a Debtholder to institute any proceeding with respect to the Indenture and Credit Agreement or the Debt is subject to any non-petition covenants set forth in the Indenture and Credit Agreement or the Debt), judicial or otherwise, with respect to this Indenture and Credit Agreement or the Debt, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a)              such Holder has previously given to the Collateral Agent written notice of an Event of Default;

(b)              except as otherwise provided in Section 5.9 hereof, the Holders of at least 25% of the then Aggregate Outstanding Amount of the Controlling Class shall have made written request to the Collateral Agent to institute Proceedings in respect of such Event of Default in its own name as Collateral

Agent hereunder and such Holders have offered to the Collateral Agent indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(c)              the Collateral Agent for thirty (30) days after its receipt of such notice, request and offer of indemnity has failed to institute any such Proceeding; and

(d)              no direction inconsistent with such written request has been given to the Collateral Agent during such thirty (30) day period by a Majority of the Controlling Class; it being understood and intended that no one or more Holders of Debt shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture and Credit Agreement or the Debt to affect, disturb or prejudice the rights of any other Holders of the Debt of the same Class or to obtain or to seek to obtain priority or preference over any other Holders of the Debt of the same Class or to enforce any right under this Indenture and Credit Agreement or the Debt, except in the manner herein or therein provided and for the equal and ratable benefit of all the Holders of Debt of the same Class subject to and in accordance with Section 13.1 hereof and the Priority of Payments.

In the event the Collateral Agent shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of the Controlling Class, each representing less than a Majority of the Controlling Class, the Collateral Agent shall not be required to take any action until it shall have received the direction of a Majority of the Controlling Class.

Section 5.9.             Unconditional Rights of Class A Lender to Receive Principal and Interest.

Notwithstanding any other provision in this Indenture and Credit Agreement (except for Section 2.7(i)), the Class A Lender shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on the Class A Loan as such principal, interest and other amounts become due and payable in accordance with the Priority of Payments and Section 13.1, and, subject to the provisions of Sections 5.4 and 5.8 to institute Proceedings for the enforcement of any such payment, and such right shall not be impaired without the consent of the Class A Lender; provided that the right of such Holder to institute proceedings for the enforcement of any such payment shall not be subject to the 25% threshold requirement set forth in Section 5.8(b).

Section 5.10.          Restoration of Rights and Remedies.

If the Collateral Agent or any Holder of Debt has instituted any Proceeding to enforce any right or remedy under this Indenture and Credit Agreement and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Collateral Agent or to such Holder of Debt, then (and in every such case) the Issuer, the Collateral Agent, the Trustee and the Holders of Debt shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Collateral Agent and the Holders of Debt shall continue as though no such Proceeding had been instituted.

Section 5.11.          Rights and Remedies Cumulative.

No right or remedy herein conferred upon or reserved to the Collateral Agent, the Trustee, the Note Administrator, the Loan Agent or to the Holders of Debt is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.12.          Delay or Omission Not Waiver.

No delay or omission of the Collateral Agent or of any Debtholder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein or a waiver of a subsequent Event of Default. Every right and remedy given by this Article 5 or by law to the Collateral Agent, or to the Debtholders may be exercised from time to time, and as often as may be deemed expedient, by the Collateral Agent, or by the Holders of Debt, as the case may be.

Section 5.13.          Control by the Controlling Class.

Subject to Sections 5.2(a) and (b), but notwithstanding any other provision of this Indenture and Credit Agreement, if an Event of Default shall have occurred and be continuing when any of the Debt is Outstanding, a Majority of the Controlling Class (or the Loan Agent on behalf of and at the direction of the Class A Lender, or the Trustee with respect to any Notes constituting the Controlling Class, which direction may be given by the Trustee to the Collateral Agent and shall be given by the Trustee to the Collateral Agent to the extent that the Trustee receives direction from a Majority of the Controlling Class) shall have the right to cause the institution of, and direct the time, method and place of conducting, any Proceeding for any remedy available to the Collateral Agent for exercising any trust, right, remedy or power conferred on the Collateral Agent in respect of the Debt; provided that:

(a)              such direction shall not conflict with any rule of law or with this Indenture and Credit Agreement;

(b)              the Collateral Agent may take any other action deemed proper by the Collateral Agent that is not inconsistent with such direction; provided, however, that the Collateral Agent need not take any action that it determines might involve it in liability (unless the Collateral Agent has received indemnity satisfactory to it against such liability as set forth below);

(c)              the Collateral Agent shall have been provided with indemnity satisfactory to it; and

(d)              notwithstanding the foregoing, any direction to the Collateral Agent to undertake a Sale of the Mortgage Assets shall be performed by the Class A Lender or the Collateral Agent, at the direction of the Class A Lender, at the time and in the manner directed by a Majority of the Controlling Class, and must satisfy the requirements of Section 5.5.

Section 5.14.          Waiver of Past Defaults.

Prior to the time a judgment or decree for payment of the amounts due has been obtained by the Collateral Agent, as provided in this Article 5, a Majority of the Controlling Class may, on behalf of the Holders of all the Debt, waive any past Default in respect of the Debt and its consequences, except a Default:

(a)              in the payment of principal of or interest on any Debt without the consent of the Holder of each Note affected thereby; or

(b)              in respect of any right, covenant or provision hereof for the individual protection or benefit of the Collateral Agent, the Loan Agent, the Trustee or the Note Administrator, without the Collateral Agent’s, the Loan Agent’s, the Trustee’s or the Note Administrator’s express written consent thereto, as applicable.

In the case of any such waiver, the Issuer, the Collateral Agent, the Trustee and the Holders of the Debt shall be restored to their respective former positions and rights hereunder, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture and Credit Agreement, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto. Any such waiver shall be effectuated upon receipt by the Collateral Agent, the Trustee and the Note Administrator of a written waiver by such Majority of each Class of Debt.

Section 5.15.          Undertaking for Costs.

All parties to this Indenture and Credit Agreement agree, and each Holder of any Debt by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture and Credit Agreement, or in any suit against the Collateral Agent for any action taken or omitted by it as Collateral Agent, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.15 shall not apply to any suit instituted by (x) the Collateral Agent, (y) any Debtholder, or group of Debtholders, holding in the aggregate more than 10% of the Aggregate Outstanding Amount of the Controlling Class or (z) any Debtholder for the enforcement of the payment of the principal of or interest on any Debt or any other amount payable hereunder on or after the Stated Maturity Date (or, in the case of redemption, on or after the applicable Tax Redemption Date).

Section 5.16.          Waiver of Stay or Extension Laws.

The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force (including but not limited to filing a voluntary petition under Chapter 11 of the Bankruptcy Code and by the voluntary commencement of a proceeding or the filing of a petition seeking winding up, liquidation, reorganization or other relief under any bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws now or hereafter in effect), which may affect the covenants, the performance of or any remedies under this Indenture and Credit Agreement; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Collateral Agent, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.17.          Sale of Collateral.

(a)              The power to effect any sale (a “Sale”) of any portion of the Collateral pursuant to Sections 5.4 and 5.5 hereof shall not be exhausted by any one or more Sales as to any portion of such Collateral remaining unsold, but shall continue unimpaired until all amounts secured by the Collateral shall have been paid or if there are insufficient proceeds to pay such amount until the entire Collateral shall have been sold. The Class A Lender Representative, upon the direction of a Majority of the Controlling Class from time to time, shall postpone any Sale by public announcement made at the time and place of such Sale; provided, however, that if the Sale is rescheduled for a date more than three (3) Business Days after the date of the determination by the Collateral Agent pursuant to Section 5.5(a)(i) hereof, such Sale shall not occur unless and until the Collateral Agent has again made the determination required by Section 5.5(a)(i) hereof. The Collateral Agent hereby expressly waives its rights to any amount fixed by law as compensation for any Sale; provided that the Collateral Agent shall be authorized to deduct the reasonable costs, charges and expenses incurred by it, or by the Class A Lender, the Loan Agent, the Trustee, the Class A Lender Representative or the Note Administrator in connection with such Sale from the proceeds thereof notwithstanding the provisions of Section 6.7 hereof.

(b)              The Debt need not be produced in order to complete any such Sale, or in order for the net proceeds of such Sale to be credited against amounts owing on the Debt.

(c)              The Collateral Agent shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Collateral in connection with a Sale thereof, which, in the case of any Mortgage Assets, shall be upon request and delivery of any such instruments by the Majority of the Controlling Class. In addition, the Class A Lender with respect to any Mortgage Assets and the Collateral Agent with respect to any Collateral, is hereby irrevocably appointed the agent and attorney in fact of the Issuer to transfer and convey its interest in any portion of the Collateral in connection with a Sale thereof, and to take all action necessary to effect such Sale. No purchaser or transferee at such a Sale shall be bound to ascertain the Collateral Agent’s or the Class A Lender’s authority, to inquire into the satisfaction of any conditions precedent or to see to the application of any amounts.

(d)              In the event of any Sale of the Collateral pursuant to Section 5.4 or Section 5.5, payments shall be made in the order and priority set forth in Section 11.1(a) in the same manner as if the Debt had been accelerated.

(e)              Notwithstanding anything herein to the contrary, any sale by the Collateral Agent of any Mortgage Assets in the case of a sale in connection with a Tax Redemption shall be executed by the Collateral Agent in the manner specified in the applicable Issuer Order.

Section 5.18.          Action on the Notes.

The Collateral Agent’s right to seek and recover judgment on the Debt or under this Indenture and Credit Agreement shall not be affected by the application for or obtaining of any other relief under or with respect to this Indenture and Credit Agreement. Neither the lien of this Indenture and Credit Agreement nor any rights or remedies of the Collateral Agent or the Holders of the Debt shall be impaired by the recovery of any judgment by the Collateral Agent against the Issuer or by the levy of any execution under such judgment upon any portion of the Collateral or upon any of the Collateral of the Issuer.

Article 6

THE TRUSTEE, NOTE ADMINISTRATOR AND THE COLLATERAL AGENT

Section 6.1.             Certain Duties and Responsibilities of the Trustee.

(a)               Except during the continuance of an Event of Default:

(i)             each of the Trustee and the Note Administrator undertakes to perform such duties and only such duties as are set forth in this Indenture and Credit Agreement, and no implied covenants or obligations shall be read into this Indenture and Credit Agreement against the Trustee or the Note Administrator; and any permissive right of the Trustee or the Note Administrator contained herein shall not be construed as a duty; and

(ii)            in the absence of manifest error, or bad faith on its part, each of the Note Administrator and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and the Note Administrator, as the case may be, and conforming to the requirements of this Indenture and Credit Agreement; provided, however, that in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee or the Note Administrator, the Trustee and the Note Administrator shall be under a duty to examine the same to determine whether or not they substantially conform to the requirements of this Indenture and Credit Agreement and shall promptly notify the party delivering the same if such certificate or opinion does not conform. If a corrected form shall not have been delivered to the Trustee or the Note Administrator within fifteen (15) days after such notice from the Trustee or the Note Administrator, the Trustee or the Note Administrator, as applicable, shall notify the party providing such instrument and requesting the correction thereof.

(b)              In case an Event of Default actually known to a Bank Officer of the Trustee has occurred and is continuing, the Trustee shall on behalf of the Debtholders, prior to the receipt of directions from a Majority of the Controlling Class to the extent provided in Article 5 hereof, exercise such of the rights and powers vested in it by this Indenture and Credit Agreement including providing direction to the Collateral Agent on behalf of the Debtholders, and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs; provided that the Trustee is hereby directed to act solely upon the direction of the Class A Lender if an Event of Default has occurred and is continuing.

(c)              If, in performing its duties under this Indenture and Credit Agreement, the Trustee or the Note Administrator is required to decide between alternative courses of action, the Trustee and the Note Administrator may request written instructions from the Majority of the Controlling Class as to courses of action desired by it. If the Trustee and the Note Administrator do not receive such instructions within two (2) Business Days after it has requested them, it may, but shall be under no duty to, take or refrain from taking such action. The Trustee and the Note Administrator shall act in accordance with instructions received after such two (2) Business Day period except to the extent it has already taken, or committed itself to take, action inconsistent with such instructions. The Trustee and the Note Administrator shall be entitled to request and rely on the advice of legal counsel and Independent accountants, in each case selected in good faith and, with due care, with regard to legal or accounting questions, as applicable, arising out of the performance of its duties hereunder and be deemed to have acted in good faith and shall not be subject to any liability if it acts in reasonable reliance thereon, in good faith and in accordance with such advice or opinion.

(d)              No provision of this Indenture and Credit Agreement shall be construed to relieve the Trustee or the Note Administrator from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that neither the Trustee nor the Note Administrator shall be liable:

(i)             for any error of judgment made in good faith by a Bank Officer, unless it shall be proven that it was negligent in ascertaining the pertinent facts; or

(ii)            with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Issuer and/or a Majority of the Controlling Class relating to the time, method and place of conducting any Proceeding for any remedy available to the Trustee or the Note Administrator in respect of any Note or exercising any trust or power conferred upon the Trustee or the Note Administrator under this Indenture and Credit Agreement.

(e)              No provision of this Indenture and Credit Agreement shall require the Trustee or the Note Administrator to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers contemplated hereunder, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it unless such risk or liability relates to its ordinary services under this Indenture and Credit Agreement, except where this Indenture and Credit Agreement provides otherwise.

(f)               Neither the Trustee nor the Note Administrator shall be liable to the Debtholders for any action taken or omitted by it at the direction of the Issuer, the Servicer, the Controlling Class, the Trustee (in the case of the Note Administrator), the Note Administrator (in the case of the Trustee) and/or a Debtholder under circumstances in which such direction is required or permitted by the terms of this Indenture and Credit Agreement.

(g)              For all purposes under this Indenture and Credit Agreement, neither the Trustee nor the Note Administrator shall be deemed to have notice or knowledge of any Event of Default, Class A Loan Principal Trigger Event or Mortgage Asset Default, unless a Bank Officer of either the Trustee or the Note Administrator, as applicable, has actual knowledge thereof or unless written notice of any event which is in fact such an Event of Default or Mortgage Asset Default is received by the Trustee or the Note Administrator, as applicable at the respective Corporate Trust Office, and such notice references the Notes and this Indenture and Credit Agreement. For purposes of determining the Trustee’s and Note Administrator’s responsibility and liability hereunder, whenever reference is made in this Indenture and Credit Agreement to such an Event of Default or Mortgage Asset Default, such reference shall be construed to refer only to such an Event of Default or Default of which the Trustee or Note Administrator, as applicable, is deemed to have notice as described in this Section 6.1. The availability or delivery (including pursuant to this Indenture and Credit Agreement) of reports or other documents (including news or other publicly available reports or documents) to the Note Administrator and Trustee shall not constitute actual or constructive knowledge or notice of information contained in or determinable from those reports or documents, except for such reports or documents that this Indenture or Credit Agreement expressly requires the Note Administrator or Trustee to review or is otherwise a notice addressed to the Note Administrator or Trustee, as applicable.

(h)              The Trustee and the Note Administrator shall, upon reasonable prior written notice, permit the Issuer and its designees, during its normal business hours, to review all books of account, records, reports and other papers of the Trustee relating to the Notes and to make copies and extracts therefrom (the reasonable out-of-pocket expenses incurred in making any such copies or extracts to be reimbursed to the Trustee or the Note Administrator, as applicable, by such Person).

Section 6.2.             Reserved.

Section 6.3.             Certain Rights of Trustee and Note Administrator.

Except as otherwise provided in Section 6.1:

(a)              the Trustee and the Note Administrator may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note, other paper, electronic communication or document believed by it in good faith to be genuine and to have been signed, sent or presented by the proper party or parties;

(b)              any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order, as the case may be;

(c)              whenever in the administration of this Indenture and Credit Agreement the Trustee or the Note Administrator shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee and the Note Administrator (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate;

(d)              as a condition to the taking or omitting of any action by it hereunder, the Trustee and the Note Administrator may consult with counsel (including with respect to any matters, other than factual matters, in connection with the execution by the Trustee or the Note Administrator of a supplemental indenture pursuant to Section 8.2), in each case selected in good faith and with due care with regard to legal matters in connection therewith and be deemed to have acted in good faith and shall not be subject to any liability if it acts in reasonable reliance thereon, in good faith and in accordance with such advice or opinion;

(e)              neither the Trustee nor the Note Administrator shall be under any obligation to exercise or to honor any of the rights or powers vested in it by this Indenture and Credit Agreement at the request or direction of any of the Debtholders pursuant to this Indenture and Credit Agreement, or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Debtholders unless such Debtholders shall have offered to the Trustee and the Note Administrator, as applicable indemnity acceptable to it against the costs, expenses and liabilities which might reasonably be incurred by it in compliance with such request or direction;

(f)               neither the Trustee nor the Note Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note, other paper, electronic communication or documents and shall be entitled to rely conclusively thereon;

(g)             each of the Trustee and the Note Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and shall not be responsible for any misconduct or negligence on the part of any attorney or agent appointed by it with due care, provided that the Trustee and the Note Administrator, as applicable, will provide notice of any such appointment to the Debtholders; provided that upon any such appointment of an agent or attorney, such agent or attorney shall be conferred with all the same rights, indemnities, and immunities as the Trustee or Note Administrator, as applicable;

(h)              neither the Trustee nor the Note Administrator shall be liable for any action it takes or omits to take in good faith that it reasonably and prudently believes to be authorized or within its rights or powers hereunder;

(i)               neither the Trustee nor the Note Administrator shall be responsible for the accuracy of the books or records of, or for any acts or omissions of any Transfer Agent (other than the Note Administrator itself acting in that capacity), any Calculation Agent (other than the Note Administrator itself acting in that capacity) or any Paying Agent (other than the Note Administrator itself acting in that capacity);

(j)               neither the Trustee nor the Note Administrator shall be liable for the actions or omissions of the Issuer, the Class A Lender, the Custodian, the Collateral Agent, the Loan Agent, the Servicer, the Trustee (in the case of the Note Administrator), or the Note Administrator (in the case of the Trustee); and without limiting the foregoing, neither the Trustee nor the Note Administrator shall be under any obligation to verify compliance by any party hereto with the terms of this Indenture and Credit Agreement (other than itself) to verify or independently determine the accuracy of information received by it from the Servicer (or from any selling institution, agent bank, trustee or similar source) with respect to the Mortgage Assets;

(k)              to the extent any defined term hereunder, or any calculation required to be made or determined by the Trustee or Note Administrator hereunder, is dependent upon or defined by reference to generally accepted accounting principles in the United States in effect from time to time (“GAAP”), the Trustee and Note Administrator shall be entitled to request and receive (and rely upon) instruction from the Issuer or the accountants appointed pursuant to Section 6.3(g) as to the application of GAAP in such connection, in any instance;

(l)               neither the Trustee nor the Note Administrator shall have any responsibility to the Issuer or the Secured Parties hereunder to make any inquiry or investigation as to, and shall have no obligation in respect of, the terms of any engagement of Independent accountants by the Issuer;

(m)             the Trustee and the Note Administrator shall each be entitled to all of the same rights, protections, immunities and indemnities afforded to it as Trustee or as Note Administrator, as applicable, in each capacity for which it serves hereunder and under the Servicing Agreement, the Account Control Agreement and the Securities Account Control Agreement (provided that the foregoing shall not be construed to impose upon the Note Administrator the duties or standard of care (including any prudent person standard) of the Trustee);

(n)              to the extent that the entity acting as Trustee is acting as Loan Agent, Note Registrar, Calculation Agent, Paying Agent, Securities Intermediary, Authenticating Agent or Custodian, the rights, privileges, immunities and indemnities set forth in this Article 6 shall also apply to it acting in each such capacity (provided that the foregoing shall not be construed to impose upon such Person the duties or standard of care (including any prudent person standard) of the Trustee);

(o)              in determining any affiliations of Debtholders with any party hereto or otherwise, each of the Trustee and the Note Administrator shall be entitled to request and conclusively rely on a certification provided by a Debtholder;

(p)              in no event shall the Trustee or Note Administrator be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee or Note Administrator has been advised of the likelihood of such loss or damage and regardless of the form of action;

(q)              neither the Trustee nor the Note Administrator shall be required to give any bond or surety in respect of the execution of the trusts created hereby or the powers granted hereunder;

(r)               in no event shall the Trustee or the Note Administrator be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like which restrict or prohibit the providing of the services contemplated by this Indenture and Credit Agreement, inability to obtain material, equipment, or communications or computer facilities, or the failure of equipment or interruption of communications or computer facilities, any act or provision of any present or future governmental authority, labor disputes, disease, epidemic, pandemic, quarantine, national emergency, loss or malfunction of utilities or computer software or hardware, the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility and other causes beyond the Trustee’s or the Note Administrator’s control, as applicable, whether or not of the same Class or kind as specifically named above;

(s)              except as otherwise expressly set forth in this Indenture and Credit Agreement, Wells Fargo Bank, National Association, acting in any particular capacity hereunder will not be deemed to be imputed with knowledge of Wells Fargo Bank, National Association acting in a capacity that is unrelated to the transactions contemplated by this Indenture and Credit Agreement, where some or all of the obligations performed in such capacities are performed by one or more employees within the same group or division of Wells Fargo Bank, National Association or where the groups or divisions responsible for performing the obligations in such capacities have one or more of the same responsible officers;

(t)               neither the Trustee nor the Note Administrator shall have any (i) responsibility for the selection of an alternative rate as a successor or replacement benchmark to the Benchmark and shall be entitled to rely upon any designation of such rate pursuant to Schedule B or Section 2.15 hereof and (ii) liability for any failure or delay in performing its duties hereunder as a result of the unavailability of a Benchmark rate; and

(u)              nothing herein shall require the Note Administrator or the Trustee to act in any manner that is contrary to applicable law.

For purposes hereunder, the Note Administrator, Collateral Agent, and Loan Agent’s services hereunder shall be conducted through its Corporate Trust Services division (including, as applicable, any agents or Affiliates utilized thereby) and the Custodian’s services hereunder shall be conducted through its Documents Custody division (including, as applicable, any agents or Affiliates utilized thereby).

Section 6.4.             Not Responsible for Recitals or Issuance of Notes.

The recitals contained herein and in the Notes, other than the Certificate of Authentication thereon, shall be taken as the statements of the Issuer, and neither the Trustee nor the Note Administrator assumes any responsibility for their correctness. Neither the Trustee nor the Note Administrator makes any representation as to the validity or sufficiency of this Indenture and Credit Agreement, the Collateral or the Debt. Neither the Trustee nor the Note Administrator shall be accountable for the use or application by the Issuer of the Debt or the proceeds thereof or any amounts paid to the Issuer pursuant to the provisions hereof.

Section 6.5.             May Hold Debt.

The Trustee, the Collateral Agent, Note Administrator, the Paying Agent, the Note Registrar or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Debt and may otherwise deal with the Issuer with the same rights it would have if it were not Trustee, the Collateral Agent, Note Administrator, Paying Agent, Note Registrar or such other agent.

Section 6.6.             Amounts Held in Trust.

Amounts held by the Note Administrator hereunder shall be held in trust to the extent required herein. The Note Administrator shall be under no liability for interest on any amounts received by it hereunder.

Section 6.7.             Compensation and Reimbursement of the Trustee, Custodian and Note Administrator.

(a)              The Issuer agrees:

(i)             to pay the Trustee, Custodian and Note Administrator in accordance with the Priority of Payments, the Trustee Fee (which, for the avoidance of doubt, shall be included in the Collateral Agent, Trustee, Loan Agent and Note Administrator Fee), the Collateral Agent, Trustee, Loan Agent and Note Administrator Fee for all services rendered by such party hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee or note administrator of an express trust);

(ii)            except as otherwise expressly provided herein, to reimburse the Trustee, Custodian and Note Administrator in a timely manner upon its request for all reasonable expenses (including the reasonable fees and expenses of third-party attorneys, advisers, accountants and experts employed hereunder), disbursements and advances incurred or made by or in connection with its performance of its obligations under, or otherwise in accordance with any provision of this Indenture and Credit Agreement or any other Transaction Document;

(iii)           to indemnify the Trustee, Custodian and Note Administrator and its Officers, directors, employees and agents for, and to hold them harmless against, any loss, liability or expense (including the reasonable fees and expenses of third-party attorneys, advisers, accountants and experts employed hereunder) incurred without negligence, willful misconduct or bad faith on their part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder and any other Transaction Document or the enforcement of this Section and whether such loss, liability or expense arises from a claim by a Debtholder, the Issuer or any other Person; and

(iv)           to pay the Trustee, Custodian and Note Administrator reasonable additional compensation together with its expenses (including reasonable counsel fees) for any collection or enforcement action taken pursuant to Section 5.4 hereof.

(b)              The Issuer may remit payment for such fees and expenses to the Trustee, Custodian and Note Administrator or, in the absence thereof, the Note Administrator may from time to time deduct payment of the Trustee’s, Custodian’s and Note Administrator’s expenses and indemnities hereunder from amounts on deposit in the Payment Account in accordance with the Priority of Payments.

(c)              The Note Administrator, in its capacity as Note Administrator, Paying Agent, Transfer Agent and Note Registrar, hereby agrees not to cause the filing of a petition in bankruptcy against the Issuer or any Permitted Subsidiary until at least one (1) year and one (1) day (or, if longer, the applicable preference period then in effect) after the payment in full of all Notes issued under this Indenture and Credit Agreement. This provision shall survive termination of this Indenture and Credit Agreement and the resignation or removal of the Trustee or Note Administrator.

(d)              The Trustee and Note Administrator agree that the payment of all amounts to which it is entitled pursuant to Sections 6.7(a)(i), Section 6.7(a)(ii), Section 6.7(a)(iii) and Section 6.7(a)(iv), shall be subject to the Priority of Payments, shall be payable only to the extent funds are available in accordance with such Priority of Payments, shall be payable solely from the Collateral and following realization of the Collateral, any such claims of the Trustee or Note Administrator against the Issuer, and all obligations of the Issuer, shall be extinguished. The Trustee and Note Administrator will have a lien upon the Collateral to secure the payment of such payments to it in accordance with the Priority of Payments; provided that the Trustee and Note Administrator shall not institute any proceeding for enforcement of such lien except in connection with an action taken pursuant to Section 5.3 hereof for enforcement of the lien of this Indenture and Credit Agreement for the benefit of the Secured Parties.

The Trustee and Note Administrator shall receive amounts pursuant to this Section 6.7 and Section 11.1(a) only to the extent that such payment is made in accordance with the Priority of Payments and the failure to pay such amounts to the Trustee and Note Administrator will not, by itself, constitute an Event of Default. Subject to Section 6.9, the Trustee and Note Administrator shall continue to serve under this Indenture and Credit Agreement notwithstanding the fact that the Trustee and Note Administrator shall not have received amounts due to it hereunder; provided that the Trustee and Note Administrator shall not be required to expend any funds or incur any expenses unless reimbursement therefor is reasonably assured to it. No direction by a Majority of the Controlling Class shall affect the right of the Trustee and Note Administrator to collect amounts owed to it under this Indenture and Credit Agreement.

If on any Payment Date, an amount payable to the Trustee and Note Administrator pursuant to this Indenture and Credit Agreement is not paid because there are insufficient funds available for the payment thereof, all or any portion of such amount not so paid shall be deferred and payable on any later Payment Date on which sufficient funds are available therefor in accordance with the Priority of Payments.

The obligations of the Issuer under this Section shall survive the resignation or removal of the Trustee, Note Administrator or Custodian and the satisfaction and discharge of this Indenture and Credit Agreement.

Section 6.8.             Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee and a Note Administrator hereunder which shall be (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of the United States of America or of any State thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least U.S.$200,000,000, subject to supervision or examination by federal or State authority, or (ii) an institution insured by the Federal Deposit Insurance Corporation, that in the case of (i) or (ii), has a long-term unsecured debt rating of at least “A2” by Moody’s; provided, that with respect to the Trustee, it may maintain a long-term unsecured debt rating of at least “Baa1” by Moody’s and a short-term unsecured debt rating of at least “P-2” by Moody’s, and having an office within the United States. If such entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.8, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee or the Note Administrator shall cease to be eligible in accordance with the provisions of this Section 6.8, the Trustee or the Note Administrator, as applicable, shall resign immediately in the manner and with the effect hereinafter specified in this Article 6.

Section 6.9.             Resignation and Removal; Appointment of Successor.

(a)              No resignation or removal of the Note Administrator or the Trustee and no appointment of a successor Note Administrator or Trustee, as applicable, pursuant to this Article 6 shall become effective until the acceptance of appointment by such successor Note Administrator or Trustee under Section 6.10.

(b)                Each of the Trustee and the Note Administrator may resign at any time by giving written notice thereof to the Loan Agent, Collateral Agent, the Issuer, the Servicer, the Debtholders, the Note Administrator (in the case of the Trustee) and the Trustee (in the case of the Note Administrator). Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee or trustees, or a successor Note Administrator, as the case may be, by written instrument, in duplicate, executed by an Authorized Officer of the Issuer, one copy of which shall be delivered to the Note Administrator or the Trustee so resigning and one copy to the successor Note Administrator, Trustee or Trustees, together with a copy to each Holder, the Servicer and the parties hereto; provided that such successor Note Administrator and Trustee shall be appointed only upon the written consent of a Majority of the Debt or, at any time when an Event of Default shall have occurred and be continuing or when a successor Note Administrator and Trustee has been appointed pursuant to Section 6.10, by Act of a Majority of the Controlling Class. If no successor Note Administrator and Trustee shall have been appointed and an instrument of acceptance by a successor Trustee or Note Administrator shall not have been delivered to the Trustee or the Note Administrator within thirty (30) days after the giving of such notice of resignation, the resigning Trustee or Note Administrator, as the case may be, the Majority of the Controlling Class or any Holder of Debt, on behalf of himself and all others similarly situated, may petition any court of competent jurisdiction for the appointment of a successor Trustee or a successor Note Administrator, as the case may be, at the expense of the Issuer. No resignation or removal of the Note Administrator or the Trustee and no appointment of a successor Note Administrator or Trustee will become effective until the acceptance of appointment by the successor Note Administrator or Trustee, as applicable.

(c)                The Note Administrator and Trustee may be removed upon thirty (30) days’ notice at any time by Act of a Supermajority of the Debt or when a successor Trustee has been appointed pursuant to Section 6.10, by Act of a Majority of the Controlling Class, in each case, upon written notice delivered to the parties hereto.

(d)                If at any time:

(i)                 the Trustee or the Note Administrator shall cease to be eligible under Section 6.8 and shall fail to resign after written request therefor by the Issuer or by any Holder; or

(ii)               the Trustee or the Note Administrator shall become incapable of acting or there shall be instituted any proceeding pursuant to which it could be adjudged as bankrupt or insolvent or a receiver or liquidator of the Trustee or the Note Administrator or of its respective property shall be appointed or any public officer shall take charge or control of the Trustee or the Note Administrator or of its respective property or affairs for the purpose of rehabilitation, conservation or liquidation; then, in any such case (subject to Section 6.9(a)), (a) the Issuer, by Issuer Order, may remove the Trustee or the Note Administrator, as applicable, or (b) subject to Section 5.15, a Majority of the Controlling Class or any Holder may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee or the Note Administrator, as the case may be, and the appointment of a successor thereto.

(e)                If the Trustee or the Note Administrator shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee or the Note Administrator for any reason, the Issuer, by Issuer Order, shall promptly appoint a successor Trustee or Note Administrator, as applicable, and the successor Trustee or Note Administrator so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee or the successor Note Administrator, as the case may be. If the Issuer fails to appoint a successor Trustee or Note Administrator within thirty (30) days after such resignation, removal or incapability or the occurrence of such vacancy, a successor Trustee or Note Administrator may be appointed by Act of a Majority of the Controlling Class delivered to the Servicer and the parties hereto, including the retiring Trustee or the retiring Note Administrator, as the case may be, and the successor Trustee or Note Administrator so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee or Note Administrator, as applicable, and supersede any successor Trustee or Note Administrator proposed by the Issuer. If no successor Trustee or Note Administrator shall have been so appointed by the Issuer or a Majority of the Controlling Class and shall have accepted appointment in the manner hereinafter provided, subject to Section 5.15, the Controlling Class, any Holder, the Trustee or the Note Administrator may, on behalf of itself or himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee or Note Administrator.

(f)                 The Issuer shall give prompt notice of each resignation and each removal of the Trustee or Note Administrator and each appointment of a successor Trustee or Note Administrator by delivering written notice of such event by first class mail, postage prepaid, or electronic transmission (including email, subject to the provisions of Section 14.3 and Section 14.4, as applicable) to the Servicer, the parties hereto, and to the Holders of the Debt as their names, addresses and email addresses, as applicable, appear in the Notes Register or the Class A Loan Register, as applicable. Each notice shall include the name of the successor Trustee or Note Administrator, as the case may be, and the address of its respective Corporate Trust Office. If the Issuer fails to deliver such notice within ten (10) days after acceptance of appointment by the successor Trustee or Note Administrator, the successor Trustee or Note Administrator shall cause such notice to be given at the expense of the Issuer.

(g)                The resignation or removal of the Note Administrator in any capacity in which it is serving hereunder, including Note Administrator, Paying Agent, Authenticating Agent, Calculation Agent, Transfer Agent, Custodian, Securities Intermediary and Note Registrar, shall be deemed a resignation or removal, as applicable, in each of the other capacities in which it serves.

Section 6.10.          Acceptance of Appointment by Successor.

Every successor Trustee or Note Administrator appointed hereunder shall execute, acknowledge and deliver to the Servicer, and the parties hereto including the retiring Trustee or the retiring Note Administrator, as the case may be, an instrument accepting such appointment. Upon delivery of the required instruments, the resignation or removal of the retiring Trustee or the retiring Note Administrator shall become effective and such successor Trustee or Note Administrator, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of the retiring Trustee or Note Administrator, as the case may be; but, on request of the Issuer or a Majority of the Controlling Class or the successor Trustee or Note Administrator, such retiring Trustee or Note Administrator shall, upon payment of its fees, indemnities and other amounts then unpaid, execute and deliver an instrument transferring to such successor Trustee or Note Administrator all the rights, powers and trusts of the retiring Trustee or Note Administrator, as the case may be, and shall duly assign, transfer and deliver to such successor Trustee or Note Administrator all property and amounts held by such retiring Trustee or Note Administrator hereunder, subject nevertheless to its lien, if any, provided for in Section 6.7(d). Upon request of any such successor Trustee or Note Administrator, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee or Note Administrator all such rights, powers and trusts.

No successor Trustee or successor Note Administrator shall accept its appointment unless (a) at the time of such acceptance such successor shall be qualified and eligible under this Article 6 and (b) such successor shall have a long-term unsecured debt rating satisfying the requirements set forth in Section 6.8.

Section 6.11.          Merger, Conversion, Consolidation or Succession to Business of Trustee and Note Administrator.

Any corporation or banking association into which the Trustee or the Note Administrator may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which the Trustee or the Note Administrator, shall be a party, or any corporation or banking association succeeding to all or substantially all of the corporate trust business of the Trustee or the Note Administrator, shall be the successor of the

Trustee or the Note Administrator, as applicable, hereunder; provided that with respect to the Trustee, such corporation or banking association shall be otherwise qualified and eligible under this Article 6, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any of the Notes have been authenticated, but not delivered, by the Note Administrator then in office, any successor by merger, conversion or consolidation to such authenticating Note Administrator may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Note Administrator had itself authenticated such Notes.

Section 6.12.          Co-Trustees and Separate Trustee.

At any time or times, including, but not limited to, for the purpose of meeting the legal requirements of any jurisdiction in which any part of the Collateral may at the time be located, for enforcement actions, or where a conflict of interest exists, the Trustee shall have power to appoint, one or more Persons to act as co-trustee jointly with the Trustee or as a separate trustee with respect to all or any part of the Collateral, with the power to file such proofs of claim and take such other actions as provided herein and to make such claims and enforce such rights of action on behalf of the Holders of the Notes as such Holders themselves may have the right to do, subject to the other provisions of this Section 6.12.

The Issuer shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint a co-trustee. If the Issuer does not join in such appointment within fifteen (15) days after the receipt by them of a request to do so, the Trustee shall have power to make such appointment on its own.

Should any written instrument from the Issuer be required by any co-trustee, so appointed, more fully confirming to such co-trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Issuer. The Issuer agrees to pay (but only from and to the extent of the Collateral) to the extent funds are available therefor under the Priority of Payments, for any reasonable fees and expenses in connection with such appointment.

Every co-trustee, shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms:

(a)                all rights, powers, duties and obligations hereunder in respect of the custody of securities, Cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely by the Trustee;

(b)                the rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by the appointment of a co-trustee shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co-trustee jointly in the case of the appointment of a co-trustee as shall be provided in the instrument appointing such co-trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by a co-trustee;

(c)                the Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Issuer evidenced by an Issuer Order, may accept the resignation of, or remove, any co-trustee appointed under this Section 6.12, and in case an Event of Default has occurred and is continuing, the Trustee shall have the power to accept the resignation of, or remove, any such co-trustee without the concurrence of the Issuer. A successor to any co-trustee so resigned or removed may be appointed in the manner provided in this Section 6.12;

(d)                no co-trustee hereunder shall be personally liable by reason of any act or omission of the Trustee hereunder, and any co-trustee hereunder shall be entitled to all the privileges, rights and immunities under Article 6 hereof, as if it were named the Trustee hereunder;

(e)                no co-trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(f)                 any Act of Holders delivered to the Trustee shall be deemed to have been delivered to each co-trustee.

Section 6.13.          Direction to enter into the Servicing Agreement.

The Issuer hereby directs the Collateral Agent to enter into the Servicing Agreement (which shall be effected on the Closing Date by the acceptance of and agreement to the Servicer Notice and Irrevocable Direction Letter), and any new Servicing Agreement (in form and substance reasonably acceptable to the Collateral Agent) related to a new Servicer appointed by the Class A Lender in accordance with Section 17.2 of this Indenture and Credit Agreement. The Collateral Agent shall be entitled to the same rights, protections, immunities and indemnities afforded to each herein in connection with any matter contained in the Servicing Agreement.

Section 6.14.          Representations and Warranties of the Trustee.

The Trustee represents and warrants for the benefit of the other parties to this Indenture and Credit Agreement that:

(a)                the Trustee is a national banking association with trust powers, duly and validly existing under the laws of the United States of America, with corporate power and authority to execute, deliver and perform its obligations under this Indenture and Credit Agreement, and is duly eligible and qualified to act as Trustee under this Indenture and Credit Agreement;

(b)                this Indenture and Credit Agreement has been duly authorized, executed and delivered by the Trustee and constitutes the valid and binding obligation of the Trustee, enforceable against it in accordance with its terms except (i) as limited by bankruptcy, fraudulent conveyance, fraudulent transfer, insolvency, reorganization, liquidation, receivership, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and by general equitable principles, regardless of whether considered in a proceeding in equity or at law, and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

(c)                neither the execution, delivery and performance of this Indenture and Credit Agreement, nor the consummation of the transactions contemplated by this Indenture and Credit Agreement, (i) is prohibited by, or requires the Trustee to obtain any consent, authorization, approval or registration under, any law, statute, rule, regulation, or any judgment, order, writ, injunction or decree that is binding upon the Trustee or any of its properties or Collateral or (ii) will violate the provisions of the Governing Documents of the Trustee; and

(d)                there are no proceedings pending or, to the best knowledge of the Trustee, threatened against the Trustee before any Federal, state or other governmental agency, authority, administrator or regulatory body, arbitrator, court or other tribunal, foreign or domestic, which could have a material adverse effect on the Collateral or the performance by the Trustee of its obligations under this Indenture and Credit Agreement.

Section 6.15.          Representations and Warranties of the Note Administrator.

The Note Administrator represents and warrants for the benefit of the other parties to this Indenture and Credit Agreement that:

(a)                the Note Administrator is a national banking association with trust powers, duly and validly existing under the laws of the United States of America, with corporate power and authority to execute, deliver and perform its obligations under this Indenture and Credit Agreement, and is duly eligible and qualified to act as Note Administrator under this Indenture and Credit Agreement;

(b)                this Indenture and Credit Agreement has been duly authorized, executed and delivered by the Note Administrator and constitutes the valid and binding obligation of the Note Administrator, enforceable against it in accordance with its terms except (i) as limited by bankruptcy, fraudulent conveyance, fraudulent transfer, insolvency, reorganization, liquidation, receivership, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and by general equitable principles, regardless of whether considered in a proceeding in equity or at law, and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

(c)                neither the execution, delivery and performance of this Indenture and Credit Agreement, nor the consummation of the transactions contemplated by this Indenture and Credit Agreement, (i) is prohibited by, or requires the Note Administrator to obtain any consent, authorization, approval or registration under, any law, statute, rule, regulation, or any judgment, order, writ, injunction or decree that is binding upon the Note Administrator or any of its properties or Collateral or (ii) will violate the provisions of the Governing Documents of the Note Administrator; and

(d)                there are no proceedings pending or, to the best knowledge of the Note Administrator, threatened against the Note Administrator before any Federal, state or other governmental agency, authority, administrator or regulatory body, arbitrator, court or other tribunal, foreign or domestic, which could have a material adverse effect on the Collateral or the performance by the Note Administrator of its obligations under this Indenture and Credit Agreement.

Section 6.16.          Requests for Consents.

(a)                In the event that the Collateral Agent, the Trustee or the Note Administrator receives written notice of any offer or any request for any waiver, consent, amendment or other modification, or any other event or action to be taken in respect to a Mortgage Asset Document or a Mortgage Asset (regardless of whether or not the contemplated action in such notice constitutes a Major Modification), the Collateral Agent, Trustee or Note Administrator, as applicable, shall promptly forward such notice to the Issuer, the Directing Holder and the Class A Lender and the Issuer shall determine whether the contemplated action in such notice constitutes a Major Modification. In the event the contemplated action does not constitute a Major Modification, the Issuer may take such action with the consent of the Directing Holder and, if the Class A Lender is not the Directing Holder, without the consent of the Class A Lender. In the event the contemplated action does constitute a Major Modification, then the Issuer shall take such actions as contemplated in Section 6.16(b).

(b)                The Issuer shall (i) obtain the consent of the Class A Lender prior to making any Major Modification or providing any waiver or consent which would constitute a Major Modification (as determined by Issuer in its sole but good faith discretion), which consent shall be granted or denied (A) other than in the case of either an Extension Test Modification or Debt Service Deferral, in Class A Lender’s

sole discretion and (B) in the case of either an Extension Test Modification or a Debt Service Deferral, in Class A Lender’s reasonable discretion and (ii) promptly send the Class A Lender a notice of any such Major Modification (unless the Class A Lender has already received such notice pursuant to Section 6.16(a) above) that it intends to make or provide, as applicable; provided that in connection with any proposal for a Major Modification, the Class A Lender may negotiate in good faith for a portion of the principal of the Class A Loan to be prepaid as a condition to its consent to such Major Modification. If the Class A Lender objects to such proposed Major Modification, it must object in writing to Issuer within five (5) Business Days after receipt of notice described in Section 6.16(a) or Section 6.16(b)(ii), as applicable. In the event that the Class A Lender fails to object in writing within such period, the Class A Lender shall be deemed to have rejected such proposed Major Modification. In the event the Class A Loan is no longer outstanding, the Issuer may take such action with respect to any Major Modification. The Issuer shall provide the Class A Lender written notice within two (2) Business Days after any Permitted Modification is made with respect to any Mortgage Asset setting forth in reasonable detail all pertinent information with respect to such Permitted Modification.

(c)                The Class A Lender shall have no duty or liability to the other Debtholders for any action taken, or for refraining from the taking of any action or the giving of any consent or failure to give any consent pursuant to this Indenture and Credit Agreement or any such error in judgment. By its acceptance of any Debt, each Debtholder shall be deemed to have confirmed its agreement that the Class A Lender may take or refrain from taking actions, or give or refrain from giving any consents or consult and make recommendations or refrain from consulting or making recommendations with respect to the Mortgage Loans, that favor the interests of any other Debtholder over any other Debtholder, and that the Class A Lender may have special relationships and interests that conflict with the interests of any Debtholder, shall be deemed to have agreed to take no action against the Class A Lender or any of its respective officers, directors, employees, principals or agents as a result of such special relationships or interests, and that the Class A Lender shall not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct or to have recklessly disregarded any exercise of its rights or obligations by reason of its having acted or refrained from acting, or having given any consent or having failed to give any consent, solely in the interests of the Debtholders.

(d)                In no event shall the Issuer be permitted to acquire a Mortgaged Property by foreclosure or a conveyance in lieu of foreclosure.

Section 6.17.          The Collateral Agent.

(a)                General. Each of the Holders by acceptance of the Debt hereby designates and appoints the Collateral Agent as its agent under this Indenture and Credit Agreement, the Account Control Agreement and the Securities Account Control Agreement and each of the Holders by acceptance of the Debt hereby irrevocably authorizes the Collateral Agent to take such action on its behalf under the provisions of this Indenture and Credit Agreement, the Account Control Agreement and the Securities Account Control Agreement and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Indenture and Credit Agreement, together with such powers as are reasonably incidental thereto. The provisions of this Section 6.17 are solely for the benefit of the Collateral Agent and none of the Holders nor shall the Issuer have any rights as a third-party beneficiary of any of the provisions contained herein. Notwithstanding any provision to the contrary contained elsewhere in this Indenture and Credit Agreement, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein in the Account Control Agreement and in the Securities Account Control Agreement. The Collateral Agent shall not have or be deemed to have any fiduciary relationship with the Trustee, any Holder or the Issuer, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture and Credit Agreement or otherwise exist against the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent”

in this Indenture and Credit Agreement with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

The Collateral Agent is authorized and directed to (i) enter into this Indenture and Credit Agreement, the Servicing Agreement, the Account Control Agreement and the Securities Account Control Agreement, (ii) bind the Holders on the terms as set forth in this Indenture and Credit Agreement and (iii) perform and observe its obligations under this Indenture and Credit Agreement, the Account Control Agreement, the Servicing Agreement and the Securities Account Control Agreement.

The Collateral Agent is each Secured Party’s agent for the purpose of perfecting the Secured Party’s security interest in Collateral which, in accordance with Article 9 of the UCC (or other personal property security legislation), can be perfected only by possession. Should the Trustee obtain possession of any such Collateral, upon request from the Issuer, the Trustee shall notify the Collateral Agent thereof and, promptly upon the Collateral Agent’s request therefor, shall deliver such Collateral to the Collateral Agent or otherwise deal with such Collateral in accordance with the Collateral Agent’s instructions. For purposes of the Securities Control Account, the Collateral Agent shall not originate any “entitlement order” (within the meaning of Section 8-102(a)(8) of the UCC) or any other instruction with respect to the Class A Loan Account, or take any other action with respect to the Class A Loan Account, except as directed by the Loan Agent for the benefit of the Class A Lender.

The recitals contained herein and in the Notes, other than the Certificate of Authentication thereon, shall be taken as the statements of the Issuer, and the Collateral Agent assumes no responsibility for their correctness. The Collateral Agent makes no representation as to the validity or sufficiency of this Indenture and Credit Agreement, the Collateral or the Debt other than with respect to the validity and sufficiency of the representations and warranties set forth in Article 6 herein. The Collateral Agent shall not be accountable for the use or application by the Issuer of the Debt or the proceeds thereof or any amounts paid to the Issuer pursuant to the provisions hereof.

(b)                Certain Duties and Responsibilities of the Collateral Agent. At all times:

(i)                 the Collateral Agent undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and Credit Agreement, and no implied covenants or obligations shall be read into this Indenture and Credit Agreement against the Collateral Agent;

(ii)               in the absence of manifest error, or bad faith on its part, the Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Collateral Agent and conforming to the requirements of this Indenture and Credit Agreement; provided that in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Collateral Agent, the Collateral Agent shall be under a duty to examine the same to determine whether or not they substantially conform to the requirements of this Indenture and Credit Agreement and shall promptly notify the party delivering the same if such certificate or opinion does not conform. If a corrected form shall not have been delivered to the Collateral Agent within fifteen (15) days after such notice from the Collateral Agent, the Collateral Agent shall so notify the party providing such instrument and requesting the correction thereof; and

(iii)             in the case that an Event of Default actually known to the Collateral Agent has occurred and is continuing, the Collateral Agent shall take such actions only upon receipt of direction from a Majority of the Controlling Class (or direction from the Loan Agent on behalf of and at the direction of the Class A Lender as the Controlling Class, or direction from the Trustee with respect to the Majority of the Controlling Class, which direction may be given by the Trustee to the Collateral Agent and shall be given by the Trustee to the Collateral Agent to the extent that the Trustee receives direction from the Majority of the Controlling Class) (or other Debtholders to the extent provided in Article 5 hereof).

If, in performing its duties under this Indenture and Credit Agreement, the Collateral Agent is required to decide between alternative courses of action, the Collateral Agent may request written instructions from the Majority of the Controlling Class as to courses of action desired by it. If the Collateral Agent does not receive such instructions within two (2) Business Days after it has requested them, it may, but shall be under no duty to, take or refrain from taking such action. The Collateral Agent shall act in accordance with instructions received after such two (2) Business Day period except to the extent it has already taken, or committed itself to take, action inconsistent with such instructions. The Collateral Agent shall be entitled to request and rely on the advice of legal counsel and Independent accountants, in each case selected in good faith and, with due care, with regard to legal or accounting questions, as applicable, arising out of the performance of its duties hereunder and be deemed to have acted in good faith and shall not be subject to any liability if it acts in reasonable reliance thereon, in good faith and in accordance with such advice or opinion.

(iv)              No provision of this Indenture and Credit Agreement shall be construed to relieve the Collateral Agent from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that the Collateral Agent shall not be liable:

(1)                for any error of judgment made in good faith by a Bank Officer, unless it shall be proven that the Collateral Agent was grossly negligent in ascertaining the pertinent facts; or

(2)                with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Issuer and/or a Majority of the Controlling Class relating to the time, method and place of conducting any Proceeding for any remedy available to the Collateral Agent, or exercising any trust or power conferred upon the Collateral Agent, under this Indenture and Credit Agreement;

No provision of this Indenture and Credit Agreement shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers contemplated hereunder, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it unless such risk or liability relates to its ordinary services under this Indenture and Credit Agreement, except where this Indenture and Credit Agreement provides otherwise.

The Collateral Agent shall not be liable to the Debtholders for any action taken or omitted by it at the direction of the Issuer, the Directing Holder, the Servicer, the Controlling Class, the Trustee, the Note Administrator, the Loan Agent and/or a Debtholder under circumstances in which such direction is required or permitted by the terms of this Indenture and Credit Agreement.

For all purposes under this Indenture and Credit Agreement, the Collateral Agent shall not be deemed to have notice or knowledge of any Default or Event of Default, Class A Loan Principal Trigger Event or Mortgage Asset Default unless a Bank Officer of the Collateral Agent has actual knowledge thereof or unless written notice of any event which is in fact such an Event of Default or Default or Mortgage Asset Default is received by the Collateral Agent at the Corporate Trust Office, and such notice references the Debt generally or this Indenture and Credit Agreement. For purposes of determining the Collateral Agent’s responsibility and liability hereunder, whenever reference is made in this Indenture and Credit Agreement to such an Event of Default or a Default, such reference shall be construed to refer only to such an Event of Default or Default of which the Collateral Agent is deemed to have notice as described in this Section 6.17. The availability or delivery (including pursuant to this Indenture and Credit Agreement) of reports or other documents (including news or other publicly available reports or documents) to the Collateral Agent shall not constitute actual or constructive knowledge or notice of information contained in or determinable from those reports or documents, except for such reports or documents that this Indenture or Credit Agreement expressly requires the Collateral Agent to review or is otherwise a notice addressed to the Collateral Agent.

(v)                The Collateral Agent shall, upon reasonable prior written notice to the Collateral Agent, permit the Issuer and its designees, during its normal business hours, to review all books of account, records, reports and other papers of the Collateral Agent (other than items protected by attorney client privilege) relating to the Debt and to make copies and extracts therefrom (the reasonable out of pocket expenses incurred in making any such copies or extracts to be reimbursed to the Collateral Agent by such Person).

(c)                Certain Rights of Collateral Agent. Except as otherwise provided in Section 6.17(a):

(i)                 the Collateral Agent may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note, other paper, electronic communication or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties;

(ii)               any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order, as the case may be;

(iii)             whenever in the administration of this Indenture and Credit Agreement the Collateral Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Collateral Agent (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate;

(iv)              as a condition to the taking or omitting of any action by it hereunder, the Collateral Agent may consult with counsel (including with respect to any matters, other than factual matters, in connection with the execution by the Collateral Agent of a supplemental indenture and credit agreement pursuant to Section 8.3) selected in good faith and with due care with regard to legal questions arising in connection therewith and shall be deemed to have acted in good faith and shall not be subject to any liability if it acts in reasonable reliance thereon, in good faith and in accordance with the advice or opinion issued by such counsel in connection therewith;

(v)                the Collateral Agent shall be under no obligation to exercise or to honor any of the rights or powers vested in it by this Indenture and Credit Agreement at the request or direction of any of the Holders pursuant to this Indenture and Credit Agreement, or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Holders unless such Holders shall have offered to the Collateral Agent security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might reasonably be incurred by it in compliance with such request or direction;

(vi)              the Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note, other paper, electronic communication or document;

(vii)            the Collateral Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and shall not be responsible for any misconduct or negligence on the part of any attorney or agent appointed by it with due care, provided that the Collateral Agent will provide notice of any such appointment to the Debtholders, and upon any such appointment of an agent or attorney, such agent or attorney shall be conferred with all the same rights, indemnities, and immunities as the Collateral Agent;

(viii)          the Collateral Agent shall not be liable for any action it takes or omits to take in good faith that it reasonably and prudentially believes to be authorized or within its rights or powers hereunder;

(ix)              the Collateral Agent shall not be responsible for the accuracy of the books or records of, or for any acts or omissions of any Transfer Agent (other than the Collateral Agent itself acting in that capacity), any Calculation Agent (other than the Collateral Agent itself acting in that capacity) or any Paying Agent (other than the Collateral Agent itself acting in that capacity);

(x)                the Collateral Agent shall not be liable for the actions or omissions of the Issuer, the Class A Lender, the Servicer, the Trustee or the Note Administrator; and without limiting the foregoing, the Collateral Agent shall not be under any obligation to verify or independently determine the accuracy information received by it from the Servicer (or from any selling institution, agent bank, trustee or similar source) with respect to the Mortgage Assets;

(xi)              to the extent any defined term hereunder, or any calculation required to be made or determined by the Collateral Agent hereunder, is dependent upon or defined by reference to GAAP, the Collateral Agent shall be entitled to request and receive (and rely upon) instruction from the Issuer or the accountants appointed pursuant to Section 6.17(c)(vii) as to the application of GAAP in such connection, in any instance;

(xii)            the Collateral Agent shall not have any responsibility to the Issuer or the Secured Parties hereunder to make any inquiry or investigation as to, and shall have no obligation in respect of, the terms of any engagement of Independent accountants by the Issuer;

(xiii)          the Collateral Agent shall be entitled to all of the same rights, protections, immunities and indemnities afforded to it as Collateral Agent for which it serves hereunder, and under the Servicing Agreement, the Account Control Agreement and the Securities Account Control Agreement (including, without limitation, as Secured Party, Calculation Agent, Custodian and Securities Intermediary);

(xiv)          in determining any affiliations of Debtholders with any party hereto or otherwise, the Collateral Agent shall be entitled to request and conclusively rely on a certification provided by a Debtholder;

(xv)            in no event shall the Collateral Agent be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action;

(xvi)          the Collateral Agent shall not be required to give any bond or surety in respect of the execution of the trusts created hereby or the powers granted hereunder;

(xvii)        in no event shall the Collateral Agent be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like which restrict or prohibit the providing of the services contemplated by this Indenture and Credit Agreement, inability to obtain material, equipment, or communications or computer facilities, or the failure of equipment or interruption of communications or computer facilities, any act or provision of any present or future governmental authority, labor disputes, disease, epidemic, pandemic, quarantine, national emergency, loss or malfunction of utilities or computer software or hardware, the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility and other causes beyond the Collateral Agent’s control, as applicable, whether or not of the same Class or kind as specifically named above;

(xviii)      except as otherwise expressly set forth in this Indenture and Credit Agreement, Wells Fargo Bank, National Association, acting in any particular capacity hereunder will not be deemed to be imputed with knowledge of (i) Wells Fargo Bank, National Association acting in a capacity that is unrelated to the transactions contemplated by this Indenture and Credit Agreement, or (ii) Wells Fargo Bank, National Association acting in any other capacity hereunder, except, in the case of either clause (i) or clause (ii), where some or all of the obligations performed in such capacities are performed by one or more employees within the same Corporate Trust Office of Wells Fargo Bank, National Association or where the Corporate Trust Office responsible for performing the obligations in such capacities have one or more of the same Bank Officers;

(xix)          the Collateral Agent shall have no (i) responsibility for the selection of an alternative rate as a successor or replacement benchmark to the Benchmark and shall be entitled to rely upon any designation of such rate pursuant to Schedule B or Section 2.15 hereof and (ii) liability for any failure or delay in performing its duties hereunder as a result of the unavailability of a Benchmark rate; and

(xx)            nothing herein shall require the Collateral Agent to act in any manner that is contrary to applicable law.

(d)                Notice of Default. Promptly (and in no event later than three (3) Business Days) after the occurrence of any Default actually known to a Bank Officer of the Collateral Agent or after any declaration of acceleration has been made or delivered to the Collateral Agent pursuant to Section 5.2, the Collateral Agent shall deliver to all Debtholders as their names and addresses appears on the Notes Register or the Class A Loan Register, as applicable, and the Servicer notice of such Default, unless such Default shall have been cured or waived.

(e)                Compensation and Reimbursement of Collateral Agent, Note Administrator and Custodian. The Issuer agrees, in each case without duplication of any expense reimbursements,

indemnification payments or other payments made to Wells Fargo Bank, National Association in its capacity as Loan Agent, pursuant to this Indenture and Credit Agreement:

(i)                 to pay to the Collateral Agent, the Note Administrator and the Loan Agent, the Collateral Agent, Trustee, Loan Agent and Note Administrator Fee as provided in Section 11.1(a):

(ii)               except as otherwise expressly provided herein, to reimburse the Collateral Agent in a timely manner upon its request for all reasonable expenses (including the reasonable fees and expenses of third-party attorneys, advisers, accountants and experts employed hereunder), disbursements and advances incurred or made by the Collateral Agent in accordance with any provision of this Indenture and Credit Agreement, the Account Control Agreement, the Securities Account Control Agreement and the Servicing Agreement;

(iii)             to indemnify the Collateral Agent and its Officers, directors, employees and agents for, and to hold them harmless against, any loss, liability or expense (including attorneys’ fees and expenses) incurred without gross negligence, willful misconduct or bad faith on their part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder, under the Account Control Agreement and under the Securities Account Control Agreement and the Servicing Agreement or the enforcement of this Section and whether such loss, liability or expense arises from a claim by a Debtholder, the Issuer or any other Person; and

(iv)              to pay the Collateral Agent reasonable additional compensation together with its expenses (including reasonable counsel fees) for any collection or enforcement action taken pursuant to Section 5.4 hereof.

The Collateral Agent may remit payment for such fees and expenses to the Collateral Agent, the Trustee, the Loan Agent, the Custodian and the Note Administrator or, in the absence thereof, the Collateral Agent may from time to time deduct payment of its or the Custodian’s, the Trustee’s, the Loan Agent’s or Note Administrator’s fees and expenses hereunder from amounts on deposit in the Payment Account in accordance with the Priority of Payments.

The Collateral Agent, hereby agrees not to cause the filing of a petition in bankruptcy against the Issuer or any Permitted Subsidiary until at least one (1) year and one (1) day (or, if longer, the applicable preference period then in effect) after the payment in full of all Debt issued under this Indenture and Credit Agreement. This provision shall survive termination of this Indenture and Credit Agreement and the resignation or removal of the Collateral Agent.

The Collateral Agent agrees that the payment of all amounts to which it is entitled pursuant to Sections 6.7(a)(i), Section 6.7(a)(ii), Section 6.7(a)(iii) and Section 6.7(a)(iv), shall be subject to the Priority of Payments, shall be payable only to the extent funds are available in accordance with such Priority of Payments, shall be payable solely from the Collateral and following realization of the Collateral, any such claims of the Collateral Agent against the Issuer, and all obligations of the Issuer, shall be extinguished. The Collateral Agent will have a lien upon the Collateral to secure the payment of such payments to it in accordance with the Priority of Payments; provided that the Collateral Agent shall not institute any proceeding for enforcement of such lien except in connection with an action taken pursuant to Section 5.3 hereof for enforcement of the lien of this Indenture and Credit Agreement for the benefit of the Debtholders.

The Collateral Agent shall receive amounts pursuant to this Section 6.17(e) only to the extent such payment is made in accordance with the Priority of Payments and the failure to pay such amount to the Collateral Agent will not, by itself, constitute and Event of Default. Subject to Section 6.17(h) the Collateral Agent shall continue to serve as Collateral Agent under this Indenture and Credit Agreement notwithstanding the fact that the Collateral Agent shall not have received amounts due it hereunder; provided that the Collateral Agent shall not be required to expend any funds or incur any expenses unless reimbursement therefor is reasonably assured to it. No direction by the Holders of the Debt shall affect the right of the Collateral Agent to collect amounts owed to it under this Indenture and Credit Agreement.

If on any Payment Date, an amount payable to the Collateral Agent pursuant to this Indenture and Credit Agreement is not paid because there are insufficient funds available for the payment thereof, all or any portion of such amount not so paid shall be deferred and payable on any later Payment Date on which sufficient funds are available therefor in accordance with the Priority of Payments.

The obligations of the Issuer under this Section shall survive the resignation or removal of the Collateral Agent and the satisfaction and discharge of this Indenture and Credit Agreement.

(f)                 Withholding. If any amount is required to be deducted or withheld from any payment to any Debtholder or payee, such amount shall reduce the amount otherwise distributable to such Debtholder or payee. The Collateral Agent, Note Administrator and Loan Agent, as applicable, are hereby authorized to withhold or deduct from amounts otherwise distributable to any Debtholder or payee sufficient funds for the payment of any tax that is legally required to be withheld or deducted (but such authorization shall not prevent the any Debtholder or payee, at any of such party’s sole cost and expense, from contesting any such tax in appropriate proceedings and the Collateral Agent, Note Administrator and Loan Agent legally withholding payment of such tax, pending the outcome of such proceedings). The amount of any such deduction or withholding shall be treated as paid to such Debtholder or payee at the time it is withheld by the Collateral Agent, Note Administrator or Loan Agent and shall be remitted to the appropriate taxing authority. The Issuer agrees to timely provide to the Collateral Agent, Note Administrator and Loan Agent accurate and complete copies of all documentation received from Debtholders or payees pursuant to Sections 2.7(f) and 2.11(c). Solely with respect to FATCA compliance and reporting, nothing herein shall impose an obligation on the part of the Collateral Agent, Note Administrator and Loan Agent to determine the amount of any tax or withholding obligation on the part of the Issuer or in respect of the Debt. In addition, initial purchasers and transferees of Debt after the Closing Date will be required to provide to the Issuer, the Trustee, the Note Administrator, the Collateral Agent or their agents, all information, documentation or certifications reasonably required to permit the Issuer to comply with its tax reporting obligations under applicable law, including any applicable cost basis reporting obligation. For the avoidance of doubt, none of the Collateral Agent, the Trustee, the Note Administrator or the Loan Agent will have any responsibility for the preparation of any tax returns or related reports on behalf of or for the benefit of the Issuer or any Debtholder, or the calculation of any original issue discount on the Debt. For the avoidance of doubt, the Collateral Agent shall reasonably cooperate with the Issuer, at Issuer’s direction and expense, to permit Issuer to fulfill its obligations under FATCA; provided that the Collateral Agent shall have no independent obligation to cause or maintain Issuer’s compliance with FATCA and shall have no liability for any withholding on payments to Issuer as a result of Issuer’s failure to achieve or maintain FATCA compliance.

(g)                Corporate Collateral Agent Required; Eligibility. There shall at all times be a Collateral Agent hereunder which shall be (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of the United States of America or of any State thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least U.S.$200,000,000, subject to supervision or examination by federal or State authority, or (ii) an institution insured by the Federal Deposit Insurance Corporation, that in the case of (i) or (ii), has a long-term unsecured debt rating of at least “A2” by Moody’s; provided, that with respect to the Trustee, it may maintain a long-term unsecured debt rating of at least “Baa1” by Moody’s and a short-term unsecured debt rating of at least “P-2” by Moody’s, and having an office within the United States. If such entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.17(g), the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Collateral Agent shall cease to be eligible in accordance with the provisions of this Section 6.17(g), the Collateral Agent shall resign immediately in the manner and with the effect hereinafter specified in Section 6.17(h).

(h)                Resignation and Removal; Appointment of Successor.

(i)                 No resignation or removal of the Collateral Agent and no appointment of a successor Collateral Agent pursuant to this Section 6.17(h) shall become effective until the acceptance of appointment by such successor Collateral Agent under Section 6.17(h)(v).

(ii)               The Collateral Agent may resign at any time by giving written notice thereof to the Issuer, the Servicer, the Debtholders, the Loan Agent, the Note Administrator and the Trustee. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor Collateral Agent, by written instrument, in duplicate, executed by an Authorized Officer of the Issuer, one copy of which shall be delivered to the Collateral Agent so resigning and one copy to the successor Collateral Agent, together with a copy to each Debtholder, the Servicer and the parties hereto; provided that such successor collateral agent shall be appointed only upon the written consent of a Majority of the Debt or, at any time when an Event of Default shall have occurred and be continuing or when a successor Collateral Agent has been appointed pursuant to Section 6.17(h)(v), by Act of a Majority of the Controlling Class. If no successor Collateral Agent shall have been appointed and an instrument of acceptance by a successor Collateral Agent shall not have been delivered to the Collateral Agent within thirty (30) days after the giving of such notice of resignation, the resigning Collateral Agent, the Controlling Class of Debt or any Holder of Debt, on behalf of himself and all others similarly situated, may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent at the expense of the Issuer. No resignation or removal of the Collateral Agent and no appointment of a successor Collateral Agent will become effective until the acceptance of appointment by the successor Collateral Agent.

(iii)             The Collateral Agent may be removed at any time upon thirty (30) days’ notice by Act of a Supermajority of the Debt or when a successor Collateral Agent has been appointed pursuant to Section 6.17(h)(v), by Act of a Majority of the Controlling Class, in each case, upon written notice delivered to the parties hereto.

(iv)              If at any time:

(1)                the Collateral Agent shall cease to be eligible under Section 6.17(g) and shall fail to resign after written request therefor by the Issuer or by any Holder; or

(2)                the Collateral Agent shall become incapable of acting or there shall be institute any proceeding pursuant to which it could be adjudged as bankrupt or insolvent or a receiver or liquidator of the Collateral Agent or of its property shall be appointed or any public officer shall take charge or control of the Collateral Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case (subject to Section 6.17(h)), (A) the Issuer, by Issuer Order, may remove the Collateral Agent, or (B) subject to Section 5.15, any Holder may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Collateral Agent and the appointment of a successor Collateral Agent thereto.

(v)                If the Collateral Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Collateral Agent for any reason, the Issuer, by Issuer Order, shall promptly appoint a successor Collateral Agent; and the successor Collateral Agent so appointed shall, forthwith upon its acceptance of such appointment, become the successor Collateral Agent. If the Issuer fails to appoint a successor Collateral Agent within thirty (30) days after such resignation, removal or incapability or the occurrence of such vacancy, a successor Collateral Agent may be appointed by an Act of a Majority of the Controlling Class delivered to the Servicer and the parties hereto, including the retiring Collateral Agent and the successor Collateral Agent so appointed shall, forthwith upon its acceptance of such appointment, become the successor Collateral Agent and supersede any successor Collateral Agent proposed by the Issuer. If no successor Collateral Agent shall have been so appointed by the Issuer or a Majority of the Controlling Class and shall have accepted appointment in the manner hereinafter provided, subject to Section 5.15, the Controlling Class, any Holder or the Collateral Agent may, on behalf of itself or himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Collateral Agent.

(vi)              The Issuer shall give prompt notice of each resignation and each removal of the Collateral Agent and each appointment of a successor Collateral Agent by delivering written notice of such event by first class mail, postage prepaid or electronic transmission (including email), to the Servicer, the parties hereto, and to the Holders of the Debt as their names and addresses appear in the Notes Register or the Class A Loan Register, as applicable. Each notice shall include the name of the successor Collateral Agent and the address of its respective Corporate Trust Office. If the Issuer fails to deliver such notice within ten (10) days after acceptance of appointment by the successor Collateral Agent, the successor Collateral Agent shall cause such notice to be given at the expense of the Issuer.

(vii)            The resignation or removal of the Collateral Agent shall be deemed a resignation or removal, as applicable of the other capacitates in which it serves.

(i)                 Representations and Warranties of the Collateral Agent.

The Collateral Agent represents and warrants for the benefit of the other parties to this Indenture and Credit Agreement that:

(i)                 the Collateral Agent is a national banking association with trust powers, duly and validly existing under the laws of the United States of America, with corporate power and authority to execute, deliver and perform its obligations under this Indenture and Credit Agreement, the Account Control Agreement, the Securities Account Control Agreement and the Servicing Agreement, and is duly eligible and qualified to act as Collateral Agent under this Indenture and Credit Agreement, the Account Control Agreement, the Securities Account Control Agreement and the Servicing Agreement;

(ii)               this Indenture and Credit Agreement, the Account Control Agreement, the Securities Account Control Agreement and the Servicing Agreement have each been duly authorized, executed and delivered by the Collateral Agent and each constitutes the valid and binding obligation of the Trustee, enforceable against it in accordance with its terms except (i) as limited by bankruptcy, fraudulent conveyance, fraudulent transfer, insolvency, reorganization, liquidation, receivership, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and by general equitable principles, regardless of whether considered in a proceeding in equity or at law, and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

(iii)             neither the execution, delivery and performance of this Indenture and Credit Agreement, the Account Control Agreement, the Securities Account Control Agreement or the Servicing Agreement, nor the consummation of the transactions contemplated by this Indenture and Credit Agreement, the Account Control Agreement, the Securities Account Control Agreement or the Servicing Agreement, (i) is prohibited by, or requires the Collateral Agent to obtain any consent, authorization, approval or registration under, any law, statute, rule, regulation, or any judgment, order, writ, injunction or decree that is binding upon the Collateral Agent or any of its properties or Collateral or (ii) will violate the provisions of the Governing Documents of the Collateral Agent; and

(iv)              there are no proceedings pending or, to the best knowledge of the Collateral Agent, threatened against the Collateral Agent before any Federal, state or other governmental agency, authority, administrator or regulatory body, arbitrator, court or other tribunal, foreign or domestic, which could have a material adverse effect on the Collateral or the performance by the Collateral Agent of its obligations under this Indenture and Credit Agreement, the Account Control Agreement, the Securities Account Control Agreement or the Servicing Agreement.

Article 7

COVENANTS

Section 7.1.             Payment of Principal and Interest.

The Issuer shall duly and punctually pay the principal of and interest on each Class of Debt in accordance with the terms of this Indenture and Credit Agreement and the Priority of Payments subject to any applicable deduction or withholding that may be required (as described in Section 6.17(f)). Any amount deducted or withheld under the Code or other applicable law by any Person from a payment to any Debtholder of interest and/or principal shall be considered as having been paid by the Issuer for all purposes of this Indenture and Credit Agreement.

Section 7.2.             Maintenance of Office or Agency.

The Issuer hereby appoints the Note Administrator, with respect to the Notes, and the Loan Agent, with respect to the Class A Loan, as a Paying Agent for the payment of principal of and interest on the Debt and where Notes may be surrendered for registration of transfer or exchange in accordance with this Indenture and Credit Agreement.

The Issuer may at any time and from time to time vary or terminate the appointment of any such agent or appoint any additional agents for any or all of such purposes; provided, however, that no paying agent shall be appointed in a jurisdiction (other than the United States) which subjects payments on the Debt to withholding tax. The Issuer shall give prompt written notice to the Trustee, the Note

Administrator, the Collateral Agent and the Noteholders of the appointment or termination of any such agent and of the location and any change in the location of any such office or agency.

If at any time the Issuer shall fail to maintain any such required office or agency in the Borough of Manhattan, The City of New York, or outside the United States, or shall fail to furnish the Collateral Agent with the address thereof, presentations and surrenders of Notes shall be made at, and notices and demands shall be served on, the Paying Agent at its Corporate Trust Office and the Issuer hereby appoints the Paying Agent as its agent to receive such respective presentations, surrenders, notices and demands.

Section 7.3.             Amounts for Debt Payments to be Held in Trust.

(a)                All payments of amounts due and payable with respect to any Debt that are to be made from amounts withdrawn from the Payment Account shall be made on behalf of the Issuer by the applicable Paying Agent (in each case, from and to the extent of available funds in the Payment Account and subject to the Priority of Payments) with respect to payments on the Debt.

When the Paying Agent is not also the Note Registrar, the Issuer shall furnish, or cause the Note Registrar to furnish, no later than the fifth (5th) calendar day after each Record Date a list, if necessary, in such form as such Paying Agent may reasonably request, of the names and addresses of the Holders of Notes and of the certificate numbers of individual Notes held by each such Holder together with wiring instructions, contact information, and such other information reasonably required by the Paying Agent.

Whenever the Paying Agent is not also the Note Administrator, the Issuer and such Paying Agent shall, on or before the Business Day next preceding each Payment Date or Tax Redemption Date, as the case may be, direct the Note Administrator to deposit on such Payment Date with such Paying Agent, if necessary, an aggregate sum sufficient to pay the amounts then becoming due pursuant to the terms of this Indenture and Credit Agreement (to the extent funds are then available for such purpose in the Payment Account, and subject to the Priority of Payments), such sum to be held for the benefit of the Persons entitled thereto and (unless such Paying Agent is the Collateral Agent) the Issuer shall promptly notify the Collateral Agent of its action or failure so to act. Any amounts deposited with a Paying Agent (other than the Collateral Agent) in excess of an amount sufficient to pay the amounts then becoming due on the Debt with respect to which such deposit was made shall be paid over by such Paying Agent to the Collateral Agent for application in accordance with Article 11. Any such Paying Agent shall be deemed to agree by assuming such role not to cause the filing of a petition in bankruptcy against the Issuer or any Permitted Subsidiary for the non-payment to the Paying Agent of any amounts payable thereto until at least one (1) year and one (1) day (or, if longer, the applicable preference period then in effect) after the payment in full of all Debt issued or incurred under this Indenture and Credit Agreement.

The initial Paying Agent shall be as set forth in Section 7.2. Any additional or successor Paying Agents shall be appointed by Issuer Order of the Issuer and at the sole cost and expense of the Issuer, with written notice thereof to the Note Administrator and Collateral Agent. In the event that a Paying Agent ceases to have a long-term debt rating of “Aa3” or higher by Moody’s, the Issuer shall promptly remove such Paying Agent and appoint a successor Paying Agent with a long-term debt rating of “Aa3” or higher by Moody’s. The Issuer shall not appoint any Paying Agent that is not, at the time of such appointment, a depository institution or trust company subject to supervision and examination by federal and/or state and/or national banking authorities. The Issuer shall cause the Paying Agent other than the Note Administrator or Loan Agent to execute and deliver to the Collateral Agent an instrument in which such Paying Agent shall agree with the Collateral Agent (and if the Note Administrator and Loan Agent acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section 7.3, that such Paying Agent will:

(i)                 allocate all sums received for payment to the Holders of Debt in accordance with the terms of this Indenture and Credit Agreement;

(ii)               hold all sums held by it for the payment of amounts due with respect to the Debt for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(iii)             immediately resign as a Paying Agent and forthwith pay to the Collateral Agent all sums held by it for the payment of Debt if at any time it ceases to satisfy the standards set forth above required to be met by a Paying Agent at the time of its appointment;

(iv)              immediately give the Collateral Agent notice of any Default by the Issuer in the making of any payment required to be made; and

(v)                at any time during the continuance of any such Default, upon the written request of the Collateral Agent, forthwith pay to the Collateral Agent all sums so held by such Paying Agent.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture and Credit Agreement or for any other purpose, pay, or by Issuer Order direct the Paying Agent to pay, to the Collateral Agent all sums held by the Issuer or held by the Paying Agent for payment of the Debt, such sums to be held by the Collateral Agent in trust for the same Debtholders as those upon which such sums were held by the Issuer or the Paying Agent; and, upon such payment by the Paying Agent to the Collateral Agent, the Paying Agent shall be released from all further liability with respect to such amounts.

Except as otherwise required by applicable law, any amounts deposited with the Collateral Agent in trust or deposited with the Paying Agent for the payment of the principal of or interest on any Debt and remaining unclaimed for two (2) years after such principal or interest has become due and payable shall be paid to the Issuer on request; and the Holder of such Debt shall thereafter, as an unsecured general creditor, look only to the Issuer for payment of such amounts and all liability of the Collateral Agent or the Paying Agent with respect to such amounts (but only to the extent of the amounts so paid to the Issuer) shall thereupon cease. The Collateral Agent or the Paying Agent, before being required to make any such release of payment, may, but shall not be required to, adopt and employ, at the expense of the Issuer, any reasonable means of notification of such release of payment, including, but not limited to, delivering notice of such release to Holders whose Debt has been called but have not been surrendered for redemption or whose right to or interest in amounts due and payable but not claimed is determinable from the records of the Paying Agent, at the last address of record of each such Holder.

Section 7.4.             Existence of the Issuer.

(a)                So long as any Debt is Outstanding, the Issuer shall, to the maximum extent permitted by applicable law, maintain in full force and effect its existence and rights as a limited liability company organized under the laws of Delaware; provided that the Issuer shall be entitled to change its jurisdiction of formation from Delaware to any other jurisdiction reasonably selected by the Issuer so long as (i) such change is not disadvantageous in any material respect to the Holders of the Debt, (ii) it delivers written notice of such change to the Collateral Agent for delivery to the Holders of the Debt, (iii) on or prior to the fifteenth (15th) Business Day following delivery of such notice by the Collateral Agent to the Debtholders, the Collateral Agent shall not have received written notice from a Majority of the Controlling Class objecting to such change and (iv) on or prior to the fifteenth (15th) Business Day following the effectiveness of such change in jurisdiction, the Issuer makes all necessary filings and takes any other action as may be required or desirable to maintain the perfection of the Collateral Agent’s security interest in the Collateral.

(b)                So long as any Debt is Outstanding, the Issuer shall ensure that all limited liability company formalities or other formalities regarding its existence are followed (including correcting any known misunderstanding regarding its separate existence). So long as any Debt is Outstanding, the Issuer shall not take any action or conduct its affairs in a manner that is likely to result in its separate existence being ignored or its Collateral and liabilities being substantively consolidated with any other Person in a bankruptcy, reorganization or other insolvency proceeding, in each case, other than any action that is expressly covered by this Indenture and Credit Agreement. So long as the Class A Loan is Outstanding, the Issuer shall maintain and implement administrative and operating procedures reasonably necessary in the performance of the Issuer’s obligations hereunder, and the Issuer shall at all times keep and maintain, or cause to be kept and maintained, separate books, records, accounts and other information customarily maintained for the performance of the Issuer’s obligations hereunder. Without limiting the foregoing, so long as the Class A Loan is Outstanding, (i) the Issuer shall (A) pay its own liabilities only out of its own funds and (B) use separate stationery, invoices and checks, (C) hold itself out and identify itself as a separate and distinct entity under its own name; (D) not commingle its assets with assets of any other Person; (E) hold title to its assets in its own name; (F) [reserved]; (G) not guarantee any obligation of any Person, including any Affiliate or become obligated for the debts of any other Person or hold out its credit or assets as being available to satisfy the obligations of others; (H) allocate fairly and reasonably any overhead expenses, including for shared office space; (I) not have its obligations guaranteed by any Affiliate except to the extent contemplated by this Indenture and Credit Agreement and any other Transaction Document; (J) not pledge its assets to secure the obligations of any other Person; (K) correct any known misunderstanding regarding its separate identity; (L) maintain adequate capital in light of its contemplated business purpose, transactions and liabilities; (M) not acquire any securities of any Affiliate of the Issuer; (N) not own any asset or property other than property arising out of the actions permitted to be performed under the Transaction Documents, and (O) have at least one (1) independent member or director; and (ii) the Issuer shall not: (A) have any subsidiaries (other than a Permitted Subsidiary); (B) engage in any transaction with any shareholder that is not permitted under the terms of the Transaction Documents; (C) [reserved]; (D) conduct business under an assumed name (i.e., no “DBAs”); (E) incur, create or assume any indebtedness other than (x) as expressly permitted under the Transaction Documents; (y) unsecured trade payables, in an aggregate amount not to exceed $250,000 at any one time outstanding, incurred in the ordinary course of acquiring, owning, servicing, enforcement, financing the Collateral; and/or (z) as otherwise expressly permitted under this Indenture and Credit Agreement; (F) enter into any contract or agreement with any of its Affiliates, except as expressly permitted under the Transaction Documents or upon terms and conditions that are commercially reasonable and substantially similar to those available in arm’s-length transactions; (G) make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person, except that the Issuer may invest in those investments permitted under the Transaction Documents and may make any advance required or expressly permitted to be made pursuant to any provisions of the Transaction Documents and permit the same to remain outstanding in accordance with such provisions; (H) to the fullest extent permitted by law, engage in any dissolution, liquidation, consolidation, merger, asset sale or transfer of ownership interests other than such activities as are expressly permitted pursuant to any provision of the Transaction Documents.

Section 7.5.             Protection of Collateral.

(a)                The Issuer (or, with respect to continuation statements, the Collateral Agent, at the direction of the Issuer) shall file any financing statements and any continuation statements as shall be reasonably necessary to perfect the security interest of the Collateral Agent in the Collateral. In addition, the Issuer shall from time to time execute and deliver all such supplements and amendments hereto and all such Financing Statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as, in each case, any Secured Party may reasonably request as being necessary or advisable or desirable to secure the rights and remedies of the Holders and to:

(i)                 Grant more effectively all or any portion of the Collateral;

(ii)               maintain or preserve the lien (and the priority thereof) of this Indenture and Credit Agreement or to carry out more effectively the purposes hereof;

(iii)             perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture and Credit Agreement (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations);

(iv)              instruct the Collateral Agent with respect to enforcement on any of the Mortgage Assets;

(v)                instruct the Collateral Agent to preserve and defend title to the Mortgage Assets against the claims of all persons and parties; and

(vi)              pursuant to Section 11.1(a)(i), pay or cause to be paid any and all taxes levied or assessed upon all or any part of the Collateral.

The Issuer hereby designates the Collateral Agent as its agent and attorney-in-fact to execute any Financing Statement, continuation statement or other instrument required pursuant to this Section 7.5, provided that such appointment shall not impose upon the Collateral Agent any of the Issuer’s obligations under this Section 7.5. The Collateral Agent agrees that it will from time to time, at the direction of the Class A Lender Representative, execute and cause such Financing Statements and continuation statements to be filed (it being understood that the Collateral Agent shall be entitled to rely upon the direction of the Issuer or an Opinion of Counsel delivered by and at the expense of the Issuer, as to the need to file such Financing Statements and continuation statements, the dates by which such filings are required to be made and the jurisdictions in which such filings are required to be made).

(b)                The Collateral Agent shall not (except for payments, deliveries and distributions otherwise expressly permitted under this Indenture and Credit Agreement) cause or permit the Custodian to be located in a different jurisdiction from the jurisdiction in which the Custodian was located on the Closing Date, unless the Collateral Agent, shall have first received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture and Credit Agreement with respect to such property will continue to be maintained after giving effect to such action or actions.

(c)                The Issuer shall (i) pay or cause to be paid taxes, if any, levied on account of the beneficial ownership by the Issuer of any Collateral that secure the Notes and timely file all tax returns and information statements as required, (ii) take all available actions necessary or advisable to prevent the Issuer from becoming subject to any withholding or other taxes or assessments, and (iii) upon the request of the applicable withholding agent if reasonably determined to be necessary to prevent the withholding or imposition of U.S. federal income tax, deliver or cause to be delivered an IRS Form W-9 (or the applicable IRS Form W-8, if appropriate) or successor applicable form, to each applicable requesting withholding agent (e.g., a borrower, counterparty or paying agent, as applicable) with respect to (as applicable) an item included in the Collateral as soon as reasonably practical following such request and thereafter to the extent legally permitted to do so upon the expiration or obsolescence of such IRS form.

Section 7.6.             Reserved.

Section 7.7.             Performance of Obligations.

(a)          Except as permitted under this Indenture and Credit Agreement or the Servicing Agreement, the Issuer shall not take any action, and will use commercially reasonable efforts not to permit any action to be taken by others, that would release any Person from any of such Person’s covenants or obligations under any Instrument included in the Collateral, except in the case of enforcement action taken with respect to any Defaulted Mortgage Asset in accordance with the provisions hereof and as otherwise required hereby.

(b)        The Issuer may, with the prior written consent of the Majority of the Notes and, if the Class A Loan is outstanding, the Class A Lender, contract with other Persons for the performance of actions and obligations to be performed by the Issuer hereunder by such Persons and the performance of the actions and other obligations with respect to the Collateral of the nature set forth in the Indenture and Credit Agreement. Notwithstanding any such arrangement, the Issuer shall remain primarily liable with respect thereto. In the event of such contract, the performance of such actions and obligations by such Persons shall be deemed to be performance of such actions and obligations by the Issuer; and the Issuer shall punctually perform, and use commercially reasonable efforts to cause the Servicer or such other Person to perform, all of their obligations and agreements contained in the Indenture and Credit Agreement or such other agreement.

(c)         The Issuer shall maintain the Servicing Agreement in full force and effect so long as any Debt remains Outstanding and shall not terminate the Servicing Agreement with respect to any Mortgage Asset except upon the sale or other liquidation of such Mortgage Asset in accordance with the terms and conditions of this Indenture and Credit Agreement.

Section 7.8.             Negative Covenants.

(a)          The Issuer shall not:

(i)           sell, assign, participate, transfer, exchange or otherwise dispose of, or pledge, mortgage, hypothecate or otherwise encumber (or permit such to occur or suffer such to exist), any part of the Collateral, except as otherwise expressly permitted by this Indenture and Credit Agreement or the Servicing Agreement;

(ii)           claim any credit on, make any deduction from, or dispute the enforceability of, the payment of the principal or interest payable in respect of the Notes (other than amounts required to be paid, deducted or withheld in accordance with any applicable law or regulation of any governmental authority) or assert any claim against any present or future Debtholder by reason of the payment of any taxes levied or assessed upon any part of the Collateral;

(iii)           after the Closing Date, (A) issue any additional Class of securities or incur any additional loans, other than the Debt (for the avoidance of doubt, Issuer may incur trade payables as expressly permitted pursuant to Section 7.4(b)(ii)(E)(y)) or (B) issue any additional interests in the Issuer;

(iv)           (A) permit the validity or effectiveness of this Indenture and Credit Agreement or any Grant hereunder to be impaired, or permit the lien of this Indenture and Credit Agreement to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to this Indenture and Credit

Agreement or the Debt, except as may be expressly permitted hereby; (B) permit any lien, charge, adverse claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture and Credit Agreement) to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof, any interest therein or the proceeds thereof, except as may be expressly permitted hereby; or (C) take any action that would permit the lien of this Indenture and Credit Agreement not to constitute a valid first priority security interest in the Collateral, except as may be expressly permitted hereby;

(v)            amend the Servicing Agreement, except pursuant to the terms thereof;

(vi)         to the maximum extent permitted by applicable law, dissolve or liquidate in whole or in part, except as permitted hereunder;

(vii)         make or incur any capital expenditures, except as reasonably required to perform its functions in accordance with the terms of this Indenture and Credit Agreement;

(viii)       become liable in any way, whether directly or by assignment or as a guarantor or other surety, for the obligations of the lessee under any lease or hire any employees;

(ix)          maintain any bank accounts other than the Accounts in which (inter alia) the proceeds of the Issuer’s membership interests will be kept;

(x)          conduct business under an assumed name, or change its name without first delivering at least fifteen (15) days’ prior written notice to the Trustee, the Collateral Agent and the Debtholders and an Opinion of Counsel to the effect that such name change will not adversely affect the security interest hereunder of the Trustee or the Secured Parties, and provided that the Issuer makes all necessary filings and takes any other action as may be required or desirable to maintain the perfection of the Collateral Agent’s security interest in the Collateral on or prior to the consummation of such name change;

(xi)          take any action that would result in it becoming an association taxable as a corporation, a publicly traded partnership or taxable mortgage pool, in each case subject to U.S. federal income tax on a net basis (including, but not limited to, an election to treat the Issuer as a “taxable REIT subsidiary” as defined in Section 856(l) of the Code), unless the Issuer receives a No Entity-Level Tax Opinion;

(xii)         except for any agreements involving the purchase and sale of Mortgage Assets having customary purchase or sale terms and documented with customary loan trading documentation, enter into any agreements unless such agreements contain “non-petition” and “limited recourse” provisions; or

(xiii)         amend its organizational documents except pursuant to the terms thereof.

(b)          Neither the Issuer nor the Collateral Agent shall sell, transfer, exchange or otherwise dispose of Collateral, or enter into or engage in any business with respect to any part of the Collateral, except as expressly permitted or required by this Indenture and Credit Agreement or the Servicing Agreement.

(c)         The Issuer shall not become an investment company required to be registered under the 1940 Act and shall not rely solely on the exemptions or exclusions from registration under

Sections 3(c)(1) or 3(c)(7) of the 1940 Act. The Issuer shall not become a “covered fund” for purposes of the Volcker Rule.

(d)          For so long as any of the Debt is Outstanding, the Issuer shall not issue any limited liability company membership interests of the Issuer to any Person other than the Guarantor or a wholly-owned subsidiary of the Guarantor.

(e)          The Issuer shall not enter into any material new agreements (other than (i) in connection with any transaction contemplated by the Mortgage Asset Purchase Agreement or (ii) any other agreement contemplated by this Indenture and Credit Agreement, including, without limitation, any agreement in connection with a sale of Collateral by the Issuer that is permitted under Section 12.1) without the prior written consent of the Holders of at least a Majority of the Debt and shall provide notice of all new agreements (other than any agreement contemplated in clauses (i) and (ii) above) to the Holders of the Debt.

(f)           As long as the Class A Loan is outstanding, the Notes Investor may not transfer (whether by means of actual transfer or a transfer of beneficial ownership for U.S. federal income tax purposes), pledge or hypothecate any retained or repurchased Debt or any other equity interests of the Issuer to any Person (except to an affiliate that is wholly-owned by Notes Investor and is disregarded for U.S. federal income tax purposes or, if the Notes Investor is itself a disregarded entity for U.S. federal income tax purposes, to the Person (or an entity disregarded from such Person) treated as owning the assets of Notes Investor for U.S. federal income tax purposes) unless the Issuer receives No Entity-Level Tax Opinion with respect to such transfer, pledge or hypothecation.

(g)        Any transfer or financing arrangement pursuant to Section 7.8(f) shall prohibit any further transfer (whether by means of actual transfer or a transfer of beneficial ownership for U.S. federal income tax purposes), pledge or hypothecation of the Retained Securities and the limited liability company interests of the Issuer, including a transfer in connection with any exercise of remedies under such financing unless the Issuer receives a No Entity-Level Tax Opinion.

Section 7.9.             Statement as to Compliance.

On or before January 31 in each calendar year, commencing in 2022, promptly upon determination by the Issuer that there has been a Default in the fulfillment of an obligation under this Indenture and Credit Agreement (which in no event shall be more than two (2) Business after such determination) or prior to any Additional Funding Date, the Issuer shall deliver to the Trustee and the Collateral Agent an Officer’s Certificate given on behalf of the Issuer and without personal liability stating, as to each signer thereof, that, since the date of the last certificate or, in the case of the first certificate, the Closing Date, to the best of the knowledge, information and belief of such Officer, the Issuer has fulfilled all of its obligations under this Indenture and Credit Agreement or, if there has been a Default in the fulfillment of any such obligation, specifying each such Default known to them and the nature and status thereof.

Section 7.10.          The Issuer May Consolidate or Merge Only on Certain Terms.

(a)         The Issuer shall not consolidate or merge with or into any other Person or transfer or convey all or substantially all of its Collateral to any Person, unless permitted by the Governing Documents and unless:

(i)             the Issuer shall be the surviving entity, or the Person (if other than the Issuer) formed by such consolidation or into which the Issuer is merged or to which all or substantially all of the Collateral of the Issuer are transferred shall be an entity organized and existing under the laws of the State of Delaware or such other jurisdiction approved by a Majority of each and every Class of Debt (each voting as a separate Class); provided that no such approval shall be required in connection with any such transaction undertaken solely to effect a change in the jurisdiction of formation pursuant to Section 7.4 hereof; and provided, further, that the surviving entity shall expressly assume, by an indenture and credit agreement supplemental hereto, executed and delivered to the Trustee, the Collateral Agent, and each Holder, the due and punctual payment of the principal of and interest on all Debt and other amounts payable hereunder and under the Servicing Agreement with respect to the Mortgage Assets and the performance and observance of every covenant of this Indenture and Credit Agreement and the Servicing Agreement with respect to the Mortgage Assets on the part of the Issuer to be performed or observed, all as provided herein;

(ii)               if the Issuer is not the surviving entity, the Person formed by such consolidation or into which the Issuer is merged or to which all or substantially all of the Collateral of the Issuer are transferred shall have agreed with the Trustee and the Collateral Agent (A) to observe the same legal requirements for the recognition of such formed or surviving entity as a legal entity separate and apart from any of its Affiliates as are applicable to the Issuer with respect to its Affiliates and (B) not to consolidate or merge with or into any other Person or transfer or convey all or substantially all of the Collateral to any other Person except in accordance with the provisions of this Section 7.10, unless in connection with a sale of the Collateral pursuant to Article 5, Article 9 or Article 12;

(iii)              if the Issuer is not the surviving entity, the Person formed by such consolidation or into which the Issuer is merged or to which all or substantially all of the Collateral of the Issuer are transferred shall have delivered to the Trustee, the Collateral Agent, and the Servicer, an Officer’s Certificate and an Opinion of Counsel each stating that such Person is duly organized, validly existing and in good standing in the jurisdiction in which such Person is organized; that such Person has sufficient power and authority to assume the obligations set forth in Section 7.10(a)(i) above and to execute and deliver an indenture and credit agreement supplemental hereto for the purpose of assuming such obligations; that such Person has duly authorized the execution, delivery and performance of an indenture and credit agreement supplemental hereto for the purpose of assuming such obligations and that such supplemental indenture and credit agreement is a valid, legal and binding obligation of such Person, enforceable in accordance with its terms, subject only to bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of creditors’ rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); that, immediately following the event which causes such Person to become the successor to the Issuer, (A) such Person has good and marketable title, free and clear of any lien, security interest or charge, other than the lien and security interest of this Indenture and Credit Agreement, to the Collateral securing, in the case of a consolidation or merger of the Issuer, all of the Class A Loan or, in the case of any transfer or conveyance of the Collateral securing any portion of the Class A Loan, such portion of the Class A Loan, (B) the Collateral Agent continues to have a valid perfected first priority security interest in the Collateral securing, in the case of a consolidation or merger of the Issuer, all of the Class A Loan, or, in the case of any transfer or conveyance of the Collateral securing any portion of the Class A Loan, such portion of the Class A Loan and (C) such other matters as the Trustee, the Collateral Agent, or any Holder of Debt may reasonably require;

(iv)             immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(v)             the Issuer shall have delivered to the Trustee, the Collateral Agent and each Holder of Debt, an Officer’s Certificate stating that such consolidation, merger, transfer or conveyance and such supplemental indenture and credit agreement comply with this Article 7 and that all conditions precedent in this Article 7 provided for relating to such transaction have been complied with and that no adverse tax consequences will result therefrom to the Holders of the Debt;

(vi)            the Issuer has received an Opinion of Counsel experienced in such matters that such action will not result in adverse tax consequences to the Issuer or the Debtholders;

(vii)          after giving effect to such transaction, the Issuer shall not be required to register as an investment company under the 1940 Act; and

(viii)          the Class A Lender shall have consented to such transaction.

Section 7.11.            Successor Substituted.

Upon any consolidation or merger, or transfer or conveyance of all or substantially all of the Collateral of the Issuer, in accordance with Section 7.10 hereof, the Person formed by or surviving such consolidation or merger (if other than the Issuer), or the Person to which such consolidation, merger, transfer or conveyance is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture and Credit Agreement with the same effect as if such Person had been named as the Issuer herein. In the event of any such consolidation, merger, transfer or conveyance, the Person named as the “Issuer” in the first paragraph of this Indenture and Credit Agreement or any successor which shall theretofore have become such in the manner prescribed in this Article 7 may be dissolved, wound-up and liquidated at any time thereafter, and such Person thereafter shall be released from its liabilities as obligor and maker on all the Notes and from its obligations under this Indenture and Credit Agreement.

Section 7.12.            No Other Business.

The Issuer shall not engage in any business or activity other than issuing and selling the Notes and borrowing the Class A Loan pursuant to this Indenture and Credit Agreement and any supplements thereto, and acquiring, owning, holding, maintaining, disposing of and pledging the Collateral in connection with the Debt and such other activities which are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

Section 7.13.            Rule 144A Reporting.

At any time when the Issuer is not subject to Section 13 or 15(d) of the Exchange Act and is not exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, upon the request of a Holder or beneficial owner of a Note, the Issuer shall promptly furnish or cause to be furnished “Rule 144A Information” (as defined below) to such Holder or beneficial owner, to a prospective purchaser of such Note designated by such Holder or beneficial owner or to the Note Administrator for delivery to such Holder or beneficial owner or a prospective purchaser designated by such Holder or beneficial owner, as the case may be, in order to permit compliance by such Holder or beneficial owner with Rule 144A under the Securities Act in connection with the resale of such Note by such Holder or beneficial owner. “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto). The Note Administrator shall reasonably cooperate with the Issuer in distributing (at the Issuer’s expense) to such Noteholders or prospective purchasers, at and pursuant to the Issuer’s written direction the foregoing materials prepared by or on behalf of the Issuer; provided, however, that the Note Administrator shall be entitled to prepare and affix thereto or enclose therewith reasonable disclaimers to the effect that such Rule 144A Information was not assembled by the Note Administrator, that the Note Administrator has not reviewed or verified the accuracy thereof, and that it makes no representation as to such accuracy or as to the sufficiency of such information under the requirements of Rule 144A or for any other purpose.

Section 7.14.          Calculation Agent.

(a)              The Issuer hereby agrees that for so long as any Debt remains Outstanding there shall at all times be an agent appointed to calculate the Benchmark in respect of each Interest Accrual Period in accordance with the terms of Schedule B attached hereto (the “Calculation Agent”). The Issuer initially has appointed the Collateral Agent as Calculation Agent for purposes of determining the Benchmark for each Interest Accrual Period. The Calculation Agent may be removed by the Issuer at any time. The Calculation Agent may resign at any time by giving written notice thereof to the Issuer and the Debtholders. If the Calculation Agent is unable or unwilling to act as such or is removed by the Issuer in respect of any Interest Accrual Period, the Issuer shall promptly appoint as a replacement Calculation Agent a leading bank which does not control or is not controlled by or under common control with the Issuer or its Affiliates and which, if the Benchmark is LIBOR, is engaged in transactions in Eurodollar deposits in the international Eurodollar market. The Calculation Agent may not resign its duties without a successor having been duly appointed. If no successor Calculation Agent shall have been appointed within thirty (30) days after giving of a notice of resignation, the resigning Calculation Agent or a Majority of the Controlling Class, on behalf of himself and all others similarly situated, may petition a court of competent jurisdiction for the appointment of a successor Calculation Agent.

(b)                The Calculation Agent shall be required to agree that, as soon as practicable after the Reference Time, but in no event later than 11:00 a.m. (New York time) on the next Business Day (or the next London Banking Day if the Benchmark is LIBOR) immediately following each Benchmark Determination Date, the Calculation Agent shall calculate the Benchmark for the next Interest Accrual Period and will communicate such information to the Collateral Agent, who shall include such calculation on the next Payment Date Report following such Benchmark Determination Date. The Calculation Agent shall notify the Issuer before 5:00 p.m. (New York time) on each Benchmark Determination Date if it has not determined and is not in the process of determining the Benchmark, the Class A Loan Rate and the Class A Loan Interest Distribution Amount for the Class A Loan, together with the reasons therefor. The determination of the Benchmark, the Class A Loan Rate or any Class A Loan Interest Distribution Amount, respectively, by the Calculation Agent shall, absent manifest error, be final and binding on all parties.

(c)               None of the Calculation Agent, Note Administrator, Collateral Agent, Loan Agent or Trustee shall have any responsibility or liability for (i) the selection or determination of (or any failure by the Class A Lender to select or determine) an alternative or replacement reference rate (including any Benchmark Replacement, ISDA Fallback Rate, Benchmark Replacement Adjustment or any other reference rate component or modifier thereto) as a successor or replacement benchmark to LIBOR or determining whether (a) any such rate is a Benchmark Replacement or ISDA Fallback Rate, (b) the conditions to the designation of such rate or the adoption of a supplemental indenture have been satisfied, or (c) a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, and shall be entitled to rely upon any selection or determination of such rate (and any modifier) by the Class A Lender or (ii) any failure or delay in performing their duties under this Indenture and Credit Agreement as a result of the unavailability of LIBOR or other reference rate as described herein or the failure of the Class A Lender to select or determine any alternative or replacement rate as set forth herein. The Calculation Agent, Note Administrator, Collateral Agent, Loan Agent and Trustee shall be entitled to conclusively rely on any selection, determination, decision or election that may be made by the Class A Lender with respect to any alternative or replacement reference rate (including any modifier thereto), including any Benchmark Replacement and Benchmark Replacement Conforming Changes selected by the Class A Lender.

Section 7.15.          Tax Status.

(a)             The Issuer shall not take any action that it determines would result in the Issuer being treated as an association taxable as a corporation, a publicly traded partnership or taxable mortgage pool, in each case, subject to U.S. federal income tax on a net basis.

(b)               Without limiting the generality of Section 7.16, if the Issuer has acquired or is expected to acquire the real property underlying any Mortgage Asset pursuant to a foreclosure or deed-in-lieu of foreclosure (or other “United States real property interest” within the meaning of Section 897 of the Code) or an interest in an entity treated as a partnership for U.S. federal income tax purposes that owns such a United States real property interest or would acquire assets other than cash or cash items or “real estate assets” (within the meaning of Section 856 of the Code), the Issuer will be permitted to either (i) organize one or more Permitted Subsidiaries and contribute the subject property or Mortgage Assets to such Permitted Subsidiary, (ii) contribute such Mortgage Asset (or subject property) to an existing Permitted Subsidiary, or (iii) sell such Mortgage Asset (or subject property) in accordance with Section 12.1.

Section 7.16.          Permitted Subsidiaries.

Notwithstanding any other provision of this Indenture and Credit Agreement, the Issuer shall, following delivery of an Issuer Order to the parties hereto, be permitted to sell to a Permitted Subsidiary at any time any Sensitive Asset for consideration consisting entirely of the equity interests of such Permitted Subsidiary (or for an increase in the value of equity interests already owned). Such Issuer Order shall certify that the sale of a Sensitive Asset is being made in accordance with and in satisfaction of all requirements of this Indenture and Credit Agreement. The Custodian shall, upon receipt of a Request for Release with respect to a Sensitive Asset, release such Sensitive Asset and shall deliver such Sensitive Asset as specified in such Request for Release. The following provisions shall apply to all Sensitive Asset and Permitted Subsidiaries:

(a)               For all purposes under this Indenture and Credit Agreement, any Sensitive Asset transferred to a Permitted Subsidiary shall be treated as if it were an asset owned directly by the Issuer.

(b)                Any distribution of Cash by a Permitted Subsidiary to the Issuer shall be characterized as Interest Proceeds or Principal Proceeds to the same extent that such Cash would have been characterized as Interest Proceeds or Principal Proceeds if received directly by the Issuer and each Permitted Subsidiary shall cause all proceeds of and collections on each Sensitive Asset owned by such Permitted Subsidiary to be deposited into the Payment Account.

(c)                To the extent applicable, the Issuer shall form one or more Securities Accounts with the Securities Intermediary for the benefit of each Permitted Subsidiary.

(d)                Notwithstanding the complete and absolute transfer of a Sensitive Asset to a Permitted Subsidiary, the ownership interests of the Issuer in a Permitted Subsidiary or any property distributed to the Issuer by a Permitted Subsidiary shall be treated as a continuation of its ownership of the Sensitive Asset that was transferred to such Permitted Subsidiary (and shall be treated as having the same characteristics as such Sensitive Asset).

(e)            If any authorized party takes any action under this Indenture and Credit Agreement to sell, liquidate or dispose of all or substantially all of the Collateral, the Issuer shall cause each Permitted Subsidiary to sell each Sensitive Asset and all other Collateral held by such Permitted Subsidiary and distribute the proceeds of such sale, net of any amounts necessary to satisfy any related expenses and tax liabilities, to the Issuer in exchange for the equity interest in such Permitted Subsidiary held by the Issuer.

Section 7.17.          Repurchase Requests.

If the Issuer, the Trustee, the Collateral Agent or the Servicer receives any request or demand that a Mortgage Asset be repurchased or replaced arising from any Material Breach of a representation or warranty made with respect to such Mortgage Asset or any Material Document Defect (any such request or demand, a “Repurchase Request”) or a withdrawal of a Repurchase Request from any Person other than the Servicer, then the Trustee or the Collateral Agent, as applicable, shall promptly forward such notice of such Repurchase Request or withdrawal of a Repurchase Request, as the case may be, to the Issuer and the Servicer. Upon receipt of such Repurchase Request or withdrawal of a Repurchase Request by the Servicer pursuant to the prior sentence, the Servicer shall be responsible for complying with the procedures set forth in the Servicing Agreement with respect to such Repurchase Request.

Section 7.18.          Servicing of Mortgage Assets and Control of Servicing Decisions.

The Mortgage Loans will be serviced by the Servicer pursuant to the Servicing Agreement, subject to the consultation, consent and direction rights of the Class A Lender and/or Directing Holder, as set forth herein and in the Servicing Agreement, subject to those conditions, restrictions or termination events expressly provided therein. Nothing in this Indenture and Credit Agreement shall be interpreted to limit in any respect the rights of the Class A Lender and/or Directing Holder under the Servicing Agreement and none of the Issuer, the Collateral Agent or the Trustee shall take any action under the Indenture and Credit Agreement or the Servicing Agreement inconsistent with the rights of the Class A Lender and/or Directing Holder set forth herein or under the related Servicing Agreement.

Section 7.19.          Issuer Obligations with Respect to the Carveout Guaranty.

In connection with the Guarantor’s obligations under the Carveout Guaranty, the following provisions shall be additional obligations of Issuer under this Indenture and Credit Agreement:

(a)                Issuer shall cause the Guarantor to, as soon as possible but in no event later than the immediately succeeding Business Day after obtaining actual knowledge of such event, notify the Class A Lender of the occurrence of any Default or Event of Default;

(b)                Issuer shall cause the Guarantor to promptly (and in any event within one (1) Business Day after knowledge thereof) notify the Class A Lender of the commencement or threat of, settlement of, or judgment in, any litigation, action, suit, arbitration, investigation or other legal or arbitrable proceeding affecting the Guarantor or any of its subsidiaries (A) with respect to or would have a material adverse effect on any Mortgage Asset or (B) which questions or challenges the validity or enforceability of the Carveout Guaranty or any action to be taken in connection with the transactions contemplated hereby.

(c)               Issuer shall, or shall cause the Guarantor to, permit the Class A Lender to conduct continuing due diligence in accordance with the Servicing Agreement.

Article 8

SUPPLEMENTAL INDENTURES AND CREDIT AGREEMENTS

Section 8.1.             Reserved.

Section 8.2.             Supplemental Indentures and Credit Agreements.

The Note Administrator, the Trustee, the Collateral Agent, the Class A Lender and the Issuer may enter into one or more indentures and credit agreements supplemental hereto to add any provisions to, or change in any manner or eliminate any of the provisions of, this Indenture and Credit Agreement or modify in any manner the rights of the Holders of any Class of Debt under this Indenture and Credit Agreement, in each case only (i) with the written consent of all of the Holders of each Class of Debt, (ii) if necessary to permit the issuance of a No Entity-Level Tax Opinion, as reasonably determined by the Issuer or (iii) as provided in Section 2.15.

Section 8.3.             Execution of Supplemental Indentures and Credit Agreements.

(a)              In executing or accepting the additional trusts created by any supplemental indenture and credit agreement permitted by this Article 8 or the modifications thereby of the trusts created by this Indenture and Credit Agreement, the Note Administrator, the Collateral Agent and the Trustee shall be entitled to receive, and shall be fully protected in relying on, an Opinion of Counsel stating that the execution of such supplemental indenture and credit agreement is authorized or permitted by this Indenture and Credit Agreement and that all conditions precedent thereto have been satisfied. The Note Administrator, the Loan Agent, the Custodian, the Collateral Agent and Trustee may, but shall not be obligated to, enter into any such supplemental indenture and credit agreement which affects its own rights, duties or immunities under this Indenture and Credit Agreement or otherwise.

(b)                The Servicing Agreement shall provide that the Servicer will be bound to follow any amendment or supplement to this Indenture and Credit Agreement of which it has received written notice at least ten (10) Business Days prior to the execution and delivery of such amendment or supplement; provided, however, that with respect to any amendment or supplement to this Indenture and Credit Agreement that may, in the judgment of the Servicer, adversely affect the Servicer, the Servicer shall not be bound (and the Issuer agrees that it will not permit any such amendment to become effective) unless the Servicer gives written consent to the Note Administrator, the Collateral Agent and the Trustee and the Issuer to such amendment. The Issuer shall give written notice to the Servicer of any amendment made to this Indenture and Credit Agreement pursuant to its terms. Any failure of the Issuer to provide notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture and credit agreement.

The Custodian’s written consent shall be required prior to any amendment to this Indenture and Credit Agreement by which the Custodian is adversely affected.

(c)               At the cost of the Issuer, the Collateral Agent shall provide to each Debtholder a copy of any proposed supplemental indenture and credit agreement at least ten (10) Business Days (or such shorter period as the parties executing such supplemental indenture and credit agreement may agree) prior to the execution thereof by the Collateral Agent (provided that the Debtholders may waive provision of such notice or the deadline therefor). Any failure of the Trustee, the Collateral Agent and the Note Administrator to publish or deliver such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture and credit agreement.

(d)                Absent receipt of written consent from all of the holders of each Class of Debt, the Collateral Agent shall not enter into any such supplemental indenture and credit agreement unless the Trustee, the Collateral Agent and the Note Administrator have received a No Entity-Level Tax Opinion.

(e)                [reserved].

(f)              Promptly after the execution by the Issuer, the Note Administrator, the Collateral Agent and the Trustee of any supplemental indenture and credit agreement pursuant to this Section 8.3, the Collateral Agent, at the expense of the Issuer, shall deliver to the Debtholders, the Servicer and the Sponsor a copy thereof (unless delivery of such copy is waived by such parties). Any failure of the Collateral Agent to publish or deliver such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture and credit agreement.

Section 8.4.             Effect of Supplemental Indentures and Credit Agreements.

Upon the execution of any supplemental indenture and credit agreement under this Article 8, this Indenture and Credit Agreement shall be modified in accordance therewith, such supplemental indenture and credit agreement shall form a part of this Indenture and Credit Agreement for all purposes and every Holder of Debt theretofore and thereafter incurred and/or authenticated and delivered hereunder shall be bound thereby.

Section 8.5.             Reference in Notes to Supplemental Indentures and Credit Agreements.

Notes authenticated and delivered after the execution of any supplemental indenture and credit agreement pursuant to this Article 8 may, and if required by the Issuer shall, bear a notice in form approved by the Note Administrator as to any matter provided for in such supplemental indenture and credit agreement. If the Issuer shall so determine, new Notes, so modified as to conform in the opinion of the Issuer to any such supplemental indenture and credit agreement, may be prepared and executed by the Issuer and authenticated and delivered by the Note Administrator in exchange for Outstanding Notes. Notwithstanding the foregoing, any Note authenticated and delivered hereunder shall be subject to the terms and provisions of this Indenture and Credit Agreement, and any supplemental indenture and credit agreement.

Article 9

REDEMPTION OF NOTES; REDEMPTION PROCEDURES

Section 9.1.             Tax Redemption.

The Notes shall be redeemable by the Issuer in whole but not in part, and the Class A Loan shall be prepayable in full in connection with such redemption at the written direction of the Holder of the Class B Notes (the “Tax Redemption Direction”) following the occurrence of a Tax Event, which event is evidenced by an Issuer Order certifying that a Tax Event has occurred and that the Tax Materiality Condition is satisfied (such redemption, a “Tax Redemption”). The Tax Redemption Direction shall be delivered to the Issuer, the Note Administrator, the Custodian, the Collateral Agent, the Loan Agent and the Trustee. On the Payment Date following the delivery of the Tax Redemption Direction (the “Tax Redemption Date”), the Class A Loan shall be repaid in full (together with any applicable Minimum Interest Amount) and the Notes shall be repaid at a price equal to the Redemption Price; provided that the funds available to be used for a Tax Redemption will be sufficient to pay the Total Redemption Price. Upon the receipt of the Tax Redemption Direction, the Collateral Agent shall provide written notice thereof to the

Debtholders and the Trustee. Any sale or disposition of a Mortgage Asset by the Collateral Agent in connection with a Tax Redemption shall be performed upon Issuer Order by the Collateral Agent in the manner directed by the Holder of the Class B Notes (provided that nothing herein shall require the Collateral Agent to execute and deliver any agreement with a purchaser of Mortgage Assets).

Section 9.2.             Notice of Redemption.

(a)               In connection with a Tax Redemption pursuant to Section 9.1, the Note Administrator shall set the applicable Record Date for the Notes, and the Loan Agent shall set the applicable Record Date for the Class A Loan, ten (10) Business Days prior to the proposed Tax Redemption Date.

(b)               Any such notice of a Tax Redemption may be withdrawn by the Issuer, at the direction of the Holder of the Class B Notes, up to the second (2nd) Business Day prior to the scheduled Tax Redemption Date by written notice to the Note Administrator, the Trustee, the Collateral Agent, the Custodian, the Loan Agent, the Servicer and each Holder of Debt to be redeemed. The failure of any Tax Redemption that is withdrawn in accordance with this Indenture and Credit Agreement shall not constitute an Event of Default.

Section 9.3.             Notice of Redemption or Maturity by the Issuer.

Unless such notice is waived in writing by the applicable recipients thereof, notice of redemption (or a withdrawal thereof) shall be given in accordance with Section 14.3 and Section 14.4, as applicable not less than ten (10) Business Days (or, where the notice of a Tax Redemption is withdrawn pursuant to Section 9.2(b), four (4) Business Days (or promptly thereafter upon receipt of written notice, if later)) prior to the applicable Tax Redemption Date or Maturity, to the Trustee, the Custodian, the Collateral Agent, the Loan Agent, the Servicer and each Holder of Debt to be redeemed, at its address in the Notes Register or the Class A Loan Register, as applicable.

All notices of redemption shall state:

(a)                the applicable Tax Redemption Date;

(b)                the Notes being redeemed and/or the principal amount of the Class A Loan being prepaid;

(c)                the applicable Redemption Price;

(d)              in the case of a Tax Redemption in whole, that all of the Debt is being paid in full and that interest on the Debt shall cease to accrue on the Tax Redemption Date specified in the notice; and

(e)                the place or places where Class A Lender Promissory Note or any notes to be repaid or redeemed in whole are to be surrendered for payment of the repayment amount or Redemption Price which shall be the office or agency of the Paying Agent as provided in Section 7.2.

Notice of redemption shall be given by the Issuer, or at its request, by the Collateral Agent in the name of the Issuer, and at the expense of the Issuer. Failure to give notice of redemption, or any defect therein, to any Holder of any Debt shall not impair or affect the validity of the redemption of any other Notes.

Section 9.4.             Debt Payable on Tax Redemption Date.

Notice of redemption having been given as aforesaid, the Debt to be repaid or redeemed shall, on the Tax Redemption Date, become due and payable at, in the case of the Notes, the Redemption Price and in the case of the Class A Loan, at the principal balance thereof being prepaid, together with accrued and unpaid interest thereon, as therein specified, and from and after the Tax Redemption Date (unless the Issuer shall Default in the repayment of the Class A Loan or payment of the Redemption Price and accrued interest thereon) the Debt redeemed or prepaid shall cease to bear interest on the Tax Redemption Date . Upon final payment on a Class A Lender Promissory Note to be repaid or a Note to be redeemed, the Holder shall present and surrender the Class A Lender Promissory Note or such Note at the place specified in the notice of redemption on or prior to such Tax Redemption Date ; provided, however, that if there is delivered to the Issuer, the Note Administrator and the Trustee such security or indemnity as may be required by them to hold each of them harmless and an undertaking thereafter to surrender the Class A Lender Promissory Note or such Note, then, in the absence of notice to the Issuer, the Note Administrator and the Trustee that the Class A Lender Promissory Note or the applicable Note has been acquired by a bona fide purchaser, such final payment shall be made without presentation or surrender. Payments of interest on the Debt so to be repaid or redeemed whose Maturity is on or prior to the Tax Redemption Date shall be payable to the Holders of such Debt, or predecessor Debt, registered as such at the close of business on the relevant Record Date according to the terms and provisions of Section 2.7(f).

Section 9.5.             Stated Maturity Date.

The Debt shall be repayable in full on the Stated Maturity Date.

Section 9.6.             Mandatory Clean-up.

After the occurrence of a Mandatory Clean-up Event, the Class A Lender Representative may, in its sole discretion, give notice to the Issuer, the Note Administrator, the Collateral Agent, the Loan Agent and the Trustee that it elects to demand the prepayment of the Class A Loan (such notice, a “Mandatory Clean-up Notice”). Upon receipt of such Mandatory Clean-up Notice, the Class A Loan shall be repayable in full on the next Payment Date that is at least thirty (30) calendar days after delivery of the Mandatory Clean-up Notice. No Minimum Interest Amount shall be due or payable with respect to any repayment of the Class A Loan made pursuant to a Mandatory Clean-up Notice.

Section 9.7.             Class B Note Repayment.

Notwithstanding anything in the Indenture and Credit Agreement to the contrary, so long as the Class A Loan is Outstanding, in no event shall the Class B Notes be (i) paid other than in accordance with the Priority of Payments or (ii) be repaid, redeemed or retired, except as in accordance with this Indenture and Credit Agreement after the Class A Loan has been repaid in full.

Article 10

ACCOUNTS, ACCOUNTINGS AND RELEASES

Section 10.1.           Collection of Amounts.

(a)                Except as otherwise expressly provided herein, the Collateral Agent may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all amounts and other property payable to or receivable by the Collateral Agent pursuant to this Indenture and Credit Agreement, including all payments due on the Collateral in accordance with the terms and conditions of such Collateral. The Collateral Agent shall segregate and hold all such amounts and property received by it in an Eligible Account in trust for the Secured Parties, and shall apply such amounts as provided in this Indenture and Credit Agreement.

(b)                The Securities Intermediary, shall, on or prior to the Closing Date, establish a single, segregated trust account in the name of the Issuer for the benefit of the Collateral Agent which shall be designated as the “Custodial Account,” which shall be held in trust for the benefit of the Secured Parties and over which the Collateral Agent shall have exclusive control and the sole right of withdrawal. The Securities Intermediary shall credit all Mortgage Asset Files to the Custodial Account. Amounts on deposit in the Custodial Account shall remain uninvested. Any and all funds at any time on deposit in, or otherwise to the credit of, the Custodial Account shall be held in trust by the Collateral Agent for the benefit of the Secured Parties.

(c)                The Servicing Accounts shall be established in accordance with the Servicing Agreement.

Section 10.2.          Payment Account.

(a)                The Securities Intermediary, shall, on or prior to the Closing Date, establish a single, segregated trust account in the name of the Issuer for the benefit of the Collateral Agent which shall be designated as the “Payment Account,” which shall be held in trust for the benefit of the Secured Parties and over which the Collateral Agent shall have exclusive control and the sole right of withdrawal. Amounts on deposit in the Payment Account shall remain uninvested. Any and all funds at any time on deposit in, or otherwise to the credit of, the Payment Account shall be held in trust by the Collateral Agent for the benefit of the Secured Parties. Except as provided in Section 11.1, the only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Payment Account shall be (i) to pay the interest on and the principal of the Debt and make other payments in respect of the Debt in accordance with their terms and the provisions of this Indenture and Credit Agreement, (ii) upon Issuer Order, to pay other amounts specified therein, and (iii) otherwise to pay amounts payable pursuant to and in accordance with the terms of this Indenture and Credit Agreement, each in accordance with the Priority of Payments.

(b)                The Collateral Agent agrees to give the Issuer prompt notice if a Bank Officer of the Collateral Agent receives written notice or has actual knowledge that the Payment Account or any funds on deposit therein, or otherwise to the credit of the Payment Account, becomes subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Issuer shall have no legal, equitable or beneficial interest in the Payment Account other than in accordance with the Priority of Payments. The Payment Account shall remain at all times an Eligible Account.

Section 10.3.          Par Value Test Cash Collateral Account.

(a)                The Securities Intermediary shall, on or prior to the Closing Date, establish a single, segregated trust account in the name of the Issuer for the benefit of the Collateral Agent which shall be designated as the “Par Value Test Cash Collateral Account”, which shall be held in trust for the benefit of the Secured Parties. If, as of any Determination Date, the Par Value Test is not satisfied, the Issuer may deposit into the Par Value Test Cash Collateral Account an amount sufficient to cause the Issuer to satisfy the Par Value Test. All amounts credited from time to time to the Par Value Test Cash Collateral Account pursuant to this Section 10.3 shall be held by the Collateral Agent as part of the Collateral and shall be applied as provided herein. The only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Par Value Test Cash Collateral Account shall be to withdraw amounts for deposit into the Payment Account (i) for application pursuant to Section 11.1(a)(i) as Interest Proceeds as described in this Section 10.3 or (ii) for application pursuant to Section 11.1(a)(ii), Section 11.1(a)(iii) or Section 11.1(a)(iv) as Principal Proceeds or Securitization Sale Proceeds as described in this Section 10.3.

(b)                The Collateral Agent agrees to give the Issuer prompt notice if a Bank Officer of the Collateral Agent receives written notice or has actual knowledge that the Par Value Test Cash Collateral Account or any funds on deposit therein, or otherwise to the credit of the Par Value Test Cash Collateral Account, becomes subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Par Value Test Cash Collateral Account shall remain at all times an Eligible Account.

(c)                If, as of any Determination Date, provided the Par Value Test is satisfied and no Event of Default has occurred and is continuing (both prior to and after giving effect to payments made on such Payment Date), the Collateral Agent shall, at the direction of the Majority of the Class B Notes, transfer the amounts on deposit in the Par Value Test Cash Collateral Account to the Payment Account for application pursuant to Section 11.1(a)(i) as Interest Proceeds.

(d)                If, as of any Determination Date, an Event of Default has occurred and is continuing, the Collateral Agent shall, at the direction of the Class A Lender Representative (in its sole discretion), transfer the amounts on deposit in the Par Value Test Cash Collateral Account to the Payment Account for application pursuant to Section 11.1(a)(ii) or Section 11.1(a)(iv), as applicable, as Principal Proceeds. If, as of any Determination Date, the Par Value Test is not satisfied but no Event of Default has occurred and is continuing, the Issuer may, at its option, (i) deposit additional cash into the Par Value Test Cash Collateral Account up to the amount necessary to cause the Par Value Test to be satisfied or (ii) consent to the transfer of amounts on deposit in the Par Value Test Cash Collateral Account to the Payment Account for application pursuant to Section 11.1(a)(ii) as Principal Proceeds.

(e)                Upon indefeasible payment in full of the Class A Loan, the Collateral Agent shall, at the direction of the Majority of the Class B Notes (each in their sole discretion), transfer any amounts on deposit in the Par Value Test Cash Collateral Account to the Payment Account for application pursuant to Section 11.1(a)(ii) as Principal Proceeds.

Section 10.4.          Reports by Parties.

The Collateral Agent shall supply, in a timely fashion, to the Issuer, the Trustee, the Loan Agent, the Note Administrator, the Directing Holder and the Servicer, any information regularly maintained by the Collateral Agent that the Issuer, the Trustee, the Loan Agent, the Note Administrator, the Directing Holder, the Servicer may from time to time request in writing with respect to the Collateral or the Indenture and Credit Agreement Accounts and provide any other information reasonably available to the Collateral Agent by reason of its acting as Collateral Agent hereunder and required to be provided by Section 10.6. Each of the Issuer and the Servicer shall promptly forward to the Trustee, the Collateral Agent, the Loan Agent and the Note Administrator any information in their possession or reasonably available to them concerning any of the Collateral that the Trustee, the Collateral Agent, the Loan Agent or the Note Administrator reasonably may request or that reasonably may be necessary to enable the Collateral Agent to prepare any report or to enable the Trustee, the Collateral Agent, the Loan Agent or the Note Administrator to perform any duty or function on its part to be performed under the terms of this Indenture and Credit Agreement.

Section 10.5.          Reports; Accountings.

(a)          The Issuer shall provide (or cause to be provided) to Class A Lender the following financial and reporting information:

(i)             within fifteen (15) days following the end of each calendar month, the related Monthly Statement;

(ii)            within forty-five (45) days following the end of each fiscal quarter, the related Quarterly Report, except that the quarterly asset management reports shall be due within seventy (70) calendar days after the last day of each fiscal quarter;

(iii)           within ninety (90) days after the end of each fiscal year of Guarantor, the related Annual Report;

(iv)           within ten (10) Business Days after the Class A Lender’s request, such further information with respect to the operation of any Mortgaged Property, Mortgage Asset, the financial affairs of Issuer or Guarantor as may be reasonably requested by the Class A Lender, including all business plans prepared by or for the Issuer (but solely to the extent such information is in the possession, custody or control of the Issuer); and

(v)            such other reports as the Class A Lender shall reasonably request.

(b)          For the avoidance of doubt, other than as specifically set forth in clauses (c) and (d) below, none of the Trustee, Note Administrator, Collateral Agent, Custodian, or Loan Agent shall be responsible for the preparation or delivery of any reports pursuant to the terms hereof.

(c)          Not more than five (5) Business Days after receiving an Issuer Request requesting information regarding a Tax Redemption as of a proposed Tax Redemption Date, the Collateral Agent shall, subject to its timely receipt of the necessary information to the extent not in its possession, compute the following information and provide such information in a statement (the “Redemption Date Statement”) delivered to the Holder of the Class B Notes:

(i)             the Aggregate Outstanding Amount of the Debt of the Class or Classes to be redeemed as of such Tax Redemption Date;

(ii)          the amount of accrued interest due on such Debt as of the last day of the Due Period immediately preceding such Tax Redemption Date;

(iii)           the Redemption Price;

(iv)           the sum of all amounts due and unpaid under Section 11.1(a) (other than amounts payable on the Debt being redeemed or to the Holders thereof); and

(v)           the amount in the Collection Account and the Indenture and Credit Agreement Accounts available for application to the redemption of such Debt.

(d)          Based on the CREFC Loan Periodic Update File and Servicing Tape remittance report delivered to the Issuer and Collateral Agent by the Servicer, and the Monthly Statement prepared by the Issuer and to the extent delivered to the Collateral Agent no later than 2:00 p.m. (New York time) on the second Business Day before the Payment Date, the Collateral Agent shall prepare and make available on the Collateral Agent’s website located at www.ctslink.com on each Payment Date, a report (the “Payment Date Report”), setting forth the following information:

(i)             the amount of the distribution of principal and interest on such Payment Date to the Debtholders; and

(ii)            the payments due pursuant to the Priority of Payments with respect to each clause thereof.

The Issuer shall cooperate (and cause the Servicer to cooperate) with the Collateral Agent in connection with the preparation of each Payment Date Report. The Collateral Agent shall in no event have any liability for the actions or omissions of the Issuer or the Servicer, and shall have no liability for any inaccuracy or error in a Payment Date Report prepared by it that results from or is caused by inaccurate, untimely or incomplete information or data received by it from the Issuer or the Servicer. The Collateral Agent shall not be liable for any failure to perform or delay in performing its specified duties hereunder which results from or is caused by a failure or delay on the part of the Issuer, the Servicer or other Person in furnishing necessary, timely and accurate information to the Collateral Agent. It is expressly understood and agreed that the application and performance by the Collateral Agent of its obligation to prepare the Payment Date Report shall be based upon, and in reliance upon, data and information provided to it by the Issuer and the Servicer. The Collateral Agent shall be permitted to rely upon data and information provided to it by the Issuer and the Servicer, and nothing herein shall impose or imply any duty or obligation on the part of the Collateral Agent to verify, investigate or audit any such information or data, or to determine or monitor on an independent basis whether any obligor is in default or in compliance with the documents governing the related Mortgage Asset. Each Payment Date Report shall constitute instructions to the Collateral Agent to withdraw funds from the Payment Account and pay or transfer such amounts set forth in such Payment Date Report in the manner specified and in accordance with the Priority of Payments.

In the event the Collateral Agent receives instructions to effect a securities transaction as contemplated in 12 CFR 12.1, the Issuer acknowledges that upon its written request and at no additional cost, it has the right to receive the notification from the Collateral Agent after the completion of such transaction as contemplated in 12 CFR 12.4(a) or (b). The Issuer agrees that, absent specific request, such notifications shall not be provided by the Collateral Agent hereunder, and in lieu of such notifications, the Collateral Agent shall make available the reports in the manner required by this Indenture and Credit Agreement.

(e)          The Collateral Agent, in its capacity as Calculation Agent, shall have no (i) responsibility for the selection of an alternative rate as a successor or replacement benchmark to the Benchmark and shall be entitled to rely upon any designation of such rate by the Class A Lender pursuant to Schedule B and (ii) liability for any failure or delay in the selection of an alternative rate as a successor or replacement benchmark to the Benchmark.

Section 10.6.          Release of Mortgage Assets; Release of Collateral.

(a)          If no Event of Default has occurred and is continuing and subject to Article 12 hereof, the Issuer may direct the Collateral Agent (with prior notice to the Class A Lender) to release a Pledged Mortgage Asset from the lien of this Indenture and Credit Agreement, by Issuer Order delivered to the Collateral Agent and the Custodian at least two (2) Business Days prior to the settlement date for any sale of a Pledged Mortgage Asset certifying that (i) it has sold such Pledged Mortgage Asset pursuant to and in compliance with Article 12 or (ii) in the case of a redemption and repayment pursuant to Section 9.1, the proceeds from any such sale of Mortgage Assets are sufficient to redeem the Notes and repay the Class A Loan pursuant to Section 9.1, and, upon receipt of a Request for Release of such Mortgage Asset from the Issuer, the Custodian shall deliver any such Pledged Mortgage Asset, if in physical form, duly endorsed to the broker or purchaser designated in such Issuer Order or to the Issuer if so requested in the Issuer Order, in each case against receipt of the sales price therefor as set forth in such Issuer Order. If requested, the Custodian may deliver any such Pledged Mortgage Asset in physical form for examination (prior to receipt of the sales proceeds) in accordance with street delivery custom. The Custodian shall deliver any agreements and other documents in its possession relating to such Pledged Mortgage Asset. The

Collateral Agent, if applicable, shall duly assign each such agreement and other document, in each case, to the broker or purchaser designated in such Issuer Order or to the Issuer if so requested in the Issuer Order.

(b)         The Issuer may deliver to the Collateral Agent and Custodian (with a copy to the Class A Lender) at least three (3) Business Days prior to the date set for redemption or payment in full of a Pledged Mortgage Asset, an Issuer Order certifying that such Pledged Mortgage Asset is being paid in full. Thereafter, the Issuer, by delivery of a Request for Release, may direct the Custodian to deliver such Pledged Mortgage Asset and the related Mortgage Asset File therefor on or before the date set for redemption or payment, to the Issuer for redemption against receipt of the applicable redemption price or payment in full thereof.

(c)          With respect to any Mortgage Asset subject to a workout or restructuring, the Issuer may, by Issuer Order delivered to the Collateral Agent and Custodian (with a copy to the Class A Lender) at least two (2) Business Days prior to the date set for an exchange, tender or sale, certify that a Mortgage Asset is subject to a workout or restructuring and setting forth in reasonable detail the procedure for response thereto. Thereafter, the Issuer may direct the Custodian, by delivery to the Custodian of a Request for Release, to deliver any Collateral to Issuer, in accordance with such Request for Release.

(d)         The Collateral Agent shall, upon receipt of an Issuer Order declaring that there is no Debt Outstanding and all obligations of the Issuer hereunder have been satisfied, release the Collateral from the lien of this Indenture and Credit Agreement.

(e)          Any Issuer Order and related Request for Release may be combined in a single document as applicable, at the Issuer’s option.

Article 11

APPLICATION OF FUNDS

Section 11.1.           Disbursements of Amounts from Payment Account.

(a)          Notwithstanding any other provision in this Indenture and Credit Agreement, but subject to the other subsections of this Section 11.1 hereof, on each Payment Date, the Collateral Agent shall disburse amounts transferred to the Payment Account in accordance with the following priorities (the “Priority of Payments”):

(i)           Interest Proceeds. On each Payment Date that is not (x) a Tax Redemption Date, (y) the Stated Maturity Date or (z) a Payment Date following an acceleration of the Debt as a result of the occurrence and continuation of an Event of Default, Interest Proceeds with respect to the related Due Period shall be distributed in the following order of priority:

(1)                to the payment of taxes and filing fees (including any registered office and government fees) owed by the Issuer, if any;

(2)                (a) first, pro rata (i) to the Collateral Agent, the Note Administrator, the Loan Agent, the Trustee and the Custodian, the accrued and unpaid fees in respect of their services, in an aggregate amount equal to the Collateral Agent, Trustee, Loan Agent and Note Administrator Fee, in each case payable monthly and (ii) without duplication of amounts paid pursuant to clause (i), to the payment of any accrued and unpaid Issuer Administrative Expenses of the Collateral Agent, the Loan Agent, the

Trustee, the Note Administrator, the Custodian and the Paying Agent, and (b) second, to the payment of any other accrued and unpaid Issuer Administrative Expenses;

(3)           to the payment of the Class A Loan Interest Distribution Amount plus any Class A Loan Defaulted Interest Amount;

(4)           if, as of the Determination Date relating to such Payment Date (after giving effect to the application of any Principal Proceeds on such Payment Date), the Par Value Test is not satisfied, to the payment of the principal on the Class A Loan until the Par Value Test is satisfied or, if sooner, until the Class A Loan is paid in full;

(5)          any remaining Interest Proceeds to the Holder of the Class B Notes (which payment shall not reduce the Aggregate Outstanding Amounts of such Notes).

(ii)           Principal Proceeds (excluding Securitization Sale Proceeds). On each Payment Date that is not (x) a Tax Redemption Date, (y) the Stated Maturity Date or (z) a Payment Date following an acceleration of the Debt as a result of the occurrence and continuation of an Event of Default, Principal Proceeds (excluding, for the avoidance of doubt, Securitization Sale Proceeds) with respect to the related Due Period shall be distributed in the following order of priority:

(1)            to the payment of the amounts referred to in clauses (1) through (3) of Section 11.1(a)(i) in the same order of priority specified therein, but only to the extent not paid in full thereunder;

(2)           if, as of the Determination Date relating to such Payment Date, the Par Value Test is not satisfied, to the payment of the principal on the Class A Loan to the extent necessary to cause the Par Value Test to be satisfied or, if sooner, until the Class A Loan has been paid in full;

(3)             [reserved];

(4)            any Principal Proceeds (excluding, for the avoidance of doubt, Securitization Sale Proceeds) remaining shall be applied as follows:

(A)              prior to the occurrence of the Class A Loan Principal Trigger Event, 100% of any such Principal Proceeds to the payment of principal of the Class A Loan until the Class A Loan has been paid in full;

(B)              from and during the occurrence of the Class A Loan Principal Trigger Event, to the payment of principal of the Class A Loan in an amount equal to the product of (x) the sum of such remaining Principal Proceeds plus the amount of any such Principal Proceeds distributed on such Payment Date hereof multiplied by (y) 75%;

(5)            any remaining Principal Proceeds (excluding, for the avoidance of doubt, Securitization Sale Proceeds) shall be applied as follows:

(A)              to the payment of principal of the Class B Notes until the Class B Notes have been paid in full; then

(B)                any remaining Principal Proceeds to the Holder of the Class B Notes.

(iii)           Securitization Sale Proceeds. On each Payment Date that is not (x) a Tax Redemption Date, (y) the Stated Maturity Date or (z) a Payment Date following an acceleration of the Debt as a result of the occurrence and continuation of an Event of Default, Securitization Sale Proceeds with respect to the related Due Period shall be distributed in the following order of priority:

(1)           to the payment of the amounts referred to in clauses (1) through (3) of Section 11.1(a)(i) in the same order of priority specified therein, but only to the extent not paid in full thereunder;

(2)          if, as of the Determination Date relating to such Payment Date, the Par Value Test is not satisfied, to the payment of the principal on the Class A Loan to the extent necessary to cause the Par Value Test to be satisfied or, if sooner, until the Class A Loan has been paid in full;

(3)             [reserved];

(4)        any Securitization Sale Proceeds remaining shall be applied as follows (provided, that for purposes of determining amounts distributable pursuant to sub-clause (A), (B) and (C) of this Section 11.1(a)(iii)(4) on any applicable Mortgage Asset, any amounts distributed from Securitization Sale Proceeds on the related Payment Date pursuant to clauses (1) through (3) of this Section 11.1(a)(iii) shall be deemed to be allocated to such Mortgage Asset pro rata (based on the amount of Securitization Sale Proceeds received from such Mortgage Asset on the related Payment Date, in proportion to the aggregate amount of Securitization Sale Proceeds to be distributed on such Payment Date pursuant to clause (4) of this Section 11.1(a)(iii))):

(A)              if such Securitization Sale Proceeds are received in connection with a repurchase and sale of a Mortgage Asset listed on Schedule D-1 hereto, to the payment of principal of the Class A Loan in an amount equal to the product of (x) the sum of the amount of such Securitization Sale Proceeds for such Mortgage Asset plus the amount of any such Securitization Sale Proceeds distributed pursuant to clauses (1) through (3) of this Section 11.1(a)(iii) deemed allocated to such Mortgage Asset on such Payment Date multiplied by (y) the Class A Loan Pro Rata Funding Percentage immediately prior to such Payment Date;

(B)              if such Securitization Sale Proceeds are received in connection with a repurchase and sale of a Mortgage Asset listed on Schedule D-2 hereto, to the payment of principal of the Class A Loan in an amount equal to the product of (x) the sum of the amount of such Securitization Sale Proceeds for such Mortgage Asset plus the amount of any such Securitization Sale Proceeds distributed pursuant to clauses (1) through (3) of this Section 11.1(a)(iii) deemed allocated to such Mortgage Asset on such Payment Date on such Payment Date multiplied by (y) 75%; and

(C)              if such Securitization Sale Proceeds are received in connection with a repurchase and sale of a Mortgage Asset listed on Schedule

D-3 hereto, to the payment of principal of the Class A Loan in an amount equal to the product of (x) the sum of the amount of such Securitization Sale Proceeds for such Mortgage Asset plus the amount of any such Securitization Sale Proceeds distributed pursuant to clauses (1) through (3) of this Section 11.1(a)(iii) deemed allocated to such Mortgage Asset on such Payment Date on such Payment Date multiplied by (y) 100%;

(5)             any remaining Securitization Sale Proceeds shall be applied as follows:

(A)             to the payment of principal of the Class B Notes until the Class B Notes have been paid in full; then

(B)              any remaining Securitization Sale Proceeds to the Holder of the Class B Notes or at its direction.

(iv)           Redemption/Repayment Dates and Payment Dates During Events of Default and Mortgage Asset Defaults. On (x) any Tax Redemption Date, (y) the Stated Maturity Date or (z) any Payment Date following an acceleration of the Debt as a result of the occurrence and continuation of an Event of Default, all Interest Proceeds (including Default Interest Proceeds), Principal Proceeds (including Sale Proceeds and Securitization Sale Proceeds) and any other amounts in the Payment Account with respect to the related Due Period will be distributed in the following order of priority:

(1)            to the payment of the amounts referred to in clauses (1) and (2) of Section 11.1(a)(i) in the same order of priority specified therein, but only to the extent not paid in full thereunder;

(2)         to the payment of any out-of-pocket expenses of the Issuer, the Collateral Agent, Note Administrator, Custodian, Loan Agent and Trustee (including legal fees and expenses) incurred in connection with an acceleration of the Notes following an Event of Default, including in connection with sale and liquidation of any of the Collateral in connection therewith;

(3)             to the payment of the Class A Loan Interest Distribution Amount, plus, any Class A Loan Defaulted Interest Amount;

(4)              to the payment of principal of the Class A Loan until the Class A Loan has been paid in full; and

(5)              any remaining Interest Proceeds or Principal Proceeds to the Holder of the Class B Notes or at its direction.

(b)          On or before the Business Day prior to each Payment Date, the Issuer shall remit or cause to be remitted to the Collateral Agent for deposit in the Payment Account an amount of Cash sufficient to pay the amounts described in Section 11.1(a) required to be paid on such Payment Date.

(c)         All payments on the Class A Loan shall be deposited into the Class A Loan Account for distribution at the direction of the Loan Agent to such account as the Holders of the Class A Loan may designate from time to time to the Loan Agent. Any payments on the Class B Notes shall be paid to such account as the Holder of the Class B Notes may designate from time to time to the Collateral Agent, which, for the avoidance of doubt, may be an account of the Guarantor or any other Person designated by the Holder of the Class B Notes.

(d)           If on any Payment Date the amount available in the Payment Account from amounts received in the related Due Period are insufficient to make the full amount of the disbursements required by any clause of Section 11.1(a)(i), Section 11.1(a)(ii), Section 11.1(a)(iii) or Section 11.1(a)(iv), such payments will be made to Debtholders of each applicable Class, as to each such clause, ratably in accordance with the respective amounts of such disbursements then due and payable to the extent funds are available therefor.

(e)           In connection with any required payment by the Issuer to the Servicer pursuant to the related Servicing Agreement of any amount scheduled to be paid from time to time between Payment Dates from amounts received with respect to the Mortgage Assets, the Servicer shall be entitled to retain or withdraw such amounts from the Collection Account pursuant to the terms of the related Servicing Agreement.

(f)            Notwithstanding anything to the contrary contained herein, to the extent Securitization Sale Proceeds are to be delivered to the Collateral Agent for distribution pursuant to the Priority of Payments, with respect to any portion of such Securitization Sale Proceeds that are payable to the Holders of the Class B Notes, upon a direction delivered by 100% of the Holders of the Class B Notes and 100% of the Class A Lenders,  in lieu of delivering such amounts to the Collateral Agent for distribution to the Class B Notes, such amounts may be netted and the Collateral Agent shall reflect such netted amount as a payment to the Holders of the Class B Notes.

Article 12

SALE OF mortgage assets; FUTURE FUNDING

Section 12.1.          Sales of Mortgage Assets.

(a)            Except as otherwise expressly permitted or required by this Indenture and Credit Agreement, the Issuer shall not sell or otherwise dispose of any Mortgage Assets. The Issuer may sell a Mortgage Asset in the following circumstances, and the proceeds of any such sales and purchases shall constitute Sale Proceeds or Securitization Sale Proceeds, as applicable, hereunder:

(i)                 in the event any Seller is required to repurchase such Mortgage Asset as a result of a Material Document Defect or Material Breach in accordance with the Mortgage Asset Purchase Agreement, the Collateral Agent shall, on behalf and at the direction of the Issuer, release such Mortgage Asset to the Seller upon such repurchase in exchange for payment of the Par Purchase Price thereof;

(ii)               in the event of a Tax Redemption pursuant to Sections 9.1, respectively, the Collateral Agent shall, on behalf and at the direction of the Issuer, release any or all Mortgage Assets as may be directed by the Holder of the Class B Notes; provided that in the case of a Tax Redemption of the Notes in whole, the applicable Sale Proceeds, together with any other funds available to be used for such Tax Redemption, are sufficient to pay the Total Redemption Price;

(iii)             in the event a Seller has defaulted in the performance of its cure and repurchase obligations under Section 4(i) of a Mortgage Asset Purchase Agreement, and the guarantors thereunder have defaulted in the performance of their guarantee obligations thereunder, and such defaults have not been cured by the later of (x) the expiration of any applicable cure periods set forth in such Mortgage Asset Purchase Agreement and (y) the date that is thirty (30) days after the Collateral Agent having been directed by a Majority of the Controlling Class to pursue remedies against the Seller and such guarantors, a Majority of the Controlling Class may direct the Issuer to sell the related Mortgage Asset, and the Collateral Agent shall, on behalf and at the direction of the Issuer, release such Mortgage Asset as directed by a Majority of the Controlling Class;

(iv)              the Issuer may direct the Collateral Agent to release, on its behalf, the Issuer’s interest in a Mortgage Loan to the holder of the related mezzanine loan if the Issuer is required to do so pursuant to the intercreditor documentation governing such Mortgage Loan (provided the Issuer received the related Par Purchase Price);

(v)                in the event the Seller and/or Issuer desires to acquire a Mortgaged Property relating to a Defaulted Mortgage Asset by foreclosure or a conveyance in lieu of foreclosure, the Collateral Agent shall, on behalf and at the direction of a Majority of the Controlling Class, sell such Defaulted Mortgage Asset to the Seller or its designee at a price equal to the Par Purchase Price;

(vi)              in the event that a Mortgage Asset Future Funding Failure has occurred and is continuing, the Holder of the Class B Notes shall, within thirty (30) days of such occurrence, purchase such Mortgage Asset at a price equal to the Par Purchase Price (and the Collateral Agent shall, on behalf and at the direction of the Issuer, release such Mortgage Asset to the Holder of the Class B Notes upon such purchase);

(vii)            in the event that a Mortgage Asset is a Defaulted Mortgage Asset, the holder of the Class B Notes may at its option, purchase such Mortgage Asset from the Issuer at a price equal to the Par Purchase Price (and the Collateral Agent shall, on behalf and at the direction of the Issuer, release such Mortgage Asset to the Holder of the Class B Notes upon such purchase);

(viii)          in the event that the Class A Lender and the Holder of the Class B Notes disagree as to the action to be taken, or not to be taken, with respect to a proposed bona fide Major Modification requested in good faith, the Holder of the Class B Notes may elect to purchase the related Mortgage Asset at the applicable Par Purchase Price, and at the direction of the Issuer, the Collateral Agent on behalf and at the direction of the Issuer shall release such Mortgage Asset to the Holder of the Class B Notes upon such repurchase; and

(ix)              provided no Event of Default has occurred and is continuing, in the event that the Holder of the Class B Notes elects to repurchase a Mortgage Asset in connection with a commercial real estate collateralized loan securitization transaction that will include such Mortgage Asset as collateral thereunder, the Holder of the Class B Notes may purchase the related Mortgage Asset at the applicable Par Purchase Price, and at the direction of the Issuer, the Collateral Agent on behalf and at the direction of the Issuer shall release such Mortgage Asset to the Holder of the Class B Notes upon such repurchase and sale to the related securitization issuer.

(b)           After the Issuer has notified the Trustee, the Collateral Agent, the Loan Agent and the Note Administrator of a Tax Redemption in accordance with Section 9.1, any disposition of Mortgage Assets shall be effected by the Collateral Agent upon Issuer Order (which shall specify that the conditions above have been met and shall estimate the expected proceeds from the sale of Mortgage Assets) to the Collateral Agent with a copy to the Servicer, the Note Administrator, the Trustee, the Class A Lender and the Loan Agent (directly or by means of participation or other arrangement) in the manner directed by the

Majority of the Class B Notes, and the Collateral Agent shall release in such manner, such Mortgage Assets; provided that:

(i)                 the Sale Proceeds therefrom must be applied on the Tax Redemption Date in accordance with Section 11.1(a)(iv) hereof, and upon any such sale the Collateral Agent shall release the lien of such Mortgage Assets, and the Custodian shall, upon receipt of a Request for Release, release the related Mortgage Asset Files, pursuant to Section 10.6; and

(ii)               in the case of a Tax Redemption of the Notes in whole, the Collateral Agent, on behalf of the Issuer, shall not release (and the Collateral Agent shall not be required to release) Mortgage Assets pursuant to this Section 12.1(b) unless the Issuer has delivered to the Custodian, the Collateral Agent and the Class A Lender an Officer’s Certificate that the Issuer (which the Custodian and Collateral Agent shall be entitled to rely upon) has determined that, based on the estimate of expected proceeds provided in such Officer’s Certificate and its own calculation of the Aggregate Outstanding Amount of, and accrued interest on, the Debt, the Sale Proceeds from the sale of one or more of the Mortgage Assets (and/or any other proceeds contributed to the Issuer from the Notes Investor) and all Cash shall be sufficient to pay the Total Redemption Price and to repay the Class A Loan in full as set forth in the related Redemption Date Statement.

(c)            Under no circumstance shall the Trustee or the Collateral Agent be required to acquire any Mortgage Assets or property related thereto.

(d)           Any Mortgage Asset sold pursuant to this Section 12.1 shall be released from the lien of this Indenture and Credit Agreement.

(e)            Pursuant to the terms of this Indenture and Credit Agreement, any time when the Notes Investor or an affiliate that is wholly-owned by Notes Investor for U.S. federal income tax purposes holds 100% of the Class B Notes, it may contribute additional Cash to the Issuer.

Section 12.2.          [Intentionally Omitted].

Section 12.3.          Future Advances.

(a)                At any time prior to the Stated Maturity Date, in the event a future funding is made or is to be made by the Issuer pursuant to the related Mortgage Asset Documents for a Future Advance Mortgage Asset, the Issuer may submit to the Collateral Agent, the Loan Agent, the Servicer and the Class A Lender a request that the Class A Lender make a Future Advance to the Issuer (each, a “Future Advance Request”). Such Future Advance Request shall identify the Future Advance Mortgage Asset, include the related Future Funding Due Diligence and identify the requested Additional Funding Date (which Additional Funding Date shall be no less than ten (10) Business Days after the delivery to Class A Lender of all items in the applicable Future Funding Due Diligence, or such shorter time as may be agreed to by the Class A Lender in its sole discretion). The Class A Lender shall, no less than five (5) Business Days following receipt by the Class A Lender of all of the applicable the applicable Future Funding Due Diligence, notify the Issuer in writing (which may take the form of electronic mail format) whether the Class A Lender has approved or not the proposed Future Funding Amount. The Class A Lender’s failure to respond to the Issuer within the time period set forth in the preceding sentence shall be deemed to be a denial of the Issuer’s request that the Class A Lender approve the proposed Future Advance, unless the Issuer and the Class A Lender have agreed otherwise in writing.

(b)                In the event that all of the following conditions are satisfied after the Issuer delivers notice in accordance with Section 12.3(a) above, the Class A Lender shall make an Additional Class A

Loan on such Additional Funding Date on account of such Future Advance in an amount equal to the applicable Class A Loan Additional Funding Amount for such Future Advance pursuant to and in accordance with Section 16.1 and 16.2 (for the avoidance of doubt, Issuer hereby agrees that each Class A Lender shall severally advance its pro rata share (based on its ratable portion of the Aggregate Outstanding Amount of the Class A Loan as identified on the Class A Loan Register) of such Additional Class A Loan pursuant to this Indenture and Credit Agreement):

(i)                 the Class A Lender approves such Additional Class A Loan in its sole and absolute discretion;

(ii)               the Class A Lender has determined in good faith that the applicable funding conditions to such Future Advance in the applicable Mortgage Asset Documents have been or will be satisfied as of the related funding date (or, if such funding conditions are not or will not be satisfied as of the related funding date, that any waiver of such funding conditions is acceptable to Class A Lender in its sole and absolute discretion) and that the Issuer is required to make a Future Advance to the related obligor in accordance with such Mortgage Asset Documents;

(iii)             no Event of Default has occurred and is continuing;

(iv)              the holder of the Class B Notes has contributed the applicable Class B Note Additional Funding Amount for such Future Advance;

(v)                the Issuer advanced such required Future Advance prior to the applicable Additional Funding Date;

(vi)              the related underlying Mortgage Loan is not a Specially Serviced Mortgage Asset;

(vii)            the related Mortgage Asset is not Defaulted Mortgage Asset; and

(viii)          receipt by the Class A Lender of the applicable Additional Class A Loan Fee.

(c)           Upon satisfaction of the conditions set forth in Sections 12.3(a) and (b), the Class A Lender shall fund such Additional Class A Loan to or at the direction of the Issuer. Upon the making such Additional Class A Loan, the Issuer shall provide notice thereof to the Collateral Agent and the Loan Agent and the Aggregate Outstanding Amount of the Class A Loan shall be increased by the Class A Loan Additional Funding Amount.

(d)           The Issuer acknowledges and agrees that, with respect to any Future Advance Mortgage Asset and whether or not the Class A Lender advances any Additional Class A Loan hereunder because the conditions set forth in Sections 12.3(a) and (b) are not satisfied or otherwise, the Issuer shall advance, as and when required under the related Mortgage Asset Documents, any and all Future Advances required thereunder. In connection therewith, the Holder of the Class B Notes shall contribute Cash to the Issuer in an amount equal to the applicable Class B Note Additional Funding Amount in order to ensure that the Issuer has sufficient Cash to fund all Future Advances in full, in which case the Issuer shall provide notice thereof to the Collateral Agent and the Loan Agent, and the Class B Note shall be increased by the applicable Class B Note Additional Funding Amount. In the event that the conditions set forth in Sections 12.3(a) and (b) are later satisfied with respect to a Future Advance and the Class A Lender makes an Additional Class A Loan in accordance with Section 12.3(b) and (c) hereof, the Issuer shall provide notice thereof to the Collateral Agent and the Loan Agent, and the Class B Note shall be reduced by the applicable Class A Loan Additional Funding Amount for such Future Advance.

Section 12.4.          [Intentionally Omitted].

Section 12.5.          Conditions Applicable to all Transactions Involving Sale.

(a)           Any transaction effected after the Closing Date under Article 5, Article 9 or this Article 12 (other than pursuant to Section 12.1(a)(i)) shall be conducted on an arms’ length basis and if effected with the Issuer, the Trustee, the Servicer or any Affiliate of any of the foregoing, shall be effected at fair market value on terms at least as favorable to the Debtholders as would be the case if such Person were not so Affiliated. None of the Trustee, Note Administrator, Collateral Agents or Loan Agent shall have any responsibility to oversee compliance with this clause by the other parties.

Article 13

DEBTHOLDERS’ RELATIONS

Section 13.1.          Subordination.

(a)            Notwithstanding anything in this Indenture and Credit Agreement or the Debt to the contrary, the Issuer and the Holders agree, for the benefit of the Holder of the Class A Loan, that the rights of the Holder of the Class B Notes shall be subordinate and junior to the Class A Loan to the extent and in the manner set forth in Article 11; provided that on each Tax Redemption Date and each Payment Date following the occurrence and continuation of the acceleration of the Debt following the occurrence of an Event of Default, all accrued and unpaid interest on and outstanding principal on the Class A Loan shall be paid pursuant to Section 11.1(a)(iv) in full in Cash or, to the extent of the Holder of the Class A Loan’s consent, other than in Cash, before any further payment or distribution is made on account of any Class of Notes, to the extent and in the manner provided in Section 11.1(a)(iv).

(b)           In the event that notwithstanding the provisions of this Indenture and Credit Agreement, any Holders of any Class of Debt shall have received any payment or distribution in respect of such Class contrary to the provisions of this Indenture and Credit Agreement, then, unless and until all accrued and unpaid interest on and outstanding principal of all more senior Classes of Debt have been paid in full in accordance with this Indenture and Credit Agreement, such payment or distribution shall be received and held in trust for the benefit of, and shall forthwith be paid over and delivered to, the Collateral Agent, which shall pay and deliver the same to the Holders of the more senior Classes of Debt in accordance with this Indenture and Credit Agreement.

(c)            Each Holder of any Class of Debt agrees with the Collateral Agent on behalf of the Secured Parties that such Holder shall not demand, accept, or receive any payment or distribution in respect of such Notes in violation of the provisions of this Indenture and Credit Agreement including Section 11.1(a) and this Section 13.1; provided, however, that after all accrued and unpaid interest on, and principal of, each Class of Debt senior to such Debt have been paid in full, the Holders of such Class of Debt shall be fully subrogated to the rights of the Holders of each Class of Debt senior thereto. Nothing in this Section 13.1 shall affect the obligation of the Issuer to pay Holders of such Class of Debt any amounts due and payable hereunder.

(d)           The Holders of each Class of Debt agree, for the benefit of all Holders of the Debt, not to institute against, or join any other person in instituting against, the Issuer or any Permitted Subsidiary, any petition for bankruptcy, reorganization, arrangement, moratorium, liquidation or similar proceedings under the laws of any jurisdiction before one (1) year and one (1) day or, if longer, the applicable preference period then in effect, have elapsed since the final payments to the Holders of the Debt.

Section 13.2.          Standard of Conduct.

In exercising any of its or their voting rights, rights to direct and consent or any other rights as a Debtholder under this Indenture and Credit Agreement, a Debtholder or Debtholders shall not have any obligation or duty to any Person or to consider or take into account the interests of any Person and shall not be liable to any Person for any action taken by it or them or at its or their direction or any failure by it or them to act or to direct that an action be taken, without regard to whether such action or inaction benefits or adversely affects any Debtholder, the Issuer, or any other Person, except for any liability to which such Debtholder may be subject to the extent the same results from such Debtholder’s taking or directing an action, or failing to take or direct an action, in bad faith or in violation of the express terms of this Indenture and Credit Agreement.

Article 14

MISCELLANEOUS

Section 14.1.          Form of Documents Delivered to the Trustee and the Collateral Agent.

In any case where several matters are required to be certified by, or covered by an opinion of, any Specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Authorized Officer knows, or in the exercise of due care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer of the Issuer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, the Issuer, the Servicer or any other Person, stating that the information with respect to such factual matters is in the possession of the Issuer, the Servicer or such other Person, unless such Authorized Officer of the Issuer or such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous. Any Opinion of Counsel also may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Authorized Officer of the Issuer or the Servicer on behalf of the Issuer, certifying as to the factual matters that form a basis for such Opinion of Counsel and stating that the information with respect to such matters is in the possession of the Issuer or the Servicer on behalf of the Issuer, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two (2) or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture and Credit Agreement, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture and Credit Agreement it is provided that the absence of the occurrence and continuation of a Default or Event of Default is a condition precedent to the taking of any action by the Trustee, the Note Administrator, the Collateral Agent or the Loan Agent at the request or direction of the Issuer, then notwithstanding that the satisfaction of such condition is a condition precedent to the Issuer’s rights to make such request or direction, the Trustee, the Note Administrator, the Collateral Agent or the Loan Agent shall be protected in acting in accordance with such request or direction if it does not have knowledge of the occurrence and continuation of such Default or Event of Default as provided in Section 6.1(g).

Section 14.2.          Acts of Debtholders.

(a)            Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture and Credit Agreement to be given or taken by Debtholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Debtholders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, the Note Administrator, the Collateral Agent or the Loan Agent, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action or actions embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Debtholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and Credit Agreement and conclusive in favor of the Collateral Agent, the Trustee, the Note Administrator, the Loan Agent and the Issuer, if made in the manner provided in this Section 14.2.

(b)           The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Collateral Agent, the Trustee, the Loan Agent or the Note Administrator deems sufficient.

(c)           The principal amount and registered numbers of Debt held by any Person, and the date of his holding the same, shall be proved by the Notes Register or the Class A Loan Register, as applicable.

(d)           Any request, demand, authorization, direction, notice, consent, waiver or other action by any Debtholder shall bind such Debtholder (and any transferee thereof), in respect of anything done, omitted or suffered to be done by the Collateral Agent, the Trustee, the Note Administrator, the Loan Agent or the Issuer in reliance thereon, whether or not notation of such action is made upon such Debt.

Section 14.3.          Notices, etc.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Debtholders or other documents provided or permitted by this Indenture and Credit Agreement to be made upon, given or furnished to, or filed with and shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing if (a) personally delivered, (b) mailed by registered or certified mail, postage prepaid return receipt requested and received by the addressee, (c) sent by express courier delivery service and received by the addressee or (d) transmitted by e-mail or facsimile transmission (or any other type of electronic transmission agreed upon by the parties) and confirmed by a writing delivered by any of the means described in (a), (b) or (c) in legible form to:

(a)            the Trustee, the Note Administrator, Loan Agent, Custodian and Collateral Agent:

for Note transfer purposes and presentment of the Notes for final payment thereon, Wells Fargo Bank, National Association, Corporate Trust Services Division, Wells Fargo Center, 600 South 4th St., 7th Floor, MAC N9300-070 Minneapolis, Minnesota 55479, Attention: Corporate Trust Services – GP Commercial GS Issuer LLC;

for the delivery of the Mortgage Asset Documents, Wells Fargo Bank, National Association, Corporate Trust Services Division, 1055 10th Avenue SE, Minneapolis, Minnesota, 55414, Attention: GP Commercial GS Issuer LLC; and

for all other purposes, 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Corporate Trust Services (CMBS), GP Commercial GS Issuer LLC;

(b)           the Issuer:

GP Commercial GS Issuer LLC

3 Bryant Park, 24th Floor

New York, New York 10036

Attention: General Counsel

Telephone: (646) 540-7640

Telecopy: (347) 246-4045

Email: legal@gpmtreit.com

and

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, New York 10001-8602
Attention: Sarah Ward, Esq.
Telephone: (212) 735-2126

Telecopy: (212) 777-2126

Email: sarah.ward@skadden.com

(c)            the initial Class A Lender:

Goldman Sachs Bank USA

200 West Street

New York, New York 10282

Attention: Jeffrey Dawkins

with copies to:

Dechert LLP

300 South Tryon Street, Suite 800

Charlotte, North Carolina 28202

Attention: Stewart McQueen

Telephone: (704) 339-3155

Telecopy: (704) 339-3101

(d)           the initial Notes Investor:

GP Commercial GS Issuer Holdings LLC
3 Bryant Park, 24th Floor

New York, New York 10036

Attention: General Counsel

Telephone: (646) 540-7640

Telecopy: (347) 246-4045

Email: legal@gpmtreit.com

(e)           the Servicer:

Trimont Real Estate Advisors, LLC

One Alliance Center

3500 Lenox Road NE, Suite G1

Atlanta, Georgia 30326

Attention: Servicing Department

Telephone: (404) 420-5600

Email: servicernotice@trimontrea.com; and legaldepartment@trimontrea.com

(f)            the Servicer shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by email in legible form, to the Servicer addressed to it at the address set forth in the Servicing Agreement, or at any other address previously furnished in writing to the Issuer, the Note Administrator and the Trustee, including the address set forth at Section 14.3(e).

(g)           the Directing Class Representative and the initial Directing Holder with respect to all of the Mortgage Assets shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing if (a) personally delivered, (b) mailed by registered or certified mail, postage prepaid return receipt requested and received by the addressee, (c) sent by express courier delivery service and received by the addressee or (d) transmitted by e-mail or facsimile transmission (or any other type of electronic transmission agreed upon by the parties) and confirmed by a writing delivered by any of the means described in (a), (b) or (c) in legible form to in legible form, to the Directing Class Representative and such initial Directing Holder addressed to it at 3 Bryant Park, 24th Floor, New York, New York 10036, or at any other address furnished in writing to the Issuer, the Note Administrator and the Trustee.

Section 14.4.          Notices to Holders; Waiver.

Except as otherwise expressly provided herein, where this Indenture and Credit Agreement or the Servicing Agreement provides for notice to Holders of any event:

(a)           such notice shall be sufficiently given to Holders if such notice is made, given, furnished or filed in writing if (a) personally delivered, (b) mailed by registered or certified mail, postage prepaid return receipt requested and received by the addressee, (c) sent by express courier delivery service and received by the addressee or (d) transmitted by e-mail or facsimile transmission (or any other type of electronic transmission agreed upon by the parties) and confirmed by a writing delivered by any of the means described in (a), (b) or (c) in legible form to each Holder affected by such event, at the address of such Holder as it appears in the Notes Register or Class A Loan Register, as applicable, not earlier than the earliest date and not later than the latest date, prescribed for the giving of such notice; and

(b)           such notice shall be in the English language.

The Note Administrator and Loan Agent, as applicable, shall deliver to the Holders any information or notice in its possession, requested to be so delivered by at least 25% of the Holders of any Class of Debt.

Neither the failure to mail any notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.

Where this Indenture and Credit Agreement provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Note Administrator and Loan Agent, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 14.5.          Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 14.6.          Successors and Assigns.

All covenants and agreements in this Indenture and Credit Agreement by the Issuer shall bind its successors and assigns, whether so expressed or not.

Section 14.7.          Severability.

In case any provision in this Indenture and Credit Agreement or in the Debt shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 14.8.          Benefits of Indenture and Credit Agreement.

Nothing in this Indenture and Credit Agreement or in the Debt, expressed or implied, shall give to any Person, other than (a) the parties hereto and their successors hereunder and (b) the Servicer, the Noteholders and the Sponsor (each of whom shall be an express third party beneficiary hereunder), any benefit or any legal or equitable right, remedy or claim under this Indenture and Credit Agreement.

Section 14.9.          Governing Law; Waiver of Jury Trial.

THIS INDENTURE AND CREDIT AGREEMENT AND EACH DEBT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

THE PARTIES HERETO AND EACH DEBTHOLDER HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THIS INDENTURE AND CREDIT AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 14.10.      Submission to Jurisdiction.

Each party hereto irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to the Notes or this Indenture and Credit Agreement, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court. Each party hereto hereby irrevocably waives, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Issuer hereby irrevocably consents to the service of any and all process in any action or proceeding by the delivery of copies of such process to the Issuer’s agent set forth in Section 7.2. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Section 14.11.      Counterparts.

This Indenture and Credit Agreement shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature; or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the UCC (collectively, “Signature Law”), in each case, to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Indenture and Credit Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

Section 14.12.      Reserved.

Section 14.13.      Reserved.

Section 14.14.      Confidential Information.

(a)            None of the Class A Lender, Trustee, Custodian, Collateral Agent, Loan Agent and Note Administrator shall disclose the Confidential Information to any third party; provided that the Class A Lender, Trustee, Custodian, Collateral Agent, Loan Agent and Note Administrator may deliver or disclose Confidential Information, as applicable, to:

(i)                 such Person’s directors, trustees, managers, members, officers, employees, agents, attorneys and affiliates (collectively, “Representatives”) and their Representatives who need to know such information in connection with the making, holding, administering and/or transferring all or a portion of the Class A Loan and/or performing its obligations under this Indenture and Credit Agreement, the Servicing Agreement and the other Transaction Documents (it being understood and agreed that such Person shall advise such Representatives of their obligations concerning the confidentiality of such information and shall instruct such Representatives not to disclose such information except as permitted by this Indenture and Credit Agreement or the other Transaction Documents);

(ii)               such Person’s legal advisors, financial advisors and other professional advisors who need to know such information in connection with the making, holding, administering and/or transferring all or a portion of the Class A Loan and/or performing its obligations under this Indenture and Credit Agreement, the Servicing Agreement and the other Transaction Documents and have been advised to hold confidential the Confidential Information substantially in accordance with the terms of this Section 14.14;

(iii)             any Holder of a Note, or any of the other parties to this Indenture and Credit Agreement or the other Transaction Documents;

(iv)              any prospective purchaser of all or a portion of the Class A Loan; provided that such prospective purchaser first executes a confidentiality agreement with the Class A Lender substantially similar in substance as this Section 14.14 with respect to the Confidential Information;

(v)                any Federal or state or other regulatory, governmental or judicial authority having or claiming jurisdiction over such Person;

(vi)              any other Person with the written consent of the Notes Investor;

(vii)            any other Person to which such delivery or disclosure is required under this Indenture and Credit Agreement or the other Transaction Documents; or

(viii)          any other Person to which such delivery or disclosure may be necessary or appropriate (A) to effect compliance with any law, rule, regulation or order applicable to such Person (unless prohibited by applicable law, rule, order or decree or other requirement having the force of law), (B) in response to any subpoena or other legal process upon prior notice to the Issuer (unless prohibited by applicable law, rule, order or decree or other requirement having the force of law), or (C) in connection with any litigation to which such Person is a party upon prior notice to the Issuer (unless prohibited by applicable law, rule, order or decree or other requirement having the force of law).

Each of the Class A Lender, Trustee, Custodian, Collateral Agent, Loan Agent and Note Administrator agrees that it shall use the Confidential Information and disclose Confidential Information as provided for in clauses (i) through (viii) above, in each case for the sole purpose of making, holding, administering and/or transferring all or a portion of the Class A Loan and/or performing its obligations and/or exercising its rights under this Indenture and Credit Agreement, the Servicing Agreement and the other Transaction Documents. In the event the Class A Lender receives a request to disclose any Confidential Information pursuant to clause (viii) above, except for disclosures pursuant to regulatory supervisory oversight, to the extent reasonably practicable under the circumstances and unless prohibited by applicable law, rule, order or decree or other requirement having the force of law, each of the Class A Lender, Trustee, Custodian, Collateral Agent, Loan Agent and Note Administrator agrees that it shall (a) promptly notify the Notes Investor thereof and (b) if disclosure is required on advice of counsel, use reasonable efforts to cooperate with the Notes Investor, at the expense of the Notes Investor, in any attempt that the Notes Investor makes to obtain an order or other reliable assurance that confidential treatment will be accorded to the Confidential Information so disclosed; provided, however, that such reasonable consultation or cooperation does not cause the Class A Lender, Trustee, Custodian, Collateral Agent, Loan Agent or Note Administrator to be in violation of the terms of any such request to disclose.

(b)           For the purposes of this Section 14.14, “Confidential Information” means information delivered to the Class A Lender, Trustee, Custodian, Collateral Agent, Loan Agent and Note Administrator in connection with and relating to the transactions contemplated by or otherwise pursuant to this Indenture and Credit Agreement and/or the other Transaction Documents (including, without limitation, the existence and terms of this Indenture and Credit Agreement, the Servicing Agreement and the other Transaction Documents); provided that such term does not include information that (i) was publicly known or otherwise known to such Person prior to the time of such disclosure, (ii) subsequently becomes publicly known other than as a result of a disclosure by such Person or its Representatives in violation of this Section or (iii) is or becomes available to such Person from a third party not known by such Person to be in breach of any legal or contractual obligation not to disclose such information to such Person.

Section 14.15.      Patriot Act Compliance.

In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (“Applicable Law”), the Collateral Agent, the Loan Agent, the Trustee and Note Administrator may be required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Trustee or Note Administrator, as the case may be. Accordingly, each of the parties agrees to provide to the Collateral Agent, the Loan Agent, the Trustee and the Note Administrator, upon its request from time to time, such identifying information and documentation as may be available for such party in order to enable the Collateral Agent, the Loan Agent, the Trustee and the Note Administrator, as applicable, to comply with Applicable Law.

Section 14.16.      The Collateral Agent and the Loan Agent.

(a)            In connection with any requirement for the Collateral Agent to provide notice to the Class A Lender, the Collateral Agent shall provide such notice to the Loan Agent who shall provide such notice to the Class A Lender.

(b)           In connection with any requirement for the Collateral Agent to make payments to the Class A Lender, the Collateral Agent shall make such payments to the Loan Agent who shall on the same Business Day, pay the Class A Lender.

(c)           The Loan Agent agrees that promptly after its receipt of each payment from or on behalf of the Issuer in respect of the Class A Loan hereunder, it shall distribute such payment to the Class A Lender.

Article 15

ASSIGNMENT OF THE MORTGAGE ASSET PURCHASE AGREEMENT

Section 15.1.          Assignment of the Mortgage Asset Purchase Agreement.

(a)           The Issuer, in furtherance of the covenants of this Indenture and Credit Agreement and as security for the Notes and amounts payable to the Secured Parties hereunder and the performance and observance of the provisions hereof, hereby collaterally assigns, transfers, conveys and sets over to the Collateral Agent, for the benefit of the Secured Parties (and to be exercised on behalf of the Issuer by persons responsible therefor pursuant to this Indenture and Credit Agreement and the Servicing Agreement), all of the Issuer’s estate, right, title and interest in, to and under the Mortgage Asset Purchase Agreement (now or hereafter entered into), including, without limitation, (i) the right to give all notices, consents and releases thereunder, (ii) the right to give all notices of termination and to take any legal action upon the breach of an obligation of a Seller or the Guarantor thereunder, including the commencement, conduct and consummation of proceedings at law or in equity, (iii) the right to receive all notices, accountings, consents, releases and statements thereunder and (iv) the right to do any and all other things whatsoever that the Issuer is or may be entitled to do thereunder; provided, however, that the Issuer reserves for itself a license to exercise all of the Issuer’s rights pursuant to the Mortgage Asset Purchase Agreements without notice to or the consent of the Collateral Agent or any other party hereto (except as otherwise expressly required by this Indenture and Credit Agreement, including, without limitation, as set forth in Section 15.1(f)) which license shall be and is hereby deemed to be automatically revoked upon the occurrence of an Event of Default hereunder until such time, if any, that such Event of Default is cured or waived. If a Seller or the Guarantor shall have failed to perform its cure and repurchase obligations under Section 4(i) of the Mortgage Asset Purchase Agreement, the Collateral Agent, upon written direction of the Majority of the Controlling Class, shall proceed to protect and enforce its rights and the rights of the Debtholders thereunder by such Proceedings as directed by a Majority of the Controlling Class.

(b)           The assignment made hereby is executed as collateral security, and the execution and delivery hereby shall not in any way impair or diminish the obligations of the Issuer under the provisions of the Mortgage Asset Purchase Agreement, nor shall any of the obligations contained in such Mortgage Asset Purchase Agreement be imposed on the Collateral Agent.

(c)            Upon the repayment in full of the Secured Obligations and the release of the Collateral from the lien of this Indenture and Credit Agreement, this assignment and all rights herein assigned to the Collateral Agent for the benefit of the Secured Parties shall cease and terminate and all the estate, right, title and interest of the Collateral Agent in, to and under the Mortgage Asset Purchase Agreement shall revert to the Issuer and no further instrument or act shall be necessary to evidence such termination and reversion.

(d)           The Issuer represents that it has not executed any assignment of any Mortgage Asset Purchase Agreement other than this collateral assignment.

(e)            The Issuer agrees that this assignment is irrevocable, and that it shall not take any action which is inconsistent with this assignment or make any other assignment inconsistent herewith. The Issuer shall, from time to time upon the request of the Collateral Agent, execute all instruments of further assurance and all such supplemental instruments with respect to this assignment as the Collateral Agent may specify.

(f)             The Issuer hereby agrees, and hereby undertakes to obtain the agreement and consent of each Seller in the Mortgage Asset Purchase Agreement to the following:

(i)                 the Seller consents to the provisions of this collateral assignment and agrees to perform any provisions of this Indenture and Credit Agreement made expressly applicable to the Seller pursuant to such Mortgage Asset Purchase Agreement;

(ii)               such Seller acknowledges that the Issuer is collaterally assigning all of its right, title and interest in, to and under such Mortgage Asset Purchase Agreement to the Collateral Agent for the benefit of the Secured Parties, and such Seller agrees that all of the representations, covenants and agreements made by such Seller in such Mortgage Asset Purchase Agreement are also for the benefit of, and enforceable by, the Collateral Agent on behalf of the Secured Parties;

(iii)             such Seller shall deliver to the Trustee duplicate original copies of all notices, statements, communications and instruments delivered or required to be delivered to the Issuer pursuant to such Mortgage Asset Purchase Agreement; and

(iv)              none of the Issuer or such Seller shall enter into any agreement amending, modifying or terminating such Mortgage Asset Purchase Agreement (other than in respect of an amendment or modification to cure any inconsistency, ambiguity or manifest error) without the consent of the Majority of the Controlling Class.

Article 16

CLASS A LOAN; THE LOAN AGENT

Section 16.1.          The Class A Loan.

(a)           The Class A Lender shall, on the Closing Date, and subject to the terms and conditions hereof, make the Class A Loan to the Issuer in an amount of $349,290,789.98. References herein to the Issuer with respect to the Class A Loan shall mean the Issuer as borrower of the Class A Loan.

(b)           In connection with Future Advances, in accordance with Article 12 hereof, the Class A Lender may, but shall not be required to, make Additional Class A Loans to the Issuer. Each Additional Class A Loan shall be in an amount equal to the Class A Loan Additional Funding Amount and shall be added to the Aggregate Outstanding Amount of the Class A Loan and shall be part of the Class A Loan for all purposes of this Indenture and Credit Agreement.

(c)           The Issuer is not engaged in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Class A Loan made to the Issuer or the Class B Notes issued by the Issuer will be used directly or indirectly to purchase or carry any such Margin Stock, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry Margin Stock, to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates, or is inconsistent with, the provisions of Regulations T or U of the Board of Governors of the Federal Reserve System or Regulations B, X or Z of the CFPB.

(d)           Other than as expressly provided for hereunder, the Issuer shall not be permitted (and the Issuer shall not) prepay the Class A Loan.

(e)           Notwithstanding anything in the Indenture and Credit Agreement to the contrary, the Issuer may, at its option and upon not less than two (2) days’ prior written notice to the Collateral Agent, the Loan Agent, the Class A Lender, the Note Administrator and the Trustee, prepay the Class A Loan in part from time to time on a Payment Date; provided that such prepayment (i) shall include all accrued and unpaid interest on and principal of the Class A Loan and all other amounts (without duplication) then due and payable on the Class A Loan under the Transaction Documents through and including the date such Class A Loan is prepaid in part and (ii) such prepayment shall include the applicable Minimum Interest Amount for such partial prepayment, if any, on the Class A Loan; provided, however, no such Minimum Interest Amount shall be payable (x) in the event that the Mortgage Assets related to such partial prepayment are immediately contributed by Issuer (or any affiliate or subsidiary of any GPMT Entity) into any securitization of mortgage loans and/or mezzanine loans in which the Class A Lender (or any affiliate or subsidiary of Class A Lender) receives a co-management fee in connection with such securitization transaction, (y) with respect to any prepayment to the extent made in connection with a prepayment or repayment by the underlying obligor, and (z) in connection with any repayment made pursuant to the repurchase of a Defaulted Mortgage Asset in accordance with Section 12.1(a)(v) and Section 12.1(a)(vii) (except if such Mortgage Asset Default occurred as a result of the manufacture of, or collusion by any GPMT Entity, as determined by the Class A Lender Representative is its sole and reasonable discretion); provided, further that the Issuer may not re-borrow the Class A Loan after prepayment or repayment thereof but may borrow Additional Class A Loans. Notwithstanding anything herein to the contrary, no sale or disposition of any other Mortgage Asset by the Collateral Agent will be made in connection with a prepayment of the Class A Loan. The amount of any such prepayment shall be allocated pro rata to each Mortgage Asset as a reduction of the outstanding Principal Balance of each Mortgage Asset.

(f)            Provided no Event of Default has occurred and is continuing, the Issuer shall, at its option, and upon not less than thirty (30) days’ prior written notice to the Collateral Agent, the Loan Agent, the Class A Lender, the Note Administrator and the Trustee, have the right to prepay the Class A Loan in whole, but not in part, on any Payment Date thereafter (the date of such prepayment, the “Class A Loan Full Prepayment Date”); provided that (i) such prepayment shall include all accrued and unpaid interest on and principal of the Class A Loan and all other amounts (without duplication) then due and payable on the Class A Loan under the Transaction Documents through and including such Class A Loan Full Prepayment Date, (ii) such prepayment shall include the applicable Minimum Interest Amount, if any, on the Class A Loan as of such Class A Loan Full Prepayment Date and (iii) such prepayment shall include such amounts of accrued and unpaid fees to the Collateral Agent, Note Administrator, the Loan Agent, the Trustee and the Custodian in respect of their services; provided, however, no such Minimum Interest Amount shall be payable in the event that the Mortgage Assets hereunder are immediately contributed by Issuer (or any affiliate or subsidiary of any GPMT Entity) into any securitization of mortgage loans and/or mezzanine loans in which the Class A Lender (or any affiliate or subsidiary of Class A Lender) receives a co-management fee in connection with such securitization transaction.

Section 16.2.          Funding of the Borrowing.

(a)           No later than 10:00 a.m. (New York time) on the Closing Date and each Additional Funding Date, the Class A Lender shall make available the Class A Loan (including an Additional Class A Loan, as the case may be). Such amounts shall be made available in Dollars, and in immediately available funds to the account specified by the Issuer.

(b)           In connection with each Class A Loan (including any Additional Class A Loan), each Class A Lender shall severally advance its pro rata share (based on its ratable portion of the Aggregate Outstanding Amount of the Class A Loan as identified on the Class A Loan Register) of such Class A Loan (including any Additional Class A Loan) pursuant to this Indenture and Credit Agreement.

Section 16.3.          Class A Lender Promissory Note.

(a)           On the Closing Date, the Issuer shall, if requested by the Class A Lender (i) sign a Class A Lender Promissory Note in the name of the Class A Lender in the initial principal amount set forth in Section 16.1, plus such other amount as may be agreed by the Issuer and the Class A Lender (including, without limitation, any Additional Class A Loan), which such Class A Lender Promissory Note shall be dated as of the Closing Date and substantially in the form of Exhibit A (a “Class A Lender Promissory Note”) and (ii) deliver such Class A Lender Promissory Note to the Loan Agent on behalf of the Class A Lender for delivery by the Loan Agent to the Class A Lender.

(b)           The Issuer hereby irrevocably authorizes the Class A Lender to make (or cause to be made) appropriate notations on its internal records or on the grid attached to its Class A Lender Promissory Note (or on a continuation of such grid attached to such Class A Lender Promissory Note and made a part thereof), which notations shall evidence, inter alia, the date of, the Aggregate Outstanding Amount of, and the interest rate applicable to, the Class A Loan (including any Additional Class A Loans) evidenced thereby. Subject to Section 16.22, the notations on such internal records or on each such grid indicating the Aggregate Outstanding Amount of the Class A Loan (including Additional Class A Loans) shall be prima facie evidence (absent manifest error) of the principal amount thereof owing and unpaid, but the failure to record any such amount, or any error therein, shall not limit or otherwise affect the obligations of the Issuer hereunder or under any Class A Lender Promissory Note to make payment of principal of or interest on the Class A Loan (including Additional Class A Loans) when due. Notwithstanding anything to the contrary contained above in this Section 16.3 or elsewhere in this Indenture and Credit Agreement, Class A Lender Promissory Notes shall be delivered only to the Class A Lender if at any time the Class A

Lender specifically requests the delivery of such Class A Lender Promissory Notes. No failure of the Class A Lender to request or obtain a Class A Lender Promissory Note evidencing the Class A Loan shall affect or in any manner impair the obligations of the Issuer to pay the Class A Loan that would otherwise be evidenced thereby in accordance with the requirements of this Indenture and Credit Agreement. If at any time (including, without limitation, to replace any Class A Lender Promissory Note that has been destroyed or lost), the Class A Lender requests the delivery of a Class A Lender Promissory Note to evidence the Class A Loan, the Issuer shall promptly execute and deliver to the Class A Lender the requested Class A Lender Promissory Note in the appropriate amount or amounts to evidence the Class A Loan; provided that, in the case of a substitute or replacement Class A Lender Promissory Note, the Issuer shall have received from such requesting Class A Lender (i) an affidavit of loss or destruction and (ii) a customary lost/destroyed Class A Lender Promissory Note indemnity, in each case, in form and substance reasonably acceptable to the Issuer and such requesting Class A Lender, and duly executed by such requesting Class A Lender.

Section 16.4.          Payment of Principal and Interest and Other Amounts; Principal and Interest Rights Preserved.

(a)           The Class A Loan shall accrue interest during each Interest Accrual Period at the Class A Loan Rate with respect to each Mortgage Asset and such interest will be payable in arrears on each Payment Date on the Aggregate Outstanding Amount thereof (determined, with respect to each Mortgage Asset, based on the Principal Balance of such Mortgage Asset and the aggregate Principal Balance of all Mortgage Assets) on the first day of the related Interest Accrual Period (after giving effect to payments of principal thereof on such date). To the extent lawful and enforceable, interest on any interest that is not paid when due on the Class A Loan shall accrue at the Class A Loan Rate applicable until paid as provided herein.

(b)           The principal of the Class A Loan matures at par and is due and payable on the date of the Stated Maturity Date, unless such principal has been previously repaid or unless the unpaid principal of the Class A Loan becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise. The payment of principal on the Class A Loan is subordinated to the payment on each Payment Date of certain other amounts in accordance with the Priority of Payments. Payments of principal of the Class A Loan in connection with a Mandatory Clean-Up Event or Tax Redemption will be made in accordance with Section 9.1 and the Priority of Payments.

(c)           The Issuer shall make payments of Sale Proceeds to the Class A Lender in the manner provided for in, and pursuant to, the Priority of Payments.

(d)           As a condition to the payment of principal, interest and other amounts of the Class A Loan without the imposition of U.S. withholding tax, the Issuer shall require certification acceptable to it to enable the Issuer, the Trustee, the Collateral Agent, the Loan Agent and the Paying Agent to determine their duties and liabilities with respect to taxes or other charges that they may be required to deduct or withhold from payments in respect of the Class A Loan under any present or future law or regulation of the United States or any present or future law or regulation of any political subdivision thereof or taxing authority therein or to comply with any reporting or other requirements under any such law or regulation. Such certification may include U.S. federal income tax forms, such as IRS Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Individuals)), IRS Form W-8BEN-E (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Entities), IRS Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-Through Entity or Certain U.S. Branches for United States Tax Withholding and Reporting), IRS Form W-9 (Request for Taxpayer Identification Number and Certification), or IRS Form W-8ECI (Certificate of Foreign Person’s Claim that Income Is Effectively Connected with the Conduct of a Trade or Business in the United States) or any successors to such IRS forms) (together with all required attachments). In addition, each of the Issuer, the Trustee, the Collateral Agent, the Loan Agent or any Paying Agent may require certification acceptable to it to enable the Issuer to qualify for a reduced rate of withholding in any jurisdiction from or through which the Issuer receives payments on its Collateral. The Class A Lender agrees to provide any certification requested pursuant to this Section 16.4(d), or upon it becoming obsolete or inaccurate in any respect to update or replace such form or certification in accordance with its terms or its subsequent amendments.

Section 16.5.          Interest Rules and Calculations.

(a)           The Class A Lender hereby consents to the Issuer’s appointment of the Collateral Agent to serve as Calculation Agent under this Indenture and Credit Agreement. All computations of interest of the Class A Loan shall be made by the Calculation Agent in accordance with the provisions of this Indenture. All other calculations regarding the Class A Loan shall be made by the Loan Agent.

(b)           In no event shall the rate of interest applicable to the Class A Loan exceed the maximum rate permitted by Applicable Law.

(c)           Upon an assignment of the Class A Loan pursuant to Section 16.15, unless otherwise directed by the assignor Class A Lender, the assigned Class A Loan shall trade without accrued interest and the Loan Agent shall, in accordance with the Priority of Payments on the Payment Date immediately succeeding the date of assignment, disburse to (i) the assignor Class A Lender, the interest accrued on such assigned Class A Loan from and including the previous Payment Date (or in the case of the first Interest Accrual Period, the Closing Date) to but excluding such date of assignment and (ii) the assignee Class A Lender, the interest accrued on such assigned Class A Loan from and including such date of assignment to but excluding such Payment Date.

Section 16.6.          Method and Place of Payment.

To the extent funds are available pursuant to the Priority of Payments, all payments by the Issuer of principal and interest and other amounts in respect of the Class A Loan hereunder shall be made in Dollars. Except as otherwise specifically provided herein all payments under this Indenture and Credit Agreement shall be made to the Class A Loan Account and the Loan Agent shall direct Collateral Agent to forward such funds to such account as the Holders of the Class A Loan may designate from time to time to the Collateral Agent and the Loan Agent, not later than 3:00 p.m. (New York time) on the date when due and shall be made in immediately available funds at the Corporate Trust Office of the Loan Agent. Any payments under this Indenture and Credit Agreement which are made later than 3:00 p.m. (New York time) shall be deemed to have been made on the succeeding Business Day. The Class A Lender shall be paid interest accrued on the Class A Loan it holds for each day it holds the Class A Loan (but excluding any date of assignment) during an Interest Accrual Period on the related Payment Date (in the case of an assignment of the Class A Loan, regardless of whether or not it holds the Class A Loan on such Payment Date).

Section 16.7.          Maintenance of Office or Agency.

(a)           The Issuer hereby appoints the Wells Fargo Bank, National Association, as Loan Agent for payments on the Class A Loan and to maintain the Class A Loan Register as set forth in Section 16.22.

(b)           The Issuer may at any time and from time to time vary or terminate the appointment of any such agent or appoint any additional agents for any or all of such purposes and shall give prompt written notice to the Trustee, the Loan Agent, the Collateral Agent and the Class A Lender of

the appointment or termination of any such agent and of the location and any change in the location of any office or agency.

Section 16.8.          Money for Debt Payments to be Held in Trust.

All payments of amounts due and payable with respect to the Class A Loan that are to be made from amounts withdrawn from the Payment Account shall be deposited in the Class A Loan Account and made on behalf of the Issuer by the Loan Agent with respect to payments on the Class A Loan.

Section 16.9.          Appointment.

The Class A Lender hereby designates Wells Fargo Bank, National Association to act as Loan Agent for the Class A Lender hereunder. By becoming a party to this Indenture and Credit Agreement, the Class A Lender hereby irrevocably authorizes the Loan Agent to take such action on its behalf under the provisions of this Indenture and Credit Agreement and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Loan Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Loan Agent may perform any of its duties hereunder or thereunder by or through its respective officers, directors, agents, employees or affiliates.

Section 16.10.      Certain Duties and Responsibilities of the Loan Agent.

(a)           The Class A Lender hereby designates and appoints the Loan Agent as its agent under this Indenture and Credit Agreement and hereby authorizes the Loan Agent to take such action on its behalf under the provisions of this Indenture and Credit Agreement and to exercise such powers and perform such duties as are expressly delegated to the Loan Agent by the terms of this Indenture and Credit Agreement, together with such powers as are reasonably incidental thereto. The Loan Agent shall not have or be deemed to have any fiduciary relationship with the Class A Lender, the Trustee, any Holder or the Issuer, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture and Credit Agreement or otherwise exist against the Loan Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture and Credit Agreement with reference to the Loan Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b)           The Loan Agent undertakes to perform such duties and only such duties as are set forth in this Indenture and Credit Agreement, and no implied covenants or obligations shall be read into this Indenture and Credit Agreement against the Loan Agent; and in the absence of manifest error, or bad faith on its part, Loan Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Loan Agent, and conforming to the requirements of this Indenture and Credit Agreement; provided, however, that in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Loan Agent, the Loan Agent shall be under a duty to examine the same to determine whether or not they substantially conform to the requirements of this Indenture and Credit Agreement and shall promptly notify the party delivering the same if such certificate or opinion does not conform. If a corrected form shall not have been delivered to the Loan Agent within fifteen (15) days after such notice from the Loan Agent shall notify the party providing such instrument and requesting the correction thereof.

(c)            In case an Event of Default actually known to a Bank Officer of the Loan Agent has occurred and is continuing, the Loan Agent shall take such actions (including providing direction to the Collateral Agent on behalf of the Class A Lender) as instructed by the Class A Lender.

(d)           If in performing its duties under this Indenture and Credit Agreement, the Loan Agent is required to decide between alternative courses of action, the Loan Agent may request written instructions from the Class A Lender as to courses of action desired by it. If the Loan Agent does not receive such instructions within two (2) Business Days after it has requested them, it may, but shall be under no duty to, take or refrain from taking such action. The Loan Agent shall act in accordance with instructions received after such two (2) Business Day period except to the extent they have already taken, or committed itself to take, action inconsistent with such instructions. The Loan Agent shall be entitled to request and rely on the advice of legal counsel and Independent accountants in the performance of its duties hereunder, in each case selected in good faith and, with due care, with regard to legal or accounting questions, as applicable, arising out of the performance of its duties hereunder and be deemed to have acted in good faith and shall not be subject to any liability if it acts in reasonable reliance thereon, in good faith and in accordance with such advice or opinion.

(e)            No provision of this Indenture and Credit Agreement shall be construed to relieve the Loan Agent from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that the Loan Agent shall not be liable:

(i)                 for any error of judgment made in good faith by a Bank Officer, unless it shall be proven that the Loan Agent was grossly negligent in ascertaining the pertinent facts; or

(ii)               with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Issuer and/or the Holder of the Class A Loan relating to the time, method and place of conducting any Proceeding for any remedy available to the Loan Agent in respect of the Class A Loan or exercising any trust or power conferred upon the Loan Agent under this Indenture and Credit Agreement.

(f)            No provision of this Indenture and Credit Agreement shall require the Loan Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers contemplated hereunder, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it unless such risk or liability relates to its ordinary services under this Indenture and Credit Agreement, except where this Indenture and Credit Agreement provides otherwise.

(g)           The Loan Agent shall not be liable to the Class A Lender for any action taken or omitted by it at the direction of the Issuer, the Servicer, the Controlling Class, the Trustee, the Note Administrator and/or a Class A Lender under circumstances in which such direction is required or permitted by the terms of this Indenture and Credit Agreement.

(h)                For all purposes under this Indenture and Credit Agreement, the Loan Agent shall not be deemed to have notice or knowledge of any Event of Default, Class A Loan Principal Trigger Event or Mortgage Asset Default, unless a Bank Officer of the Loan Agent has actual knowledge thereof or unless written notice of any event which is in fact such an Event of Default or Mortgage Asset Default is received by the Loan Agent at its Corporate Trust Office, and such notice references the Class A Loan and this Indenture and Credit Agreement. For purposes of determining the Loan Agent’s responsibility and liability hereunder, whenever reference is made in this Indenture and Credit Agreement to such an Event of Default or a Default, such reference shall be construed to refer only to such an Event of Default or Default of which the Loan Agent is deemed to have notice as described in this Section 16.10(h). The availability or delivery

(including pursuant to this Indenture and Credit Agreement) of reports or other documents (including news or other publicly available reports or documents) to the Loan Agent shall not constitute actual or constructive knowledge or notice of in-formation contained in or determinable from those reports or documents, except for such reports or documents that this Indenture or Credit Agreement expressly requires the Loan Agent to review or is otherwise a notice addressed to Loan Agent.

(i)                 The Loan Agent shall, upon reasonable prior written notice, permit the Issuer and its designees, during its normal business hours, to review all books of account, records, reports and other papers of the Loan Agent relating to the Class A Loan and to make copies and extracts therefrom (the reasonable out-of-pocket expenses incurred in making any such copies or extracts to be reimbursed to the Loan Agent, as applicable, by such Person).

Section 16.11.      Certain Rights of the Loan Agent.

Except as otherwise provided in Section 16.10:

(a)                the Loan Agent may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note, other paper, electronic communication or document believed by it in good faith to be genuine and to have been signed, sent or presented by the proper party or parties;

(b)                any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order, as the case may be;

(c)                whenever in the administration of this Indenture and Credit Agreement the Loan Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Loan Agent (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate;

(d)                as a condition to the taking or omitting of any action by it hereunder, the Loan Agent may consult with counsel (including with respect to any matters, other than factual matters, in connection with the execution by the Loan Agent of a supplemental indenture and credit agreement pursuant to Section 8.3) selected in good faith and with due care with regard to legal questions arising in connection therewith and shall be deemed to have acted in good faith and shall not be subject to any liability if it acts in reasonable reliance thereon, in good faith and in accordance with the advice or opinion issued by such counsel in connection therewith;

(e)                the Loan Agent shall not be under any obligation to exercise or to honor any of the rights or powers vested in it by this Indenture and Credit Agreement at the request or direction of Class A Lender pursuant to this Indenture and Credit Agreement, or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of the Class A Lender unless the Class A Lender shall have offered to the Loan Agent indemnity acceptable to it against the costs, expenses and liabilities which might reasonably be incurred by them in compliance with such request or direction;

(f)                 the Loan Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note, other paper, electronic communication or documents and shall be entitled to rely conclusively thereon;

(g)                the Loan Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and upon any such appointment of an agent or attorney and shall not be responsible for any misconduct or negligence on the part of any attorney or agent appointed by it with due care, provided that the Loan Agent will provide notice of any such appointment to the Debtholders, such agent or attorney shall be conferred with all the same rights, indemnities, and immunities as the Loan Agent;

(h)                the Loan Agent shall not be liable for any action it takes or omits to take in good faith that it reasonably and prudently believes to be authorized or within its rights or powers hereunder;

(i)                 the Loan Agent shall not be responsible for the accuracy of the books or records of, or for any acts or omissions of any Transfer Agent, any Calculation Agent (other than the Loan Agent itself acting in that capacity) or any Paying Agent (other than the Loan Agent itself acting in that capacity);

(j)                 the Loan Agent shall not be liable for the actions or omissions of the Class A Lender, the Issuer, the Servicer, the Trustee, or the Note Administrator; and without limiting the foregoing, The Loan Agent shall not be under any obligation to verify compliance by any party hereto with the terms of this Indenture and Credit Agreement (other than itself) to verify or independently determine the accuracy of information received by it from the Servicer (or from any selling institution, agent bank, trustee or similar source) with respect to the Mortgage Assets;

(k)                to the extent any defined term hereunder, or any calculation required to be made or determined by the Loan Agent hereunder, is dependent upon or defined by reference to GAAP, the Loan Agent shall be entitled to request and receive (and rely upon) instruction from the Issuer or the accountants appointed pursuant to Section 16.11(g) as to the application of GAAP in such connection, in any instance;

(l)                 the Loan Agent shall not have any responsibility to the Issuer or the Secured Parties hereunder to make any inquiry or investigation as to, and shall have no obligation in respect of, the terms of any engagement of Independent accountants by the Issuer;

(m)               in determining any affiliations of the Class A Lender with any party hereto or otherwise, the Loan Agent shall be entitled to request and conclusively rely on a certification provided by the Class A Lender;

(n)                in no event shall the Loan Agent be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Loan Agent has been advised of the likelihood of such loss or damage and regardless of the form of action;

(o)                the Loan Agent shall not be required to give any bond or surety in respect of the execution of the trusts created hereby or the powers granted hereunder;

(p)                in no event shall the Loan Agent be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like which restrict or prohibit the providing of the services contemplated by this Indenture and Credit Agreement, inability to obtain material, equipment, or communications or computer facilities, or the failure of equipment or interruption of communications or computer facilities, any act or provision of any present or future governmental authority, labor disputes, disease, epidemic, pandemic, quarantine, national emergency, loss or malfunction of utilities or computer software or hardware, the unavailability of the

Federal Reserve Bank wire or telex or other wire or communication facility and other causes beyond the Loan Agent’s control, as applicable, whether or not of the same Class or kind as specifically named above;

(q)                except as otherwise expressly set forth in this Indenture and Credit Agreement, Wells Fargo Bank, National Association, acting in any particular capacity hereunder will not be deemed to be imputed with knowledge of (i) Wells Fargo Bank, National Association acting in any capacity hereunder or in a capacity that is unrelated to the transactions contemplated by this Indenture and Credit Agreement, where some or all of the obligations performed in such capacities are performed by one or more employees within the same Corporate Trust Office of Wells Fargo Bank, National Association or where the Corporate Trust Office responsible for performing the obligations in such capacities have one or more of the same Bank Officers; and

(r)                 nothing herein shall require the Loan Agent to act in any manner that is contrary to applicable law.

Section 16.12.      Not Responsible for Recitals or Incurrence of Loans.

The recitals contained herein and in any Class A Lender Promissory Note shall be taken as the statements of the Issuer, and the Loan Agent shall not assume any responsibility for their correctness. The Loan Agent shall not make any representation as to the validity or sufficiency of this Indenture and Credit Agreement, the Collateral or the Class A Loan. The Loan Agent shall not be accountable for the use or application by the Issuer of the Class A Loan or the proceeds thereof or any amounts paid to the Issuer pursuant to the provisions hereof.

Section 16.13.      May Hold Loans.

The Loan Agent or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of the Class A Loan and may otherwise deal with the Issuer or any of their Affiliates with the same rights it would have if it were not the Loan Agent or such other agent.

Section 16.14.      Amounts Held in Trust.

Amounts held by the Loan Agent hereunder shall be held to the extent required herein. The Loan Agent shall be under no liability for interest on any amounts received by it hereunder, except in its capacity as the Securities Intermediary to the extent of income or other gain on investments which are deposits in or certificates of deposit of the Securities Intermediary in its commercial capacity.

Section 16.15.      Holders of Class A Lender Promissory Note; Transferee of Assignment and Assumption Agreement.

(a)                The Loan Agent shall deem and treat the Holder of any Class A Lender Promissory Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Loan Agent and the requirements set forth in Section 16.21 have been satisfied. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the Holder of any Class A Lender Promissory Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Class A Lender Promissory Note or of any Class A Lender Promissory Note issued in exchange therefor.

(b)                The Loan Agent shall deem and treat the transferee of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 16.21 subject to recordation in the

Class A Loan Register, as the Class A Lender under this Indenture and Credit Agreement with all of the same rights and obligations as a Holder of the Class A Lender Promissory Note, whether or not such Class A Lender requests a Class A Lender Promissory Note pursuant to Section 16.21, for all purposes hereof unless and until the Loan Agent receives and accepts a subsequent Assignment and Assumption Agreement properly executed and delivered pursuant to Section 16.21.

Section 16.16.      Compensation and Reimbursement.

(a)                The Issuer agrees, in each case without duplication with respect to any expense reimbursements, indemnification payments or other payments made to Wells Fargo Bank, National Association in its capacity as Custodian, Note Administrator or Collateral Agent, whether pursuant to the Servicing Agreement or this Indenture and Credit Agreement:

(i)           to pay the Loan Agent, the Collateral Agent, Trustee, Loan Agent and Note Administrator Fee in accordance with the Priority of Payments for all services rendered by such party hereunder;

(ii)          except as otherwise expressly provided herein, to reimburse the Loan Agent in a timely manner upon its request for all reasonable out-of-pocket and documented expenses (including the reasonable fees and expenses of third-party attorneys, advisers, accountants and experts employed hereunder), disbursements and advances incurred or made by the Loan Agent in connection with its performance of its obligations under, or otherwise in accordance with any provision of this Indenture and Credit Agreement, the Servicing Agreement, the Account Control Agreement and the Securities Account Control Agreement;

(iii)         to indemnify the Loan Agent and its Officers, directors, employees and agents for, and to hold them harmless against, any loss, liability or expense (including the reasonable fees and expenses of third-party attorneys) incurred without gross negligence, willful misconduct or bad faith on their part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder or any other Transaction Document or the enforcement of this Section and whether such loss, liability or expense arises from a claim by a Debtholder, the Class A Lender, the Issuer or any other Person; and

(iv)        to pay the Loan Agent reasonable additional compensation together with its expenses (including reasonable counsel fees) for any collection or enforcement action taken pursuant to Section 5.4 hereof.

(b)                The Issuer may remit payment for such fees and expenses to the Loan Agent or, in the absence thereof, the Note Administrator may from time to time deduct payment of their fees and expenses hereunder from amounts on deposit in the Payment Account in accordance with the Priority of Payments.

(c)                The Loan Agent hereby agrees not to cause the filing of a petition in bankruptcy against the Issuer or any Permitted Subsidiary until at least one (1) year and one (1) day (or, if longer, the applicable preference period then in effect) after the payment in full of all of the Class A Loan issued under this Indenture and Credit Agreement. This provision shall survive termination of this Indenture and Credit Agreement and the resignation or removal of the Loan Agent.

(d)                The Loan Agent agrees that the payment of all amounts to which it is entitled pursuant to Section 16.16(a)(i) – (iv) shall be subject to the Priority of Payments, shall be payable only to the extent funds are available in accordance with such Priority of Payments, shall be payable solely from the Collateral and following realization of the Collateral, any such claims of the Loan Agent against the Issuer, and all obligations of the Issuer, shall be extinguished. The Loan Agent will be a Secured Party hereunder; provided that the Loan Agent shall not institute any proceeding for enforcement of any liens except in connection with an action taken pursuant to Section 5.3 hereof.

(e)                The Loan Agent shall receive amounts pursuant to Section 16.16(a)(i) – (iv) only to the extent that such payment is made in accordance with the Priority of Payments and the failure to pay such amounts to the Loan Agent will not, by itself, constitute an Event of Default. Subject to Section 16.18, the Loan Agent shall continue to serve under this Indenture and Credit Agreement notwithstanding the fact that the Loan Agent shall not have received amounts due to it hereunder; provided that the Loan Agent shall not be required to expend any funds or incur any expenses unless reimbursement therefor is reasonably assured to it. No direction by a Majority of the Controlling Class shall affect the right of the Loan Agent to collect amounts owed to it under this Indenture and Credit Agreement.

(f)                 If on any Payment Date, an amount payable to the Loan Agent pursuant to this Indenture and Credit Agreement is not paid because there are insufficient funds available for the payment thereof, all or any portion of such amount not so paid shall be deferred and payable on any later Payment Date on which sufficient funds are available therefor in accordance with the Priority of Payments.

The obligations of the Issuer under this Section shall survive the resignation or removal of the Loan Agent and the satisfaction and discharge of this Indenture and Credit Agreement.

Section 16.17.      Loan Agent Required; Eligibility.

There shall at all times be a Loan Agent which shall be (a) an organization or entity organized and doing business under the laws of the United States of America or of any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least U.S.$200,000,000, subject to supervision or examination by federal or state authority, or (b) an institution insured by the Federal Deposit Insurance Corporation, that in the case of (a) or (b), has a long-term unsecured debt rating of at least “A2” by Moody’s; provided, that with respect to the Loan Agent, it may maintain a long-term unsecured debt rating of at least “Baa1” by Moody’s and a short-term unsecured debt rating of at least “P-2” by Moody’s so long as the Servicer maintains a long-term unsecured debt rating of at least “A2” by Moody’s (the Servicer shall have no obligation to maintain such rating), and having an office within the United States. If such entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 16.17, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Loan Agent shall cease to be eligible in accordance with the provisions of this Section 16.17, the Loan Agent shall resign immediately in the manner and with the effect hereinafter specified in this Article 16.

Section 16.18.      Resignation and Removal of Loan Agent; Appointment of Successor Loan Agent.

(a)                No resignation or removal of the Loan Agent and no appointment of a successor Loan Agent, pursuant to this Article 16 shall become effective until the acceptance of appointment by such successor Loan Agent under Section 16.18(e).

(b)                The Loan Agent may resign at any time by giving written notice thereof to the Collateral Agent, Issuer, the Servicer, the Debtholders, the Note Administrator and the Trustee. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor Loan Agent, as the case may be, by written instrument, in duplicate, executed by an Authorized Officer of the Issuer, one copy of which shall be delivered to the Loan Agent so resigning and one copy to the successor Loan Agent, together with a copy to each Holder, the Servicer and the parties hereto; provided that such successor Loan Agent shall be appointed only upon the written consent of the Class A Lender or, at any time when an Event of Default shall have occurred and be continuing or when a successor Loan Agent has been appointed pursuant to Section 16.18(e), by Act of the Class A Lender. If no successor Loan Agent shall have been appointed and an instrument of acceptance by a successor Loan Agent shall not have been delivered to the within thirty (30) days after the giving of such notice of resignation, the resigning Loan Agent, the Class A Lender, on behalf of himself and all others similarly situated, or the Loan Agent may petition any court of competent jurisdiction for the appointment of a successor Loan Agent, as the case may be, at the expense of the Issuer. No resignation or removal of the Loan Agent and no appointment of a successor Loan Agent will become effective until the acceptance of appointment by the successor Loan Agent, as applicable.

(c)                The Loan Agent may be removed at any time upon thirty (30) days’ notice by Act of a Supermajority of the Debt or when a successor Loan Agent has been appointed pursuant to Section 16.18(e), by Act of Class A Lender, in each case, upon written notice delivered to the parties hereto.

(d)                If at any time:

(i)           the Loan Agent shall cease to be eligible under Section 16.17 and shall fail to resign after written request therefor by the Issuer or by any Holder; or

(ii)          the Loan Agent shall become incapable of acting or there shall be instituted any proceeding pursuant to which it could be adjudged as bankrupt or insolvent or a receiver or liquidator of a Loan Agent or of its respective property shall be appointed or any public officer shall take charge or control of the Loan Agent or of its respective property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case (subject to Section 16.18(a)), (a) the Issuer, by Issuer Order, may remove the Loan Agent, or (b) subject to Section 5.15, the Class A Lender may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Loan Agent and the appointment of a successor thereto.

(e)                If the Loan Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Loan Agent for any reason, the Issuer, by Issuer Order, shall promptly appoint a successor Loan Agent, and the successor Loan Agent so appointed shall, forthwith upon its acceptance of such appointment, become the successor Loan Agent, as the case may be. If the Issuer fails to appoint a successor Loan Agent within thirty (30) days after such resignation, removal or incapability or the occurrence of such vacancy, a successor Loan Agent may be appointed by Act of the Class A Lender delivered to the Servicer and the parties hereto, including the retiring Loan Agent, and the successor Loan Agent so appointed shall, forthwith upon its acceptance of such appointment, become the successor Loan Agent, as applicable, and supersede any successor Loan Agent proposed by the Issuer. If no successor Loan Agent shall have been so appointed by the Issuer or the Class A Lender and shall have accepted appointment in the manner hereinafter provided, subject to Section 5.15, the Class A Lender, on behalf of itself and all others similarly situated, or the Loan Agent may petition any court of competent jurisdiction for the appointment of a successor Loan Agent.

(f)                 The Issuer shall give prompt notice of each resignation and each removal of the Loan Agent and each appointment of a successor Loan Agent by delivering written notice of such event by first class mail, postage prepaid, or by electronic transmission (including email, subject to the relevant requirements of the Servicing Agreement, Section 14.3 and Section 14.4, as applicable) to the Servicer, the parties hereto, and to the Holders of the Debt as their names and addresses appear in the Class A Loan Register or the Notes Register, as applicable. Each notice shall include the name of the successor Loan Agent, and the address of its Corporate Trust Office. If the Issuer fails to mail such notice within ten (10) days after acceptance of appointment by the successor Loan Agent, the successor Loan Agent shall cause such notice to be given at the expense of the Issuer. The resignation or removal of a Loan Agent in any capacity in which it is serving hereunder shall be deemed a resignation or removal, as applicable, in each of the other capacities in which it serves hereunder.

Section 16.19.      Acceptance of Appointment by Successor Loan Agents.

Every successor Loan Agent appointed hereunder shall execute, acknowledge and deliver to the Servicer, and the parties hereto including the retiring Loan Agent, as the case may be, an instrument accepting such appointment. Upon delivery of the required instruments, the resignation or removal of the retiring Loan Agent shall become effective and such successor Loan Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of the retiring Loan Agent, as the case may be; but, on request of the Issuer or Class A Lender or the successor Loan Agent, such retiring Loan Agent shall, upon payment of its indemnities and other amounts then unpaid, execute and deliver an instrument transferring to such successor Loan Agent all the rights, powers and trusts of the retiring Loan Agent, as the case may be, and shall duly assign, transfer and deliver to such successor Loan Agent all property and amounts held by such retiring Loan Agent hereunder, subject nevertheless to its lien, if any, provided for in Section 16.16(d). Upon request of any such successor Loan Agent, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Loan Agent all such rights, powers and trusts.

No successor Loan Agent shall accept its appointment unless at the time of such acceptance such successor shall be qualified and eligible under this Article 16.

Section 16.20.      Merger, Conversion, Consolidation or Succession to Business of Loan Agent.

Any corporation or banking association into which the Loan Agent may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which the Loan Agent, shall be a party, or any corporation or banking association succeeding to all or substantially all of the corporate trust business of the Loan Agent, shall be the successor of the Loan Agent hereunder; provided that with respect to the Loan Agent, such corporation or banking association shall be otherwise qualified and eligible under this Article 16, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

Section 16.21.      Assignment of Class A Loan.

(a)                Upon receipt of the Assignment and Assumption Agreement acknowledged by the Loan Agent, the Class A Lender may assign all or a portion of its rights and obligations under this Indenture and Credit Agreement (including the Class A Loan and, if applicable, such Class A Lender’s Class A Lender Promissory Note, if any), in whole or in part, to (i) unless an Event of Default shall have occurred and be continuing, a Qualified Transferee that is not a Prohibited Transferee and (ii) if an Event of Default shall have occurred and be continuing, any Person. If any Class A Lender so sells or assigns all or any portion of its rights hereunder or, if applicable, under the Class A Lender Promissory Note, any reference in this Indenture and Credit Agreement or the Class A Lender Promissory Note to such assigning Class A Lender shall thereafter refer to such Class A Lender and to the respective assignee to the extent of their respective interests and the respective assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights and benefits as it would if it were such assigning Class A Lender. Each assignment pursuant to this Section 16.21 shall be effected by the assigning Class A Lender and the assignee Class A Lender executing an Assignment and Assumption Agreement, which Assignment and Assumption Agreement shall be substantially in the form of Exhibit D (appropriately completed) (an “Assignment and Assumption Agreement”). In the event of, and at the time of any assignment pursuant to this Section 16.21, (i) this Indenture and Credit Agreement shall be deemed to be amended to reflect the Class A Lender Promissory Note (or the portion of the Class A Loan for such assignee) of the respective assignee (which shall result in a direct reduction to the Class A Lender Promissory Note (or the portion of the Class A Loan for such assigning Class A Lender) of the assigning Class A Lender), and (ii) the Issuer shall, if requested by the assignee and/or the assigning Class A Lender, issue a new Class A Lender Promissory Note to the respective assignee and/or to the assigning Class A Lender, as applicable, in conformity with the requirements of this Section 16.21. No transfer or assignment under this Section 16.21 shall be effective until recorded by the Loan Agent on the Class A Loan Register pursuant to Section 16.22. To the extent of any assignment pursuant to this Section 16.21, the assigning Class A Lender shall be relieved of its obligations hereunder with respect to its assigned portion of the Class A Loan (including any Class A Lender Promissory Note). If any transfer or assignment of a portion of the Class A Loan will result in Goldman Sachs Bank USA no longer holding a Majority of the Class A Loan, such transfer or assignment shall be subject to the consent of the Issuer, such consent not to be unreasonably withheld. Each Class A Lender and the Issuer agree to execute such documents (including amendments to this Indenture and Credit Agreement and the other Transaction Documents (to the extent authorized to do so under such Transaction Documents)) as shall be necessary to effect the foregoing. Nothing in this Indenture and Credit Agreement shall prevent or prohibit the Class A Lender from pledging the Class A Lender Promissory Note or the Class A Loan to a Federal Reserve Bank in support of borrowings made by the Class A Lender from such Federal Reserve Bank. Goldman Sachs Bank USA, or an affiliate thereof shall (i) at all times own and hold at least twenty-five percent (25%) (by Aggregate Outstanding Amount) of the Class A Loan and (ii) serve as the representative of the Class A Lenders hereunder (the “Class A Lender Representative”) unless, in each case, Goldman Sachs Bank USA (or, as applicable, its affiliate) is removed by a Majority of Class A Lenders (x) following an Event of Default hereunder, (y) upon the commencement of bankruptcy or for failing, in any material respect, to perform its obligations hereunder or (z) for Goldman Sachs Bank USA (and its affiliates) ceasing (or being required to cease) doing business in the commercial real estate industry. If Goldman Sachs Bank USA is no longer the Class A Lender Representative, the holders of a Majority of the Aggregate Outstanding Amount of the Class A Loan shall immediately appoint a successor Class A Lender Representative and notify the Issuer, the Servicer, the Trustee, the Note Administrator, the Collateral Agent and the Loan Agent of such appointment. The Class A Lender Representative shall act on behalf of the Class A Lenders under this Indenture and Credit Agreement and the other Transaction Documents and shall exercise all rights of the Class A Lenders under this Indenture and Credit Agreement and the other Transaction Documents (including, without limitation, as the Controlling Class hereunder), and the Issuer, the Servicer, the Trustee, the Note Administrator, the Collateral Agent and the Loan Agent shall be entitled to and protected in relying on statements from the Class A Lender Representative that the requisite votes or consents have been obtained from the Class A Lenders.

(b)                With the consent of all of the Class A Lenders, as certified by the Class A Lender Representative to the Issuer, the Servicer, the Trustee, the Note Administrator, the Collateral Agent and the Loan Agent, the Class A Lenders may request, subject to the terms of this Indenture and Credit Agreement, the Issuer to exchange the Class A Lender Promissory Notes (the “Original Notes”) for amended and restated Class A Lender Promissory Notes or additional Class A Lender Promissory Notes (in either case, “New Notes”) reallocating the principal and/or interest of the Original Notes to such New Notes; structuring such New Notes as pari passu or senior/subordinate notes, or severing the Original Notes into one or more further “component” notes in the aggregate principal amount equal to the then outstanding principal balance of the Original Notes; provided that (i) the aggregate principal balance of all outstanding New Notes following such amendments is no greater than the aggregate principal of the Original Notes prior to such amendments, (ii) immediately after giving effect to such amendments, the weighted average interest rate of the Class A Lender Promissory Notes will be equal to the initial weighted average interest rate of the Class A Lender Promissory Notes immediately prior to such amendments, (iii) such reallocated or component notes shall be automatically subject to the terms of this Indenture and Credit Agreement, (iv) after giving effect to such amendments, payments of principal when an Event of Default has not occurred (or if it has occurred, is not continuing) shall be made on a pro rata and pari passu basis to all of the Class A Lender Promissory Notes, (v) after giving effect to such amendments, the rights and obligations of the Holders of the Class A Lender Promissory Notes on an aggregate basis shall be identical to the rights and obligations of the Holders of the Class A Lender Promissory Notes immediately prior to such amendments, and (vi) the Class A Lenders deliver to the Issuer a written opinion, in a form and substance reasonably acceptable to the Issuer, of nationally recognized legal counsel nationally experienced in such matters (upon which both the Issuer and the Sponsor shall be entitled to rely), that such amendments will not cause the Issuer or the Collateral (or any portion of the Issuer or the Collateral or Sponsor) to be treated as a taxable mortgage pool for U.S. federal income tax purposes and that such amendment will not result in a significant modification within the meaning of Section 1001 of the Code and the Treasury Regulations thereunder with respect to the Class A Loan. If the Issuer so requests, the initial Holders of the New Notes (and any subsequent Holders of such Notes) shall execute a confirmation of the continuing applicability of this Indenture and Credit Agreement to the New Notes, as so modified. In connection with the foregoing (provided the conditions set forth in clauses (i) through (vi), as certified by the Class A Lender Representative, on which certification the Issuer can rely), the Issuer, the Trustee, the Note Administrator, the Collateral Agent and the Loan Agent shall reasonably cooperate with the Class A Lenders to amend this Indenture and Credit Agreement for the purpose of reflecting such reallocation of principal and the requested exchange of Class A Lender Promissory Notes. The Class A Lender Representative shall continue to represent the Holders of the Class A Loan.

Section 16.22.      Class A Loan Register.

The Class A Lender hereby acknowledges that the Loan Agent will serve as the Issuer’s agent, solely for purposes of this Section 16.22, to maintain a register (the “Class A Loan Register”) in the United States on which it shall record the names and addresses of each Class A Lender, the Class A Loan (and transfers thereof) made by each such persons, the principal amount and stated interest of each such Person in the Class A Loan and each repayment in respect of the principal amount (and related interest amounts) of the Class A Loan. Failure to make any such recordation, or any error in such recordation shall not affect the Issuer’s obligations in respect of the Class A Loan. For the avoidance of doubt, the Class A Loan Register is intended to be and shall be maintained so as to cause the Class A Loan to be considered issued in registered form under Treasury Regulations Section 5f.103-1(c) or proposed Section 1.163-5 of such regulations and any applicable amended or successor regulations. With respect to the Class A Lender, the transfer of the rights to the principal of, and interest on, the Class A Loan made by the Class A Lender shall not be effective until such transfer is recorded on the Class A Loan Register maintained by the Loan Agent with respect to ownership of the Class A Loan as provided in this Section 16.22 and prior to such recordation all amounts owing to the transferor with respect to the Class A Loan shall remain owing to the transferor. The registration of assignment or transfer of all the Class A Loan shall be recorded by the Loan Agent on the Class A Loan Register only upon the acceptance by the Loan Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 16.21. Coincident with the delivery of such an Assignment and Assumption Agreement to the Loan Agent for acceptance and registration of assignment or transfer of the Class A Loan, or as soon thereafter as practicable, the assigning or transferor Class A Lender shall surrender its Class A Lender Promissory Note, if any, and thereupon one or more new Class A Lender Promissory Notes in the same aggregate principal amount shall, if requested by the assignee or transferee Class A Lender be issued to the assignee or transferee Class A Lender.

The Loan Agent shall make such Class A Loan Register available to the Collateral Agent, the Trustee and the Issuer upon request therefor.

Section 16.23.      Distributions.

On each Payment Date on which amounts are received by the Loan Agent for distribution to the Class A Lenders pursuant to Section 11.1 of hereof, the Loan Agent shall distribute such amounts to the Class A Lenders, pro rata, allocated based on amounts due thereto. The Securities Intermediary shall, on or prior to the Closing Date, establish a single, segregated trust account in the name of the Issuer for the benefit of the Collateral Agent, which shall be designated as the “Class A Loan Account,” which shall be held in trust for the benefit of the Class A Lender and over which the Collateral Agent shall have exclusive control and the sole right of withdrawal; provided that Collateral Agent shall distribute amounts in the Class A Loan Account at the direction of the Loan Agent. Any and all funds at any time on deposit in, or otherwise to the credit of, the Class A Loan Account shall be held in trust by the Loan Agent for the benefit of the Class A Lender. The only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Class A Loan Account shall be to pay the interest on and the principal of the Class A Loans in accordance with the provisions of this Indenture and Credit Agreement. All funds received in the Class A Loan Account shall remain uninvested.

Article 17

SERVICING

Section 17.1.        Servicing.

(a)                The Issuer shall cause all Mortgage Assets to be serviced by the Servicer (or a replacement Servicer approved by the Majority of the Controlling Class) in accordance with the Servicing Agreement (or a replacement Servicing Agreement acceptable to the Majority of the Controlling Class), in each case in accordance with the Servicing Standard. The Issuer shall obtain the written consent of the Majority of the Controlling Class prior to appointing any replacement Servicer or entering into or amending or modifying any Servicing Agreement with respect to the Mortgage Assets with a Servicer. Upon the occurrence and continuance of an Event of Default, the Majority of the Controlling Class shall have the right to terminate the Servicer and the Servicing Agreement and appoint a replacement Servicer to service and administer the Mortgage Assets. In connection with the foregoing, the Issuer, the Trustee and the Collateral Agent shall reasonably cooperate with the Controlling Class in effecting such replacement and termination.

(b)                Subject to the Mortgage Asset Documents, the terms of the Servicing Agreement and the Servicing Standard, the Servicer shall have full power and authority, acting alone and/or through one or more Affiliates, vendors or other third parties for the performance of incidental services of the Servicer hereunder, such as performing inspections or monitoring insurance and/or taxes; provided that the Servicer shall remain obligated and liable to the Issuer for the servicing and administering of the Mortgage Assets in accordance with the provisions of the Servicing Agreement hereof without diminution of such obligation or liability by virtue of such contract. The Servicer shall be obligated to pay all fees and expenses of any Affiliates, vendors or other third parties out of its Servicing Fee.

(c)                The Servicer may enter into sub-servicing agreements with sub-servicers (so long as such sub-servicer is a Qualified Servicer and, so long as the Class A Loan is Outstanding, the Class A

Lender Representative approves such sub-servicer and sub-servicing agreement), to do or cause to be done any and all things in connection with such servicing and administration that it may deem, in its reasonable judgment, necessary or desirable; provided that the Servicer shall remain obligated and liable to the Issuer for the servicing and administering of the Mortgage Assets in accordance with the provisions of the Servicing Agreement without diminution of such obligation or liability by virtue of such Sub-Servicing Agreement and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Assets. References in this Indenture and Credit Agreement and the related Servicing Agreement to actions taken or to be taken by the Servicer in servicing the Mortgage Assets include actions taken or to be taken by a sub-servicer on behalf of the Servicer. For purposes of this Indenture and Credit Agreement, the Servicer shall be deemed to have received any payment in respect of a Mortgage Asset when the applicable or related sub-servicer receives such payment. The Servicer shall be obligated to pay all fees and expenses of any sub-servicer out of its Servicing Fee. Any sub-servicing agreement entered into by Servicer (or a side letter agreement entered into by the Servicer, the applicable sub-servicer, the Issuer and the Class A Lender (for so long as the Class A Loan is Outstanding)) shall (x) conform to the provisions in this Section 17.1, (y) provide that it shall terminate automatically upon the termination of the Servicer and (z) terminate, at the option of a Majority of the Controlling Class, upon the occurrence and continuance of an Event of Default hereunder.

(d)                The Issuer and the Class A Lender hereby approve the Servicing Agreement. The Issuer shall not cause or permit the Servicing Agreement to be amended, modified or supplemented without the consent of a Majority of the Holders of the Controlling Class.

(e)                In no event shall the Issuer be permitted to acquire a Mortgaged Property by foreclosure or a conveyance in lieu of foreclosure.

Section 17.2.        Servicing Termination.

The Issuer and the Controlling Class agree that (i) the Issuer shall have the right to terminate the Servicing Agreement as set forth in the Servicing Agreement and appoint a new Servicer to service the Mortgage Assets pursuant to a new Servicing Agreement acceptable to the Issuer and the Class A Lender Representative prior to the occurrence and continuance of an Event of Default hereunder and (ii) the Controlling Class shall have the right, on behalf of the Issuer, to terminate the Servicing Agreement as set forth in the Servicing Agreement and appoint a new Servicer to service the Mortgage Assets pursuant to a new Servicing Agreement acceptable to the Majority of the Controlling Class upon the occurrence and continuance of an Event of Default hereunder. In connection with the foregoing, the Issuer and the Collateral Agent shall reasonably cooperate with the Issuer or the Controlling Class, as applicable, in effecting such appointment.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Indenture and Credit Agreement as of the day and year first above written.

GP COMMERCIAL GS ISSUER LLC, as Issuer

By:	/s/ Marcin Urbaszek
Name: Marcin Urbaszek
Title: Vice President, Chief Financial Officer and Treasurer

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee, Collateral Agent and Note Administrator

By:	/s/ Amy Mofsenson
Name: Amy Mofsenson
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Custodian

By:	/s/ Amy Mofsenson
Name: Amy Mofsenson
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Loan Agent

By:	/s/ Amy Mofsenson
Name: Amy Mofsenson
Title: Vice President

Goldman Sachs Bank USA, as Class A Lender

By:	/s/ Jeffrey Dawkins
Name: Jeffrey Dawkins
Title: Authorized Person

[Signature Page]